EXECUTION VERSION AMENDMENT NO. 2 THIS AMENDMENT NO. 2 (this “Agreement”), dated as of May 3, 2023, is entered into by STERIS PLC, a public limited company organized under the laws of Ireland (“STERIS plc”), STERIS LIMITED, a private limited company organized under the laws of England and Wales (“STERIS Limited”), STERIS CORPORATION, an Ohio corporation (“STERIS Corporation”), STERIS IRISH FINCO UNLIMITED COMPANY, a public unlimited company organized under the laws of Ireland (“STERIS Irish FinCo”, and together with STERIS plc, STERIS Limited and STERIS Corporation, the “Borrowers” and, each a “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and each of the entities as Lenders (as defined below) party hereto. RECITALS WHEREAS, the Borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent, are party to the Credit Agreement, dated as of March 19, 2021 (as amended by Amendment No. 1, dated as of January 1, 2022 and as further amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement” and, as amended by this Agreement, the “Amended Credit Agreement”); and WHEREAS, certain loans, commitments and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Dollars incur or are permitted to incur interest, fees or other amounts based on the London interbank offered rate as administered by the ICE Benchmark Administration in accordance with the terms of the Credit Agreement; WHEREAS, pursuant to Section 9.01 of the Credit Agreement, the Borrowers, all Lenders and the Administrative Agent may amend the Credit Agreement as set forth herein; and WHEREAS, in reliance on the foregoing, upon the terms and subject to the conditions set forth in this Agreement, effective as of the Amendment Effective Date (as defined below), the Borrowers, the Lenders party hereto (which Lenders as of the date hereof constitute all Lenders under and as defined in the Credit Agreement) and the Administrative Agent agree to amend the Credit Agreement as set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement. 2. Amendments to the Credit Agreement. (a) The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto. (b) Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced and superseded in all respects by Exhibit B attached hereto. (c) On the Amendment Effective Date, Schedule II to the Credit Agreement is hereby amended by replacing the notice information for the Administrative Agent with: 2 JPMorgan Chase Bank, N.A. 131 S Dearborn St, Floor 04 Chicago, IL, 60603-5506 Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com Agency Withholding Tax Inquiries: Email: agency.tax.reporting@jpmorgan.com Agency Compliance/Financials/Intralinks: Email: covenant.compliance@jpmchase.com 3. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “Amendment Effective Date”): (a) The Administrative Agent (or its counsel) shall have received from each Borrower, each Guarantor, the Administrative Agent and each Lender as of the date hereof a counterpart of this Agreement signed on behalf of such party (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)). (b) The Administrative Agent shall have received on or before the Amendment Effective Date payment of all expenses required to be reimbursed by the Borrowers under the Amended Credit Agreement, for which invoices have been presented to the Borrower at least two (2) Business Days prior to the Amendment Effective Date (including all reasonable and documented fees of counsel to the Administrative Agent). 4. Representations and Warranties. The Loan Parties represent and warrant to the Administrative Agent that, as of the Amendment Effective Date. (a) This Agreement has been duly authorized, executed and delivered by the Loan Parties and continues the legal, valid and binding obligations of each Loan Party party hereto, enforceable against each such Loan Party in accordance with their terms, except as affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and (b) The execution, delivery and performance by each Loan Party of this Agreement (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary organizational action and (iii) do not contravene (A) such Loan Party’s charter or by-laws or other organizational documents or (B) any law, regulation or contractual restriction binding on or affecting such Loan Party and (iv) will not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Consolidated Group, except, in the case of clause (iii)(B) and (iv), as would not be reasonably expected to have a Material Adverse Effect. 5. Reaffirmation; Reference to and Effect on the Loan Documents. (a) From and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless

3 the context otherwise requires, mean and be a reference to the Amended Credit Agreement. This Agreement is a Loan Document. (b) The Loan Documents, and the obligations of the Borrowers under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. (c) Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to novate or discharge its obligations under the Loan Documents. (d) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. (e) In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control. 6. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state. (b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN. 7. Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. 8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or 4 the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. 9. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.02 of the Credit Agreement. 10. Certain Existing LIBOR Borrowings. For the avoidance of doubt and notwithstanding anything to the contrary in the Amended Credit Agreement, Eurocurrency Rate Advances denominated in Dollars outstanding under the Credit Agreement as of the Amendment Effective Date may, in any event, remain outstanding as Eurocurrency Rate Advances pursuant to the terms of the Credit Agreement (prior to giving effect to this Amendment) until the last day of the Interest Period applicable thereto that is in effect on the Amendment Effective Date, with such Eurocurrency Rate Advances permitted to then be converted to Term Benchmark Advances (as defined in the Amended Credit Agreement) on the last day of such Interest Period. [remainder of page intentionally left blank]

[Signature Page to Amendment No. 2] Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written. STERIS PLC, as a Borrower and a Guarantor By: /s/ Michael J.Tokich Name: Michael J. Tokich Title: Senior Vice President and Chief Financial Officer STERIS LIMITED, as a Borrower and a Guarantor By: /s/ Michael J.Tokich Name: Michael J. Tokich Title: Director STERIS CORPORATION, as a Borrower and a Guarantor By: /s/ Michael J.Tokich Name: Michael J. Tokich Title: Senior Vice President and Chief Financial Officer STERIS IRISH FINCO UNLIMITED COMPANY, as a Borrower and a Guarantor By: /s/ Michael J.Tokich Name: Michael J. Tokich Title: Director [Signature Page to Amendment No. 2] JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender By: /s/ Eduardo Lopez Peiro Name: Eduardo Lopez Peiro Title: Vice President

[Signature Page to Amendment No. 2] BANK OF AMERICA, N.A., as a Lender By:/s/H. Hope Walker Name: H. Hope Walker Title: Senior Vice President PNC Bank N.A., as a Lender By:/s/ Joseph G Moran Name: Joseph G Moran Title: Senior Vice President

CITIBANK, N.A., as a Lender By:/s/ Kevin Ciok Name: Kevin Ciok Title: Vice President Sumitomo Mitsui Banking Corporation, as a Lender By:/s/ Cindy Hwee Name: Cindy Hwee Title: Director

Santander Bank, N.A, as a Lender By:/s/ Irv Roa Name: Irv Roa Title: Managing Director U.S. BANK NATIONAL ASSOCIATION, as a Lender By:/s/ Tom Priedeman Name: Tom Priedeman Title: Senior Vice President

[Signature Page to Amendment No. 2] DNB CAPITAL LLC, as a Lender By:/s/ Kristie Li Name: Kristie Li Title: Senior Vice President By:/s/ Dania Hinedi Name: Dania Hinedi Title: Senior Vice President [Signature Page to Amendment No. 2] KeyBank National Association, as a Lender By:/s/ Alyssa Suckow Name: Alyssa Suckow Title: Vice President

HSBC Bank USA, N.A. as a Lender By:/s/ Andrew Rice Name: Andrew Rice Title: Vice President [Signature Page to Amendment No. 2] Svenska Handelsbanken AB (publ), New York Branch, as a Lender By:/s/ Mark Emmett Name: Mark Emmett Title: Vice President By:/s/ Nancy D’Albert Name: Nancy D’Albert Title: Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By:/s/ Nathaniel E. (Ned) Sher Name: Nathaniel E. (Ned) Sher Title: Managing Director [Signature Page to Amendment No. 2] THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender By:/s/ Mike Tkach Name: Mike Tkach Title: Authorized Signatory

Wells Fargo Bank, N.A. as a Lender By:/s/ Andrea S Chen Name: Andrea S Chen Title: Managing Director [Signature Page to Amendment No. 2] The Northern Trust Company as a Lender By:/s/ Andrew D. Holtz Name: Andrew D. Holtz Title: Senior Vice President

Exhibit A (Attached hereto) EXECUTION VERSION EXHIBIT A to Amendment No. 12 $1,250,000,000 CREDIT AGREEMENT Dated as of March 19, 2021 among STERIS PLC, as a Borrower, STERIS LIMITED, as a Borrower, STERIS CORPORATION, as a Borrower, STERIS IRISH FINCO UNLIMITED COMPANY, as a Borrower, The Guarantors Party Hereto, VARIOUS FINANCIAL INSTITUTIONS, as Lenders, and JPMORGAN CHASE BANK, N.A., as Administrative Agent BOFA SECURITIES, INC., CITIBANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Syndication Agents SANTANDER BANK, N.A. and SUMITOMO MITSUI BANKING CORPORATION, as Co-Documentation Agents U.S. BANK NATIONAL ASSOCIATION, DNB CAPITAL LLC and KEYBANK NATIONAL ASSOCIATION, as Senior Managing Agents JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., CITIBANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1
SECTION 1.01 Certain Defined Terms 1
SECTION 1.02 Computation of Time Periods .... ~~47~~46
SECTION 1.03 Accounting Terms .... ~~47~~46
SECTION 1.04 Terms Generally .... ~~48~~47
SECTION 1.05 Currency Translations .... ~~48~~47
SECTION 1.06 Letter of Credit Amounts .... ~~50~~49
SECTION 1.07 Divisions .... ~~50~~49
SECTION 1.08 Interest Rates; Benchmark Notification .... ~~50~~49
ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES .... ~~51~~50
SECTION 2.01 The Advances and Revolving Commitments .... ~~51~~50
SECTION 2.02 Making the Advances .... ~~52~~50
SECTION 2.03 Swingline Advances .... ~~53~~52
SECTION 2.04 Letters of Credit .... ~~56~~55
SECTION 2.05 [Reserved] .... ~~62~~60
SECTION 2.06 Fees .... ~~62~~60
SECTION 2.07 Termination or Reduction of the Commitments .... ~~63~~61
SECTION 2.08 Repayment of Advances .... ~~63~~62
SECTION 2.09 Interest on Advances .... ~~63~~62
SECTION 2.10 Interest Rate Determination .... ~~64~~63
SECTION 2.11 Optional Conversion of Advances .... ~~68~~67
SECTION 2.12 Optional and Mandatory Prepayments of Advances .... ~~68~~67
SECTION 2.13 Increased Costs .... ~~69~~68
SECTION 2.14 Illegality .... ~~71~~69
SECTION 2.15 Payments and Computations .... ~~71~~70
SECTION 2.16 Taxes .... ~~72~~71
SECTION 2.17 Sharing of Payments, Etc .... ~~81~~80
SECTION 2.18 Use of Proceeds and Letters of Credit .... ~~82~~80
SECTION 2.19 Evidence of Debt .... ~~82~~80
SECTION 2.20 Defaulting Lenders .... ~~82~~81

i

SECTION 2.21 Mitigation .... ~~85~~83
SECTION 2.22 VAT .... ~~85~~84
SECTION 2.23 Increases in Revolving Commitments .... ~~86~~85
ARTICLE III CONDITIONS TO CLOSING AND LENDING .... ~~87~~86
SECTION 3.01 Conditions Precedent to Closing Date .... ~~87~~86
SECTION 3.02 Conditions Precedent to Revolving Advances and Letters of Credit after the Closing Date .... ~~90~~88
ARTICLE IV REPRESENTATIONS AND WARRANTIES .... ~~90~~89
SECTION 4.01 Representations and Warranties .... ~~90~~89
ARTICLE V COVENANTS .... ~~94~~93
SECTION 5.01 Affirmative Covenants .... ~~94~~93
SECTION 5.02 Negative Covenants .... ~~99~~97
SECTION 5.03 Financial Covenants .... ~~105~~104
ARTICLE VI EVENTS OF DEFAULT .... ~~105~~104
SECTION 6.01 Events of Default .... ~~105~~104
ARTICLE VII THE AGENTS .... ~~108~~106
SECTION 7.01 Authorization and Action .... ~~108~~106
SECTION 7.02 Administrative Agent Individually .... ~~108~~106
SECTION 7.03 Duties of Administrative Agent; Exculpatory Provisions .... ~~108~~107
SECTION 7.04 Reliance by Administrative Agent .... ~~109~~108
SECTION 7.05 Delegation of Duties .... ~~110~~108
SECTION 7.06 Resignation of Administrative Agent .... ~~110~~108
SECTION 7.07 Non-Reliance on Administrative Agent and Other Lenders; Acknowledgments .... ~~111~~110
SECTION 7.08 Other Agents .... ~~112~~111
SECTION 7.09 Certain ERISA Matters .... ~~113~~111
ARTICLE VIII GUARANTY .... ~~114~~112
SECTION 8.01 Guaranty .... ~~114~~112
SECTION 8.02 No Termination .... ~~114~~113
SECTION 8.03 Waiver by the Guarantors .... ~~114~~113
SECTION 8.04 Subrogation .... ~~114~~113
SECTION 8.05 Waiver of Defenses .... ~~115~~113
SECTION 8.06 Exhaustion of Other Remedies Not Required .... ~~116~~114

ii

SECTION 8.07 Stay of Acceleration .... ~~116~~114
SECTION 8.08 Release of Guarantees .... ~~116~~114
SECTION 8.09 Guaranty Limitations .... ~~117~~115
ARTICLE IX MISCELLANEOUS .... ~~117~~116
SECTION 9.01 Amendments, Etc. .... ~~117~~116
SECTION 9.02 Notices, Etc .... ~~119~~117
SECTION 9.03 No Waiver; Remedies .... ~~120~~119
SECTION 9.04 Costs and Expenses .... ~~120~~119
SECTION 9.05 Right of Setoff .... ~~123~~121
SECTION 9.06 Binding Effect .... ~~123~~122
SECTION 9.07 Assignments and Participations .... ~~123~~122
SECTION 9.08 Confidentiality .... ~~128~~126
SECTION 9.09 [Reserved] .... ~~128~~127
SECTION 9.10 Governing Law .... ~~128~~127
SECTION 9.11 Execution in Counterparts .... ~~129~~127
SECTION 9.12 Jurisdiction, Etc. .... ~~129~~128
SECTION 9.13 Patriot Act Notice .... ~~130~~129
SECTION 9.14 No Advisory or Fiduciary Responsibility .... ~~130~~129
SECTION 9.15 Waiver of Jury Trial .... ~~131~~129
SECTION 9.16 Conversion of Currencies .... ~~131~~129
SECTION 9.17 Designated Borrowers .... ~~131~~130
SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions .... ~~132~~131

iii

SCHEDULES

Schedule I – Commitments
Schedule II – Administrative Agent's Office; Certain Addresses for Notices
Schedule III – Swingline Commitments
Schedule IV – Existing Letters of Credit
Schedule 4.01(f) – Legal Proceedings
Schedule 5.01(i) – Affiliate Transactions
Schedule 5.02(a) – Liens
Schedule 5.02(e) – Subsidiary Indebtedness

EXHIBITS

Exhibit A – Form of Notice of Borrowing
Exhibit B – Form of Assignment and Acceptance
Exhibit C-1 – Form of Tax Compliance Certificate
Exhibit C-2 – Form of Tax Compliance Certificate
Exhibit C-3 – Form of Tax Compliance Certificate
Exhibit C-4 – Form of Tax Compliance Certificate
Exhibit D – Form of Borrower Joinder Agreement
Exhibit E – Form of Guarantor Joinder Agreement

iv

CREDIT AGREEMENT This Credit Agreement (this “Agreement”) dated as of March 19, 2021 is among STERIS plc, a public limited company organized under the laws of Ireland (“STERIS plc”), as a Borrower and a Guarantor, STERIS Limited, a private limited company organized under the laws of England and Wales (and formerly known as STERIS plc, a public limited company organized under the laws of England and Wales) (“STERIS Limited”), as a Borrower and a Guarantor, STERIS Corporation, an Ohio corporation (“STERIS Corporation”), as a Borrower and a Guarantor, STERIS Irish FinCo Unlimited Company, a public unlimited company organized under the laws of Ireland (“STERIS Irish FinCo”), as a Borrower and a Guarantor, the other Guarantors (as defined below) and Bor- rowers that are parties hereto from time to time, the Lenders (as defined below) that are parties hereto, and JPMorgan Chase Bank, N.A., as administrative agent (together with any successor thereto appointed pursuant to Article VII, and including any applicable designated Affiliate (in- cluding, without limitation, J.P. Morgan AG), the “Administrative Agent”) for the Lenders. RECITALS WHEREAS, STERIS plc, STERIS Limited, Synergy Health Limited, a private limited company organized under the laws of England and Wales (“Synergy”) and STERIS Corporation (the “Ex- isting Revolving Credit Agreement Borrowers”) are parties to that certain Credit Agreement dated as of March 23, 2018, as amended by that First Amendment, dated as of March 5, 2019, and that Second Amendment, dated as of June 24, 2019, among the Existing Revolving Credit Agreement Borrowers, the guarantors and lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Revolving Credit Agreement”); WHEREAS, the Existing Revolving Credit Agreement Borrowers desire to repay and terminate in full the Existing Revolving Credit Agreement; and WHEREAS, the Borrowers, Lenders and the Administrative Agent desire to enter into this Agree- ment pursuant to which the Lenders will make available to the Borrowers a revolving credit facility in an initial principal amount of $1,250,000,000 upon and subject to the terms and conditions hereinafter set forth. IN CONSIDERATION THEREOF the parties hereto agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Acknowledging Party” has the meaning set forth in Section 9.18. “Acquisition” means the direct or indirect acquisition of all of the equity interests of the Target by STERIS plc pursuant to the Acquisition Agreement. 2 “Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of January 12, 2021, among STERIS plc, certain Subsidiaries of STERIS plc party thereto, the Target and certain subsidiaries of the Target party thereto (as amended by that certain Amendment to Agreement and Plan of Merger, dated as of March 1, 2021, and as modified by that certain Joinder to Agreement and Plan of Merger, dated as of March 1, 2021, and as may be further amended, modified, supplemented or waived). “Adjusted AUD Rate” means, with respect to any Term Benchmark Advance denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the AUD Screen Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement. “Adjusted CDOR Rate” means, with respect to any Term Benchmark Advance denomi- nated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) the CDOR Screen Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement. “Adjusted Daily Simple RFR” means, (i) with respect to any RFR Advance denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326% and, (ii) with respect to any RFR Advance denominated in Swiss Francs, an interest rate per annum equal to (a) the Daily Simple RFR for Swiss Francs, minus (b) 0.0571% and (iii) with respect to any RFR Advance denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than zerothe Floor, such rate shall be deemed to be zerothe Floor for the purposes of this Agreement. “Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Advance de- nominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Screen Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement. “Adjusted STIBOR Rate” means, with respect to any Term Benchmark Advance denomi- nated in Swedish Kronor for any Interest Period, an interest rate per annum equal to (a) the STIBOR Screen Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate; pro- vided that if the Adjusted STIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement. “Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Advance de- nominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement. “Adjusted TIBOR Rate” means, with respect to any Term Benchmark Advance denomi- nated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for

3 such Interest Period, multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement. “Administrative Agent” has the meaning specified in the recital of parties to this Agree- ment. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appro- priate, account as set forth on Schedule II, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders. “Administrative Questionnaire” means an administrative questionnaire in the form sup- plied by the Administrative Agent. “Advance” means any Revolving Advance or Swingline Advance, as appropriate. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under com- mon control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. “Agent Parties” has the meaning set forth in Section 9.02(c). “Agents” means, collectively, the Administrative Agent, the Joint Lead Arrangers, each Syndication Agent, each Co-Documentation Agent and each Senior Managing Agent. “Aggregate Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments of all Lenders at such time. “Aggregate Revolving Credit Exposure” means, at any time, the aggregate amount of the Revolving Credit Exposures of all Lenders at such time. “Agreed Currencies” means Dollars and each Alternative Currency. “Agreement” has the meaning set forth in the introduction hereto. “Agreement Currency” has the meaning set forth in Section 9.16. “Alternative Currency” means (x) Sterling, Euro, Swiss Francs, Japanese Yen and the Other Agreed Currencies and (y) any other readily available currency freely convertible into Dol- lars, in the case of this clause (y): (a) for which Eurocurrency Rates can be determined by reference to the applicable screen as provided in the definition of “Eurocurrency Rate” and (b) and that has been designated by the Administrative Agent as an Alternative Currency at the request of the Bor- rowers and with the consent of (i) the Administrative Agent and (ii) each Lender with a Revolving 4 Commitment. In order to implement any Alternative Currency approved by the applicable Lenders as set forth in clause (y), the Administrative Agent and the Borrowers may make any technical or operational changes to this agreement as necessary without any further consent from any Lenders. “Alternative Currency Advance” means an Advance denominated in an Alternative Cur- rency. “Alternative Currency Equivalent” means, for any amount of any Alternative Currency, at the time of determination thereof, (a) if such amount is expressed in such Alternative Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Alternative Currency determined by using the rate of exchange for the purchase of such Alternative Currency with Dollars last provided (either by publication or otherwise provided to the Adminis- trative Agent) by the applicable Reuters source on the Business Day (New York City time) imme- diately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Alternative Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion). “Alternative Currency Letter of Credit” means a Letter of Credit denominated in an Alter- native Currency. “Alternative Currency Sublimit” means $500,000,000. Wherever this Agreement states that the Dollar Equivalent of the Aggregate Revolving Credit Exposure denominated in Alternative Currencies may not exceed the Alternative Currency Sublimit (or words of like import or effect), such concept shall also be deemed to include a restriction that at no time shall the Dollar Equivalent of the Aggregate Revolving Credit Exposure denominated in Swedish Kronor exceed $100,000,000. “Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of January 1, 2022, by JPMorgan Chase Bank, N.A., as administrative agent. “Amendment No. 2” means that certain Amendment No. 2 to this Agreement, dated as of May 3, 2023, by and among the Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. “Ancillary Document” has the meaning set forth in Section 9.11. “Anti-Corruption Laws” has the meaning set forth in Section 4.01(s). “Applicable Adjusted Percentage” means, with respect to any Lender, the percentage of the Aggregate Revolving Commitments, represented by such Lender’s Revolving Commitment; provided that when a Defaulting Lender shall exist, then such percentage shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commit- ment) represented by such Lender’s Revolving Commitment (if the Revolving Commitments have terminated or expired, the Applicable Adjusted Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Credit Exposures at that time).

"Applicable Creditor" has the meaning set forth in Section 9.16.

"Applicable Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Applicable Lending Office" or similar concept in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office, branch, Subsidiary or affiliate of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

"Applicable Margin" means the rate per annum set forth under the corresponding heading below based on the Level set forth below in effect as of such date:

	Debt Ratings S&P / Moody's / Fitch	Applicable Margin for ~~Eurocurrency Rate~~Term Benchmark Advances	Applicable Margin for RFR Advances	Applicable Margin for Base Rate Advances	Facility Fee
Level 1	A- / A3 / A- or higher	0.900%	0.900%	0.000%	0.100%
Level 2	BBB+ / Baa1 / BBB+	1.000%	1.000%	0.000%	0.125%
Level 3	BBB / Baa2 / BBB	1.075%	1.075%	0.075%	0.175%
Level 4	BBB- / Baa3 / BBB-	1.300%	1.300%	0.300%	0.200%
Level 5	BB+ / Ba1 / BB+	1.525%	1.525%	0.525%	0.225%
Level 6	BB / Ba2 / BB or lower	1.750%	1.750%	0.750%	0.250%

For purposes of the foregoing, (i) if the Debt Ratings established by two or more of S&P, Moody's and Fitch shall fall within the same Level, the Applicable Margin shall be determined by reference to such Level; (ii) if none of S&P, Moody's and Fitch shall have in effect a Debt Rating, then each such rating agency shall be deemed to have established a Debt Rating in Level 6; (iii) if only one of S&P, Moody's and Fitch shall have in effect a Debt Rating, the Applicable Margin shall be determined by reference to the Level in which such Debt Rating falls; (iv) if the Debt Ratings established or deemed to have been established by S&P, Moody's and Fitch shall each fall within different Levels from each other, the Applicable Margin shall be based on the highest of the three Debt Ratings unless at least one of the three Debt Ratings is two or more Levels lower than one or more of the others, in which case the Applicable Margin shall be determined by reference to the Level next below that of the highest of the three Debt Ratings; (v) if only two of S&P, Moody's and Fitch shall have in effect a Debt Rating and such Debt Ratings shall fall within different Levels, the Applicable Margin shall be based on the higher of the two Debt Ratings unless one of the two Debt Ratings is two or more Levels lower than the other, in which case the Applicable Margin shall be determined by reference to the Level next above that of the lower of the two Debt Ratings; and (vi) if the Debt Ratings established or deemed to have been established by S&P, Moody's and Fitch shall be changed (other than as a result of a change in the rating system of S&P,

5

Moody's or Fitch, as applicable), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Reporting Entity to the Administrative Agent and the Lenders pursuant to this Agreement or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P, Moody's or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Reporting Entity and the Lenders shall negotiate in good faith to amend the definition of "Applicable Margin" set forth in this Agreement to reflect such changed rating system or the unavailability of Debt Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Debt Rating most recently in effect prior to such change or cessation.

"Applicable Minimum Amount" means with respect to (i) Revolving Advances (and not, for the avoidance of doubt, Swingline Advances), an amount equal to (1) if such Advances are denominated in Dollars, in the case of ~~Eurocurrency Rate~~Term Benchmark Advances, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and in the case of Base Rate Advances, $1,000,000 or a whole multiple of $250,000 in excess thereof, (2) if such Advances are denominated in Sterling, £5,000,000 or a whole multiple of £1,000,000 in excess thereof, (3) if such Advances are denominated in Euro, €5,000,000 or a whole multiple of €1,000,000 in excess thereof, (4) if such Advances are denominated in Canadian Dollars, C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof, (5) if such Advances are denominated in Swiss Francs, SF5,000,000 or a whole multiple of SF1,000,000 in excess thereof, (6) if such Advances are denominated in Japanese Yen, ¥500,000,000 or a whole multiple of ¥100,000,000 in excess thereof, (7) if such Advances are denominated in Australian Dollars, AU$5,000,000 or a whole multiple of AU$1,000,000 in excess thereof, (8) if such Advances are denominated in Swedish Kronor, SEK35,000,000 or a whole multiple of SEK7,000,000 in excess thereof, (9) if such Advances are denominated in another Alternative Currency, the Alternative Currency Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) in the case of Swingline Advances, (1) if such Advances are denominated in Dollars, $1,000,000 or a whole multiple of $250,000 in excess thereof, (2) if such Advances are denominated in Sterling, £1,000,000 or a whole multiple of £250,000 in excess thereof, (3) if such Advances are denominated in Euro, €1,000,000 or a whole multiple of €250,000 in excess thereof and (4) if such Advances are denominated in Canadian Dollars, C$1,000,000 or a whole multiple of C$250,000 in excess thereof.

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

"AUD Screen Rate" means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period.

6

7 If the AUD Screen Rate shall be less than zero, the AUD Screen Rate shall be deemed to be zero for purposes of this Agreement. “Australian Dollars” or the sign “AU$” means the lawful currency of the Commonwealth of Australia. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursu- ant to clause (i) of Section 2.10. “Availability Period” means the period from the Closing Date to the Revolving Maturity Date. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank, N.A. as its “prime rate,” and (c) the LIBOAdjusted Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%, provided that if the Base Rate as so determined would be less than 1%, such rate shall be deemed to be 1% for the purposes of calculating such ratefor the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate method- ology). Any change in the Base Rate due to a change in the “prime rate”, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the “prime rate”, the NYFRB Rate or the Adjusted Term SOFR Rate. The “prime rate” is a rate set by JPMorgan Chase Bank, N.A. based upon various factors including JPMorgan Chase Bank, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.10, then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without 8 reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement. “Base Rate Advance” means an Advance denominated in Dollars that bears interest as provided in Section 2.09(a)(i). “Benchmark” means, initially, the Relevant Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, a TERM ESTR Transition Event, a Term TONA Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (e) or clause (h) of Section 2.10. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Bench- mark Replacement Date; provided that, in the case of any Advances denominated in Sterling, Swiss Francs or an Other Agreed Currency, “Benchmark Replacement” shall mean the alternative set forth in (3) below: (1) (A) in the case of any Advances denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment[reserved]; (B) [reserved]; (C) in the case of any Advances denominated in Euros, the sum of: (a) Term ESTR and (b) the related Benchmark Replacement Adjustment; (D) [reserved]; and (E) in the case of Advances denominated in Japanese Yen, the sum of: (a) Term TONA and (b) the related Benchmark Replacement Adjustment; (2) (A) in the case of any Advances denominated in Dollars, the sum of: (a)Adjusted Daily Simple SORFR and (b) the related Benchmark Replacement Adjustment; (B) in the case of any Advances denominated in Euros, the sum of: (a) Daily Simple ESTR and (b) the related Benchmark Replacement Adjustment; and (C) in the case of any Advances denominated in Japanese Yen, the sum of: (a) Daily Simple TONA and (b) the related Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by the Adminis- trative Agent and the Borrowers as the replacement for the then-current Benchmark for the

9 applicable Corresponding Tenor giving due consideration to (i) any selection or recom- mendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market con- vention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1)(A), (1)(C) or (1)(E), the Unadjusted Benchmark Replace- ment is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, (x) with respect to an Advance denominated in Dollars, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1)(A) of this defi- nition (subject to the first proviso above),[reserved] (y) with respect to an Advance denominated in Euros, notwithstanding anything to the contrary in this Agreement or in any other Loan Docu- ment, upon the occurrence of a Term ESTR Transition Event, and the delivery of a Term ESTR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall re- vert to and shall be deemed to be the sum of (a) Term ESTR and (b) the related Benchmark Re- placement Adjustment, as set forth in clause (1)(C) of this definition (subject to the first proviso above) and (z) with respect to an Advance denominated in Japanese Yen, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term TONA Transition Event, and the delivery of a Term TONA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term TONA and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1)(E) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: , the spread adjustment, or method for calculating or determining such spread adjust- ment (which may be a positive or negative value or zero)(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and 10 (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Def- initions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Bench- mark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities de- nominated in the applicable Agreed Currency; at such time. provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement (and including the changes pursuant to Amendment No. 1 and Amendment No. 2), any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” timing and fre- quency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Adminis- trative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Admin- istrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably nec- essary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

11 (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (3) in the case of a Term SOFR Transition Event, a Term ESTR Transition Event or a Term TONA Transition Event, as applicable, the date that is thirty (30) days after the date a Term SOFR Notice, a Term ESTR Notice or a Term TONA Notice, as applicable, is provided to the Lenders and the Borrowers pursuant to Section 2.10(h); or (4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administra- tive Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Bench- mark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announc- ing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a reso- lution authority with jurisdiction over the administrator for such Benchmark (or such com- ponent) or a court or an entity with similar insolvency or resolution authority over the ad- ministrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, pro- vided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or 12 (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have oc- curred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10. “Beneficial Ownership Certification” has the meaning set forth in Section 3.01(e)(ii). “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Bona Fide Debt Fund” means any fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course and, if applicable, with respect to which the Primary Disqualified Institution of such Bona Fide Debt Fund does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity. “Borrowed Debt” means any Debt for money borrowed, including loans, hybrid securities, debt convertible into Equity Interests and any Debt represented by notes, bonds, debentures or other similar evidences of Debt for money borrowed. “Borrower” means, to the extent party hereto, each of STERIS plc, STERIS Limited, STERIS Corporation, STERIS Irish FinCo and any Designated Borrowers. “Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly com- pleted and filed by the relevant Borrower, which: (i) where it relates to a Treaty Lender that is a Lender on the day on which this Agreement is entered into, contains the scheme reference number and jurisdiction of tax residence stated opposite such Lender’s name in Part I of Schedule I; and (1) where the relevant Borrower is a Borrower on the Closing Date, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

13 (2) where the relevant Borrower has become a Borrower after the Clos- ing Date, is filed with HM Revenue & Customs within 30 days of the date on which that relevant Borrower becomes such a Borrower; or (ii) where it relates to a Treaty Lender that is a New Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Acceptance, and: (1) where the relevant Borrower is a Borrower as at the relevant Trans- fer Date, is filed with HM Revenue & Customs within 30 days of that Transfer Date; or (2) where the relevant Borrower is not a Borrower as at the relevant Transfer Date, is filed with HM Revenue & Customs within 30 days of the date on which that relevant Borrower becomes a Borrower. “Borrower Materials” has the meaning specified in the last paragraph of Section 5.01. “Borrowing” means a borrowing consisting of simultaneous Advances of the same Type and currency made by each of the Lenders to the Borrowers pursuant to Section 2.01. “Bridge Facility” means a senior unsecured bridge facility in connection with the Acquisi- tion and the other Transactions in an aggregate principal amount not to exceed $1,350,000,000. “Business Day” means any day other than a Saturday, Sunday or other day on which com- mercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office in the United States is located; provided, that (a) when used in connection with a Eurocurrency Rate AdvanceAdvances referencing the Adjusted Term SOFR Rate and any interest rate, settings, fundings, disbursements, settlements or payments of any such Advances referencing the Adjusted Term SOFR Rate or any other dealings of such Advances ref- erencing the Adjusted Term SOFR Rate, the term “Business Day” shall also exclude any such day on which banks are not open for dealings in deposits in the relevant currency in the interbank eurocurrency marketthat is not a U.S. Government Securities Business Day, (b) when used in con- nection with an Alternative Currency Advance, the term “Business Day” shall also exclude any day on which commercial banks in London (or in the case of Swingline Foreign Currency Loans, the city in which the relevant funding office of such Swingline Lender is located) are authorized or required by law to remain closed, (c) when used in connection with Eurocurrency Rate Ad- vances denominated in Euro, the term “Business Day” shall also exclude any day on which TARGET2 (or, if such clearing system ceases to be operative, such other clearing system (if any) for the settlement of payments in Euro determined by the Administrative Agent in its reasonable discretion to be a suitable replacement) is not open for settlement of payment in Euro and (d) when used in connection with RFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Advance, or any other dealings in the currency of such RFR Advance, the term “Business Day” shall also exclude any such day that is not an RFR Busi- ness Day. “Canadian Dollars” or the sign “C$” means the lawful currency of Canada. 14 “Cash Equivalents” means (a) marketable direct obligations with maturities of one year or less from the date of acquisition, issued by or fully guaranteed or insured by (i) the United States Government or any agency or instrumentality thereof or (ii) any member state of the European Union; (b) marketable general obligations issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision, agency or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any other foreign government or any agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, which are rated at least A- by S&P or A- 1 by Moody’s; (c) marketable direct obligations with maturities of one year or less from the date of acquisition, issued by an issuer rated at least A-/A-1 by S&P or A3/P-1 by Moody’s; or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within one year from the date of acquisition; (d) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, notes, debt securities, bankers’ acceptances and repurchase agreements, in each case having maturities of one year or less from the date of acquisition, issued, and money market deposit accounts issued or offered, by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or foreign commercial bank of recognized standing having combined capital and surplus of not less than $100,000,000 or any bank (or the parent company of any such bank) whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-2 or an equivalent rating from another rating agency; (e) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within one year from the date of acquisition; (f) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (d) of this definition, having a term of not more than 30 days, with respect to notes or other securities described in clause (a) of this definition; (g) any notes or other debt securities or instruments issued by any Person, (i) the payment and performance of which is premised upon (A) securities issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of such state, commonwealth or territory or any public instrumentality or agency thereof or any foreign government or (B) loans originated or acquired by any other Person pursuant to a plan or program established by any Gov- ernmental Authority that requires the payment of not less than 95% of the outstanding principal amount of such loans to be guaranteed by (1) a specified Governmental Authority or (2) any other Person (provided that all or substantially all of such guarantee payments made by such Person are contractually required to be reimbursed by any other Governmental Authority), (ii) that are rated at least AAA by S&P and Aaa by Moody’s and (iii) which are disposed of by the Reporting Entity or any member of the Consolidated Group within one year after the date of acquisition thereof; (h) shares of money market, mutual or similar funds that (i) invest in assets satisfying the requirements of clauses (a) through (g) (or any of such clauses) of this definition, and (ii) have portfolio assets of at least $1,000,000,000; (i) any other investment which constitutes a “cash equivalent” under GAAP as in effect from time to time; and (j) any other notes, securities or other instruments or deposit-based products consented to in writing by the Administrative Agent. “CBR Advance” means an Advance that bears interest at a rate determined by reference to the Central Bank Rate. “CBR Spread” means the Applicable Margin, applicable to such Advance that is replaced by a CBR Advance.

15 “Central Bank Rate” means, (A) the greater of (i) for any Advance denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (b) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment. “Central Bank Rate Adjustment” means, for any day, for any Advance denominated in (a) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averag- ing, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (b) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period. For purposes of this definition, the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term. “CERCLIS” means the Comprehensive Environmental Response, Compensation and Lia- bility Information System maintained by the U.S. Environmental Protection Agency. “CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the Interna- tional Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. (Toronto, Ontario time) on the first day of such Interest Period and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:15 a.m. Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement. “Closing Date” means the Business Day on which all the conditions precedent in Section 3.01 are satisfied or waived in accordance with Section 9.01, which date is March 19, 2021. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Co-Documentation Agents” means Santander Bank, N.A. and Sumitomo Mitsui Banking Corporation. 16 “Commitment” means as to any Lender, the commitment of such Lender to make an Ad- vance hereunder, as such commitment may be increased or reduced from time to time pursuant to the terms hereof. “Consolidated” refers to the consolidation of accounts in accordance with GAAP. “Consolidated EBITDA” means, for any fiscal period, the Consolidated net income of the Consolidated Group for such period determined in accordance with GAAP plus the following, to the extent deducted in calculating such Consolidated net income: (a) Consolidated Interest Ex- pense, (b) the provision for Federal, state, local and foreign taxes based on income, profits, reve- nue, business activities, capital or similar measures payable by the Reporting Entity and its Sub- sidiaries in each case, as set forth on the financial statements of the Consolidated Group, (c) de- preciation (including depletion) and amortization expense, (d) any extraordinary or unusual charges, expenses or losses, (e) net after-tax losses (including all fees and expenses or charges relating thereto) on sales of assets outside of the ordinary course of business and net after-tax losses from discontinued operations, (f) any net after-tax losses (including all fees and expenses or charges relating thereto) on the retirement of debt, (g) any other non-recurring or non-cash charges, expenses or losses; provided that for any period of four consecutive fiscal quarters nonrecurring cash expenses added back pursuant to this clause (g) (other than those in connection with any acquisition) shall not exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated EBITDA (before giving effect to such nonrecurring cash add back) for the applicable four quarter period, (h) minority interest expense, and (i) non-cash stock option expenses, non-cash equity-based com- pensation and/or non-cash expenses related to stock-based compensation, and minus, to the extent included in calculating such Consolidated net income for such period, the sum of (i) any extraor- dinary or unusual income or gains, (ii) net after-tax gains (less all fees and expenses or charges relating thereto) on the sales of assets outside of the ordinary course of business and net after-tax gains from discontinued operations (without duplication of any amounts added back in clause (b) of this definition), (iii) any net after-tax gains (less all fees and expenses or charges relating thereto) on the retirement of debt, (iv) any other nonrecurring or non-cash income and (v) minority interest income, all as determined on a Consolidated basis. In the event that the Reporting Entity or any of its Subsidiaries acquired or disposed of any Person, business unit or line of business or made any investment during the relevant period, Consolidated EBITDA will be determined giving pro forma effect to such acquisition, disposition or investment as if such acquisition, disposition or investment and any related incurrence or repayment of Debt had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition other than cost savings permitted to be included under Regulation S-X of the Securities and Exchange Commission; provided, that if appropriate financial items to calculate Consolidated EBITDA on a pro forma basis for an acquisition or investment are unavail- able or were not prepared in accordance with GAAP, then the Reporting Entity may elect not to include such financial items relating to such acquisition or investment if the amount of Consoli- dated EBITDA attributable to such acquisition or investment as reasonably determined in good faith by the Reporting Entity is greater than or equal to $0 or is less negative than the more negative of (x) negative $25,000,000 and (y) negative 5% of Consolidated EBITDA (before giving effect to such pro forma adjustment). “Consolidated Group” means the Reporting Entity and its Subsidiaries.

17 “Consolidated Interest Expense” means, for any fiscal period, the total interest expense of the Consolidated Group on a Consolidated basis determined in accordance with GAAP, including the imputed interest component of capitalized lease obligations during such period, and all com- missions, discounts and other fees and charges owed with respect to letters of credit, if any, and net costs under Hedge Agreements relating to interest rates; provided that if the Reporting Entity or any of its Subsidiaries acquired or disposed of any Person, business unit or line of business during the relevant period, Consolidated Interest Expense will be determined giving pro forma effect to any incurrence or repayment of Debt related to such acquisition or disposition as if such incurrence or repayment of Debt had occurred on the first day of the relevant period. “Consolidated Total Assets” means, as of any date of determination, the net book value of all assets at such date as reflected on the Consolidated balance sheet of the Reporting Entity (or, as applicable, the entity that was most recently, but is no longer, the Reporting Entity) most re- cently delivered pursuant to Section 5.01(j)(i) or Section 5.01(j)(ii) (or prior thereto, as set forth in the most recent Required Financial Statements). “Consolidated Total Debt” means, as of any date of determination, (a) the aggregate amount of Borrowed Debt of the Consolidated Group determined on a Consolidated basis as of such date minus (b) to the extent included in clause (a) above, the lesser of (1) the aggregate amount of cash proceeds received and held by or on behalf of the Reporting Entity or its Subsidiaries in connection with any offering, issuance or other incurrence of Debt (“Specified Indebtedness”) in connection with a transaction not prohibited under this Agreement, pending application of such proceeds in respect of any pending acquisition (including, for the avoidance of doubt, the Acqui- sition) or investment, or refinancing, prepayment, repayment, redemption, repurchase, settlement, discharge or defeasance of existing Debt (a “Pending Transaction”) and (2) the lowest maximum amount (for the avoidance of doubt, not to be less than $0) that may be deducted as of such date when calculating “Consolidated Total Debt” (or other corresponding definition) for purposes of determining compliance with any leverage ratio financial covenant (or other corresponding provi- sion) in (A) the Existing STERIS Notes (or any replacement facility in respect thereof or indebt- edness refinancing such notes), (B) the Term Loan Agreement (or any replacement facility in re- spect thereof or other indebtedness refinancing such facility) and (C) the Delayed Draw Term Loan Agreement (or any replacement facility in respect thereof or other indebtedness refinancing such facility), provided that if the Pending Transaction is not consummated by (x) for any pending acquisition (including, for the avoidance of doubt, the Acquisition), the date specified therefor in the definitive agreement governing such Specified Indebtedness (or, if no such date is specified, the date that is fifteen (15) months after the offering, issuance or other incurrence of such Specified Indebtedness) and (y) for all other Pending Transactions, the date that is 180 days after the offering, issuance or other incurrence of such Specified Indebtedness (the “Pending Transaction Effective Date”), then from and after the date that is 90 days after the Pending Transaction Effective Date (or such later date as the Administrative Agent may agree in its discretion), the aggregate amount of cash proceeds received and held by or on behalf of the Reporting Entity or its Subsidiaries in connection with such Specified Indebtedness for purposes of clause (b) shall be deemed to be $0. “Continuing Director” means, for any period, an individual who is a member of the board of directors of the Reporting Entity on the first day of such period or whose election to the board of directors of the Reporting Entity is approved by a majority of the other Continuing Directors. 18 “Conversion,” “Convert,” or “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.11. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor. “CTA” means the Corporation Tax Act 2009. “Daily Simple ESTR” means, for any day, ESTR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for deter- mining “Daily Simple ESTR” for business loans; provided, that if the Administrative Agent de- cides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per an- num equal to, for any RFR Advance denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day imme- diately preceding such RFR Interest Day and, (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day and (iii) Dollars, Daily Simple SOFR. “Daily Simple SOFR” means, for any day, (a “SOFR, with the conventions for this rate (which may include a lookback) being Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is estapublished by the SOFR Administrativeor Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “on the SOFR Administrator’s Website. Any change in Daily Simple SOFR” for business loans; pro- vided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another con- vention in its reasonable discretion. due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. “Daily Simple TONA” means, for any day, TONA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple TONA” for business loans or conventions that are otherwise used in the United States syndicated lending market for syndicated loans denominated in Yen; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

19 “Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title reten- tion agreement with respect to property acquired by such Person (even though the rights and rem- edies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) subject to Section 1.03, all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below directly guaranteed in any manner by such Person, or the payment of which is otherwise provided for by such Person, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided that the amount of any Debt referred to in this clause (i) shall be the lesser of (x) the maximum amount of the Debt so secured and (y) the fair market value of such property. “Debt Rating” means as of any date of determination, the ratings as determined by S&P, Moody’s and/or Fitch, as applicable, of the Reporting Entity’s Index Debt. For the avoidance of doubt, prior to the earlier of the closing or termination of the Acquisition, the Debt Rating shall include applicable ratings that are contingent upon or based on the occurrence of the Acquisition. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, morato- rium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any Event of Default or any event that would constitute an Event of De- fault but for the requirement specified in Article VI that notice be given or time elapse or both. “Default Interest” has the meaning specified in Section 2.09(b). “Defaulting Lender” means, subject to Section 2.20(c), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrowers or the Administra- tive Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) 20 cannot be satisfied), (c) has failed, within three Business Days after written request by the Admin- istrative Agent or a Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written con- firmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the ben- efit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (A) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent com- pany thereof by a Governmental Authority or (B) in the case of a solvent Person, the precautionary appointment of an administrator, guardian or custodian or similar official by a Governmental Au- thority under or based on the law of the country where such Person is organized if the applicable law of such jurisdiction requires that such appointment not be publicly disclosed, in any such case, where such ownership or action, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judg- ments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding as to such Lender absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(c)) upon delivery of written notice of such determination to the Borrowers and each Lender. “Delayed Draw Term Loan Agreement” means that certain delayed draw Term Loan Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified), among STERIS plc, STERIS Limited, STERIS Corporation, and STERIS Irish FinCo, each as a borrower and a guarantor, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto, with respect to an aggregate amount of commitments of $750,000,000 as of the date hereof. “Designated Borrower” has the meaning specified in Section 9.17. “Direction” has the meaning specified in Section 2.16(g)(iv)(C)(1). “Disinterested Director” means, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction. “Disposition” has the meaning specified in Section 5.02(f). “Disqualified Lenders” means (a) those Persons identified as “Disqualified Lenders” in writing from the Reporting Entity to JPMorgan Chase Bank, N.A., on or prior to January 12, 2021, (b) Persons reasonably determined by the Reporting Entity to be competitors of the Reporting Entity or its Subsidiaries and that have been identified in writing by the Reporting Entity to JPMor- gan Chase Bank, N.A., from time to time after January 12, 2021 and prior to the Closing Date or

21 by the Reporting Entity to the Administrative Agent in writing by delivery of a notice thereof to the Administrative Agent (at any time when JPMorgan Chase Bank, N.A., is serving as Adminis- trative Agent, by e-mail to JPMDQ_Contact@jpmorgan.com) at any time and from time to time after the Closing Date (and each written supplement shall become effective three Business Days after delivery thereof to JPMorgan Chase Bank, N.A., or the Administrative Agent, as applicable) and (c) in each case, as to any entity referenced in each of clauses (a) and (b) (the “Primary Dis- qualified Institution”), their Affiliates (other than Bona Fide Debt Fund Affiliates) to the extent such Affiliates are identified in writing by the Reporting Entity to JPMorgan Chase Bank, N.A., prior to the Closing Date or the Administrative Agent by delivery of a notice thereof to the Ad- ministrative Agent (at any time when JPMorgan Chase Bank, N.A., is serving as Administrative Agent, by e-mail to JPMDQ_Contact@jpmorgan.com) on or after the Closing Date (and each written supplement shall become effective three Business Days after delivery thereof to JPMorgan Chase Bank, N.A., or the Administrative Agent, as applicable) or are otherwise clearly identifiable as an Affiliate based solely by similarity of such Affiliate’s name to the name of a person on such list, it being understood and agreed that the foregoing provisions shall not apply retroactively to any Person if such Person shall have previously acquired an assignment or participation interest (or shall have entered into a trade therefor) prior thereto, but shall disqualify such person from taking any further assignment or participation thereafter. For the avoidance of doubt, the Reporting Entity may remove the designation of Persons as Disqualified Institutions by notice to the Admin- istrative Agent (at any time when JPMorgan Chase Bank, N.A., is serving as Administrative Agent, by e-mail to JPMDQ_Contact@jpmorgan.com). “Dollars” and the “$” sign each means lawful currency of the United States. “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or oth- erwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of deter- mination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administra- tive Agent using any method of determination it deems appropriate in its reasonable discretion. “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary. “Early Opt-in Election” means, with respect to any Agreed Currency, the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that syndicated credit facilities denominated in the applicable Agreed Currency being executed at such time, or that include lan- guage similar to that contained in Section 2.10 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and 22 (2) the joint election by the Administrative Agent and the Borrowers to declare that an Early Opt-in Election for such Agreed Currency has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Coun- try which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person en- trusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. “Embargoed Person” means (a) any country or territory that is the target of a sanctions program administered by OFAC or (b) any Person that (i) is or is owned or controlled by a Person publicly identified on the most current list of “Specially Designated Nationals and Blocked Per- sons” published by OFAC, (ii) is the target of a sanctions program or sanctions list (A) adminis- tered by OFAC, the European Union or HerHis Majesty’s Treasury, or (B) under the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act, and the Iran Threat Reduction and Syria Human Rights Act, each as amended, section 1245 of the National Defense Authoriza- tion Act for Fiscal Year 2012 or any Executive Order promulgated pursuant to any of the foregoing (collectively (A) and (B) referred to as “Sanctions”) or (iii) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of a Sanctions program admin- istered by OFAC that prohibits dealing with the government of such country or territory (unless, in the case of clauses (i), (ii), or (iii), such Person has an appropriate license to transact business in such country or territory or otherwise is permitted to reside, be organized or chartered or main- tain a place of business in such country or territory without violating any Sanctions). “Environmental Action” means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, con- sent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

23 “Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guid- ance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means shares of capital stock, partnership interests, membership inter- ests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of the Reporting Entity’s controlled group, or under common control with such Reporting Entity, within the meaning of Section 414 of the Internal Revenue Code. “ERISA Event” means: (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are being met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to termi- nate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Reporting Entity or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Reporting Entity or any ERISA Affiliate from a Mul- tiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 24 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan. “ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Adminis- trator’s Website. “ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate). “ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBOR Rate” means, with respect to any Eurocurrency RateTerm Benchmark Ad- vances denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approxi- mately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period. “EURIBOR Screen Rate” means the euro interbank offered rate administered by the Euro- pean Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replace- ment Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as of 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service dis- playing the relevant rate after consultation with the Reporting Entity. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement. “Euro” or “€” means the single currency of the Participating Member States. “Eurocurrency Base Rate” means with respect to any Eurocurrency Rate Advance for any Interest Period, (i) to the extent denominated in a currency other than a currency set forth in clauses (ii) through (vi) below (and, for the avoidance of doubt, not including Advances denominated in Sterling or Swiss Francs), the LIBO Rate for such currency, (ii) to the extent denominated in Euro, the EURIBOR Screen Rate, (iii) to the extent denominated in Australian Dollars, the AUD Screen Rate, (iv) to the extent denominated in Swedish Kronor, the STIBOR Screen Rate, (v) to the extent denominated in Canadian Dollars, the CDOR Screen Rate and (vi) to the extent denominated in Japanese Yen, the TIBOR Screen Rate, or in each case such other rate on the appropriate page of such other information service that publishes such rate from time to time as selected by the Ad- ministrative Agent in its reasonable discretion; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the Relevant Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the Eurocurrency Base Rate shall be

25 the Interpolated Rate at such time; provided, further, that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the Interpolated Rate shall not be available at such time for such Interest Period with respect to the applicable currency, then the Eurocurrency Base Rate shall be subject to Section 2.10(b). “Interpolated Rate” means, at any time, with respect to any Eurocurrency Rate Advances denom- inated in any Agreed Currency and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Rel- evant Screen Rate for the longest period (for which that Relevant Screen Rate is available in the applicable currency) that is shorter than the Impacted Interest Period and (b) the Relevant Screen Rate for the shortest period (for which that Relevant Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time. “Eurocurrency Rate” means, with respect to any Eurocurrency Rate Advance for any In- terest Period, or a Base Rate Advance the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, an interest rate per annum equal to (a) the Euro- currency Base Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Eurocurrency Rate Advance” means an Advance denominated in Dollars or an Alterna- tive Currency that bears interest as provided in Section 2.09(a)(ii). “Events of Default” has the meaning specified in Section 6.01. “Excluded Taxes” has the meaning specified in Section 2.16(a). “Existing Letters of Credit” means the Letters of Credit listed on Schedule IV. “Existing Revolving Credit Agreement” has the meaning set forth in the recitals hereto. “Existing Revolving Credit Agreement Borrowers” has the meaning set forth in the recitals hereto. “Existing STERIS Notes” means (x) STERIS Corporation’s (i) (A) 3.20% Senior Notes, Series A-1A, due December 4, 2022 in principal amount of $45,500,000, (B) 3.20% Senior Notes, Series A-1B, due December 4, 2022 in principal amount of $45,500,000, (C) 3.35% Senior Notes, Series A-2A, due December 4, 2024 in principal amount of $40,000,000, (D) 3.35% Senior Notes, Series A-2B, due December 4, 2024 in principal amount of $40,000,000, (E) 3.55% Senior Notes, Series A-3A, due December 4, 2027 in principal amount of $12,500,000 and (F) 3.55% Senior Notes, Series A-3B, due December 4, 2027 in principal amount of $12,500,000 issued under those certain Note Purchase Agreements, each dated as of December 4, 2012, as amended, restated, amended and restated, supplemented or otherwise modified, by and among STERIS Corporation and the purchasers named therein; and (ii) (A) 3.45% Senior Notes, Series A-1, due May 14, 2025 in principal amount of $125,000,000, (B) 3.55% Senior Notes, Series A-2, due May 14, 2027 in principal amount of $125,000,000 and (C) 3.70% Senior Notes, Series A-3, due May 14, 2030 in principal amount of $100,000,000 issued under that certain Note Purchase Agreement, dated as of May 15, 2015, as amended, restated, amended and restated, supplemented or otherwise modified, by and among STERIS Corporation and the purchasers named therein and (y) STERIS Limited’s (A) 3.93% Senior Notes, Series A-1, due February 27, 2027 in principal amount of $50,000,000, 26 (B) 1.86% Senior Notes, Series A-2, due February 27, 2027 in principal amount of €60,000,000, (C) 4.03% Senior Notes, Series A-3, due February 27, 2029 in principal amount of $45,000,000, (D) 2.04% Senior Notes, Series A-4, due February 27, 2029 in principal amount of €20,000,000, (E) 3.04% Senior Notes, Series A-5, due February 27, 2029 in principal amount of £45,000,000, (F) 2.30% Senior Notes, Series A-6, due February 27, 2032 in principal amount of €19,000,000 and (G) 3.17% Senior Notes, Series A-7, due February 27, 2032 in principal amount of £30,000,000 issued under that certain Note Purchase Agreement, dated as of January 23, 2017, as amended, restated, amended and restated, supplemented or otherwise modified, by and among STERIS Limited and the purchasers named therein. “Facility Fees” has the meaning set forth in Section 2.06(a). “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpreta- tions thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreements between the United States and any other jurisdiction entered into in connection with the foregoing (including any treaty, law, regulation or other official guidance adopted pursuant to any such intergovernmental agreement). “FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA. “FCA” has the meaning specified in Section 1.08. “FCPA” means the United States Foreign Corrupt Practices Act of 1977. “Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeed- ing Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Fee Letter” means the fee letter dated as of January 12, 2021, between STERIS plc and JPMorgan Chase Bank, N.A. concerning fees to be paid in connection with this Agreement and related matters. “Finance Party” means the Administrative Agent, a Syndication Agent, a Co- Documentation Agent, a Senior Managing Agent, a Joint Lead Arranger, an Issuing Bank or a Lender. “Fitch” means Fitch Ratings Inc. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted AUD Rate, Adjusted CDOR Rate, Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted STIBOR Rate, Adjusted TIBOR Rate or each Adjusted

Daily Simple RFR, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted AUD Rate, Adjusted CDOR Rate, Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted STIBOR Rate, Adjusted TIBOR Rate or each Adjusted Daily Simple RFR shall be zero.

"Foreign Subsidiary" means any Subsidiary that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia, and any direct or indirect Subsidiary thereof.

"GAAP" has the meaning specified in Section 1.03.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guaranteed Obligations" has the meaning specified in Section 8.01.

"Guarantor" means each member of the Consolidated Group that guarantees the Guaranteed Obligations by becoming a party hereto, including by way of executing a joinder hereto substantially in the form of Exhibit E hereto or any other form agreed by the Administrative Agent, and that has not ceased to be a Guarantor pursuant to the release provisions of Section 8.08(a), Section 8.08(b) or Section 8.08(c) or otherwise terminated pursuant to the provisions hereof; provided, however, that notwithstanding anything to the contrary in the Loan Documents, (i) no Foreign Subsidiary of STERIS Corporation shall be required to be a Guarantor and (ii) no Select Group Company shall be required to be a Guarantor; provided, further, that no Guarantor that is also a Borrower shall guarantee its own obligations.

"Guaranty" has the meaning specified in Section 8.01.

"Guaranty Termination Date" has the meaning specified in the definition of "Guaranty Trigger Period".

"Guaranty Trigger Date" has the meaning specified in the definition of "Guaranty Trigger Period".

"Guaranty Trigger Event" means at any time after the Closing Date, the Reporting Entity does not maintain at least two of the following Debt Ratings: Baa3 or higher by Moody's, BBB- or higher by S&P and BBB- or higher by Fitch.

"Guaranty Trigger Period" means the period commencing upon the occurrence of a Guaranty Trigger Event (such date, the "Guaranty Trigger Date") and continuing until such time that the Reporting Entity first receives at least two of the following Debt Ratings after the Guaranty Trigger Date: Baa3 or higher by Moody's, BBB- or higher by S&P and BBB- or higher by Fitch (such date, the "Guaranty Termination Date").

"Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls

27

and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as "hazardous" or "toxic" or as a "pollutant" or "contaminant" under any Environmental Law.

"Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, forward contracts and other similar agreements.

"HMRC DT Treaty Passport scheme" means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.

"IFRS" means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Borrowers to change GAAP to IFRS.

~~"Impacted Interest Period" has the meaning specified in the definition of "Eurocurrency Rate".~~

"Indemnified Party" has the meaning specified in Section 9.04(b).

"Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Reporting Entity that is not guaranteed by any other Person or subject to any other credit enhancement.

"Information" has the meaning specified in Section 9.08.

"Interest Period" means as to each ~~Eurocurrency Rate~~Term Benchmark Advance, the period commencing on the date such ~~Eurocurrency Rate~~Term Benchmark Advance is disbursed or Converted to or continued as a ~~Eurocurrency Rate~~Term Benchmark Advance and ending on the date one~~ week or one, two~~, three or, other than for Loans denominated in Canadian Dollars, six months thereafter (in each case, subject to availability), as selected by a Borrower in its Notice of Borrowing (or notice of Conversion or continuation, as applicable), or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless~~, in the case of a Eurocurrency Rate Advance, such~~ such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period ~~pertaining to a Eurocurrency Rate Advance~~ that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;~~ and~~

(c) no tenor that has been removed from this definition pursuant to Section 2.10 shall be available; and

(~~c~~d) no Interest Period shall extend beyond the Maturity Date.

28

29 “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. “Interpolated Rate” has the meaning specified in the definition of “Eurocurrency Rate”. “Irish Qualifying Jurisdiction” means (a) a member state of the European Communities other than Ireland; (b) a jurisdiction with which Ireland has entered into an Irish Tax Treaty that has the force of law; or (c) a jurisdiction with which Ireland has entered into an Irish Tax Treaty where that treaty will (on completion of necessary procedures) have the force of law. “Irish Qualifying Lender” means, in respect of a Borrower who is resident in Ireland, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is: (a) a bank within the meaning of Section 246(1) TCA which is carrying on a bona fide banking business in Ireland (for the purposes of section 246(3) TCA); (b) a body corporate: (i) which, by virtue of the law of an Irish Qualifying Jurisdiction, is resident in the Irish Qualifying Jurisdiction for the purposes of tax and (I) that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction, or (II) where that Irish Qualifying Jurisdiction provides for a remittance basis of taxation and imposes a tax that ap- plies only to interest payments from sources outside that Irish Qualifying Jurisdic- tion that have been received in that Irish Qualifying Jurisdiction and interest payable under a Loan Document is payable into an account located in that Irish Qualifying Jurisdiction; or (ii) which is a US corporation which is incorporated in the United States and is taxed in the United States on its worldwide income; or (iii) which is a US limited liability company where (I) the ultimate recipi- ents of the interest would themselves be Irish Qualifying Lenders under sub-para- graphs (i), (ii) or (iv) of this paragraph (b), and (II) business is conducted through the US limited liability company for market reasons and not for tax avoidance pur- poses; or (iv) where the interest payable to the Lender (I) is exempted from the charge to Irish income tax under an Irish Tax Treaty in force on the date the interest is paid; or (II) would be exempted from the charge to Irish income tax if an Irish Tax Treaty which has been signed but is not yet in force had the force of law on the date the interest is paid, except where, in respect of each of sub-paragraphs (i) to (iv), interest paya- ble to that Lender in respect of an advance under any Loan Document is paid in connection with a trade or business which is carried on in Ireland by that Lender through a branch or agency; (c) a body corporate which advances money in the ordinary course of a trade which includes the lending of money where the interest on the advance under any Loan 30 Document is taken into account in computing the trading income of such body cor- porate and such body corporate has complied with the notification requirements under section 246(5) TCA; (d) a qualifying company (within the meaning of section 110 TCA); (e) an investment undertaking (within the meaning of section 739B TCA); (f) an exempt approved scheme within the meaning of section 774 TCA; or (g) an Irish Treaty Lender. “Irish Tax Treaty” means a double taxation treaty into which Ireland has entered which contains an article dealing with interest or income from debt claims. “Irish Treaty Lender” means a Lender which is on the date any relevant payment is made entitled under an Irish Tax Treaty in force on that date (subject to the completion of any procedural formalities) to that payment without any Tax Deduction and where such procedural formalities include obtaining an authorization from the Irish Revenue Commissioners to enable the payment to be made without any Tax Deduction has obtained such an authorization which has been provided to the relevant Loan Party prior to any payment of interest to that Lender. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Citi- bank, N.A. and PNC Bank, National Association, each Lender that is the issuer of any Existing Letter of Credit (for so long as such Existing Letters of Credit remain outstanding) and such other Lender or Lenders as the Borrowers may designate from time to time in accordance with Section 2.04(k), in their respective capacities as the issuers of Letters of Credit hereunder, and their suc- cessors in such capacity as provided in Section 2.04(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank or another Lender, in which case the term “Issuing Bank” shall include any such Affiliate or other Lender with respect to Letters of Credit issued by such Affiliate or other Lender, as applicable; the term “the Issuing Bank” as used in this Agreement shall mean the applicable Issuing Bank with respect to the applicable Letter of Credit. “ITA” means the Income Tax Act 2007. “Japanese Yen” or the “¥” sign means the lawful currency of Japan. “Joint Lead Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A. and PNC Bank, National Association. “Judgment Currency” has the meaning set forth in Section 9.16. “Laws” means, collectively, all international, foreign, federal, state, provincial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any

31 Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and per- mits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “LC Commitment” means $150,000,000. The sub-commitment of the LC Commitment of each Issuing Bank at any time is equal to the LC Commitment divided by the then number of Issuing Banks (provided that, notwithstanding the foregoing, for any period of time during which there are fewer than five Issuing Banks, the sub-commitment of the LC Commitment of each Is- suing Bank will not exceed $31,250,000, unless such Issuing Bank and the Borrowers shall other- wise agree). If any Borrower withdraws any Lender’s designation as an Issuing Bank in accordance with Section 2.04(k), the sub-commitment obligations of the remaining Issuing Banks at any time shall be calculated after subtracting the amount of the outstanding Letters of Credit issued by such Lender whose designation as an Issuing Bank has been withdrawn from the LC Commitment; provided, for the avoidance of doubt, that in no event shall the sub-commitment of any Issuing Bank exceed $31,250,000, unless such Issuing Bank and the Borrowers shall otherwise agree. “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Adjusted Percentage of the total LC Exposure at such time. “Lender Parties” has the meaning specified in Section 8.01. “Lenders” means, collectively, each bank, financial institution and other institutional lender party hereto that the holds a Commitment, Advance or any Revolving Credit Exposure, including each assignee that shall become a party hereto pursuant to Section 9.07. “Letter of Credit” means any letter of credit issued pursuant to this Agreement (including for the avoidance of doubt, any Existing Letter of Credit). “LIBO Rate” means, with respect to any Eurocurrency Rate Advances denominated in any Agreed Currency (other than Euros, Canadian Dollars, Australian Dollars, Swedish Kronor and Japanese Yen and, for the avoidance of doubt, not including Sterling and Swiss Francs) and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. “LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Rate Advance denominated in any Agreed Currency (other than Euros, Canadian Dollars, Australian Dollars, Swedish Kronor and Japanese Yen and, for the avoidance of doubt, not including Sterling and Swiss Francs) and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate 32 (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substi- tute page on such screen that displays such rate, or on the appropriate page of such other infor- mation service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBOR” has the meaning specified in Section 1.08. “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained secu- rity title of a conditional vendor and any easement, right of way or other encumbrance on title to real property. “Loan Documents” means this Agreement, the Fee Letter and any amendments or notes entered into in connection herewith. “Loan Party” means each of the Borrowers and the Guarantors. “Local Time” means, (a) with respect to any extensions of credit hereunder denominated in Dollars, New York City time, and (b) with respect to any extensions of credit hereunder denom- inated in Alternative Currencies (other than Canadian Dollars), London time (or any such other local time as the Administrative Agent and the Reporting Entity agree and of which the Lenders are notified) and (c) with respect to any extensions of credit hereunder denominated in Canadian Dollars, Toronto, Ontario time. “Losses” has the meaning specified in Section 9.04(b). “Margin Stock” has the meaning provided in Regulation U. “Material Acquisition” means any transaction, or any series of related transactions, con- summated on or after November 18, 2020, by which the Reporting Entity or any of its Subsidiaries, directly or indirectly, (i) acquires (in one transaction or a series of transactions) any going business (including any line of business or business unit) or all or substantially all of the assets of any firm, partnership, joint venture, corporation (including a business trust), joint stock company, trust, un- incorporated association, limited liability company, or division thereof or other entity, whether through purchase of assets, merger or otherwise or (ii) acquires (in one transaction or a series of transactions) at least a majority of the voting power of all Voting Stock of a Person (on a fully diluted basis), if the aggregate amount of Debt incurred by one or more of the Reporting Entity and its Subsidiaries to finance the purchase price of, or other consideration for, and/or assumed by one or more of them in connection with, such acquisition is at least $150,000,000. “Material Adverse Change” means any material adverse change in the financial condition or results of operations of the Reporting Entity and its Subsidiaries taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the financial condition or results of operations of the Reporting Entity and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement, taken as a whole, or (c) the ability of the Borrowers and the Guarantors, taken as a whole, to perform their payment obligations under this Agreement.

33 “Material Indebtedness” means Debt, excluding any Debt incurred under the Loan Docu- ments, in excess of the greater of (a) $150,000,000 and (b) 3% of Consolidated Total Assets. “Material Subsidiary” means a Subsidiary that has total assets (on a Consolidated basis with its Subsidiaries) of $250,000,000 or more. “Maturity Date” means the Revolving Maturity Date. “Moody’s” means Moody’s Investors Service, Inc. (or any successor thereof). “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, (a) to which the Reporting Entity or any ERISA Affiliate is making or accruing an obli- gation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions and (b) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code. “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) (i) is maintained for employees of the Reporting Entity or any ERISA Affiliate and at least one Person other than the Reporting Entity and the ERISA Affiliates or (ii) was so maintained and in respect of which the Reporting Entity or any ERISA Affiliate could have liabil- ity under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated and (b) is covered by Title IV of ERISA or subject to the minimum funding standards under Sec- tion 412 of the Internal Revenue Code. “New Lender” means any Lender that shall become a party hereto pursuant to Section 9.07. “New PubCo” has the meaning specified in Section 6.01(g). “Non-Consenting Lender” has the meaning specified in Section 9.01(b). “Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender. “Non-US Lender” has the meaning specified in Section 2.16(f)(ii). “Notice of Borrowing” has the meaning specified in Section 2.02(a). “NPL” means the National Priorities List under the Comprehensive Environmental Re- sponse, Compensation and Liability Act of 1980, as amended from time to time. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent 34 from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control. “Other Agreed Currency” means Canadian Dollars, Australian Dollars and Swedish Kronor. “Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender’s having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction required pursuant to, or enforced, any Loan Document or sold or assigned an interest in any Loan Document). “Other Taxes” has the meaning specified in Section 2.16(b). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrencyeurodollar borrowings denominated in Dollars by U.S.- managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its publicthe NYFRB’s wWebsite from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate). “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dol- lars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. “Participant Register” has the meaning specified in Section 9.07(h). “Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Eco- nomic and Monetary Union. “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001. “Payment” has the meaning assigned to it in Section 7.07(b)(i). “Payment Notice” has the meaning assigned to it in Section 7.07(b)(ii). “PBGC” means the Pension Benefit Guaranty Corporation (or any successor thereto). “Pending Transaction” has the meaning set forth in the definition of “Consolidated Total Debt”.

35 “Pending Transaction Effective Date” has the meaning set forth in the definition of “Con- solidated Total Debt”. “Permitted Encumbrances” means: (a) judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(f); (b) statutory and contractual Liens in favor of a landlord on real property leased or subleased by or to any member of the Consolidated Group; provided that, if the lease or sublease is to a member of the Consolidated Group, such member is current with respect to payment of all rent and other amounts due to the lessor or sublessor under any lease or sublease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; (c) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Debt and are not subject to re- strictions on access by any member of the Consolidated Group in excess of those required by applicable banking regulations; (d) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by any member of the Consolidated Group in the ordinary course of business; (e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (f) Liens solely on any cash earnest money deposits made by any member of the Consolidated Group in connection with any letter of intent or purchase agreement re- lating to an acquisition; (g) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any member of the Consolidated Group in the ordinary course of business and permitted by this Agreement; (h) options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships and the like; and (i) Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of Debt) and trade-related letters of credit, in each case, out- standing on the Closing Date or issued thereafter in and covering the goods (or the docu- ments of title in respect of such goods) financed by such letters of credit, banker’s ac- ceptances or bank guarantees and the proceeds and products thereof. 36 “Permitted Receivables Facility” means an accounts receivable facility established by the Receivables Subsidiary and one or more of the Reporting Entity or its Subsidiaries, whereby the Reporting Entity or its Subsidiaries shall have sold or transferred the accounts receivables of the Reporting Entity or its Subsidiaries to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (a) no portion of the Debt or any other obligation (contingent or otherwise) under such Permitted Receiv- ables Facility shall be guaranteed by any member of the Consolidated Group (other than the Re- ceivables Subsidiary), (b) there shall be no recourse or obligation to any member of the Consoli- dated Group (other than the Receivables Subsidiary) whatsoever other than pursuant to represen- tations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Facility that in the reasonable opinion of Borrowers are customary for securitization transactions, and (c) no member of the Consolidated Group (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in clause (b) of this definition. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof. “Plan” means a Single Employer Plan or a Multiple Employer Plan. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Platform” has the meaning specified in Section 5.01. “Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Lenders”. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Qualifying Lender” means: (i) in respect of a Borrower who is resident in the United Kingdom, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is: (1) a Lender: (a) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of in- terest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (b) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the

ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(2) a Lender which is:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(3) a Treaty Lender.

"Receivables Related Assets" means, collectively, accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables subject to the Permitted Receivables Facility, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guaranties, insurance proceeds, collections and proceeds of all of the foregoing.

"Receivables Subsidiary" means a wholly-owned Subsidiary of the Reporting Entity that has been established as a "bankruptcy remote" Subsidiary for the sole purpose of acquiring accounts receivable under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

"Recipient" has the meaning specified in Section 2.22(b).

"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the ~~LIBO~~Term SOFR Rate, ~~11:00 a.m. (London~~5:00 a.m. (Chicago time) on the day that is two ~~London banking~~U.S. Government Securities Business ~~d~~Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (5) if the RFR for such Benchmark is

37

SARON, then five Business Days prior to such setting, (6) if the RFR for such Benchmark is Daily Simple SOFR, then five RFR Business Days prior to such setting or (6) if such Benchmark is none of the ~~LIBO~~Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA ~~or~~, SARON or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion with notice to the Borrowers.

"Refunded Swingline Loans" has the meaning specified in Section 2.03(c).

"Register" has the meaning specified in Section 9.07(g).

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person's Affiliates.

"Relevant Governmental Body" means (i) with respect to a Benchmark Replacement in respect of Advances denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Advances denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Advances denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Advances denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Advances denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any Other Agreed Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

"Relevant Party" has the meaning specified in Section 2.22(b).

"Relevant Rate" means (i) with respect to any ~~Eurocurrency Rate~~Term Benchmark Advance denominated in ~~an Agreed Currency (other than Euros, Canadian Dollars, Australian Dollars, Swedish Kronor and Japanese Yen), the LIBO Rate, (ii~~Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Advance denominated in Euro, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Advance denominated in Canadian Dollars, the Adjusted CDOR Rate (iv) with respect to any Term Benchmark Advance denominated in Australian Dollars, the Adjusted AUD Rate, (v) with respect to any Term Benchmark Advance denominated in Swedish Kronor, the Adjusted STIBOR Rate, (vi) with respect to any Term Benchmark Advance denominated in Japanese Yen, the Adjusted TIBOR Rate or (vii) with respect to

38

39 any Advances denominated in Sterling or Swiss Francs, or any RFR Advances denominated in Dollars, the applicable Adjusted Daily Simple RFR or (iii) otherwise, the Relevant Screen Rate, as applicable. “Relevant Screen Rate” means the LIBO ScreenTerm SOFR Reference Rate, the EURIBOR Screen Rate, the AUD Screen Rate, the STIBOR Screen Rate, the CDOR Screen Rate, the TIBOR Screen Rate or such other applicable rate on the appropriate page of such information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, as applicable. “Removal Effective Date” has the meaning specified in Section 7.06(b). “Reporting Entity” means STERIS plc, provided that in the event a New PubCo is estab- lished in a transaction that does not constitute a Default under Section 6.01(g), such New PubCo shall become the Reporting Entity for any period beginning on, and at any time after, consumma- tion of such transaction. “Required Financial Statements” means (a) audited consolidated balance sheets and related statements of income, comprehensive income, shareholders’ equity and cash flows of STERIS plc and its Subsidiaries for the fiscal years ended March 31, 2019 and 2020, and (b) unaudited consol- idated balance sheets and related statements of income, comprehensive income, shareholders’ eq- uity and cash flows for STERIS plc and its Subsidiaries for the fiscal quarters ended June 30, September 30 and December 31, 2020, in each case prepared in accordance with GAAP. “Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the Revolving Commitments then in effect (or, if the Revolving Commitments have been terminated, the Revolving Credit Exposure then outstanding); provided that the Revolving Commitment of, and the Advances held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Resignation Effective Date” has the meaning specified in Section 7.06(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means (a) the chief executive officer, president, chief financial of- ficer, treasurer, assistant treasurer, or controller, of the Reporting Entity or STERIS Corporation and (b) solely for purposes of notices given pursuant to Article II, any other officer, employee, director or agent of a Borrower designated for purposes of such notices by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate action on the part of such entity and such Responsible Officer shall be conclusively presumed to have acted on behalf of such party. “Restricted Margin Stock” means Margin Stock owned by the Consolidated Group the value of which (determined as required under clause 2(i) of the definition of “Indirectly Secured” set forth in Regulation U) represents not more than 33% of the aggregate value (determined as required under clause (2)(i) of the definition of “Indirectly Secured” set forth in Regulation U), on 40 a consolidated basis, of the property and assets of the Consolidated Group (excluding any Margin Stock) that is subject to the provisions of Section 5.02(a) or (b). “Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “Revaluation Date” means (a) with respect to any Advance denominated in any Alternative Currency, each date specified in Section 1.05(d); and (b) with respect to any Letter of Credit de- nominated in an Alternative Currency, each date specified in Section 1.05(c). “Revolving Advance” means an advance made pursuant to Section 2.01. “Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Advances pursuant to Section 2.01 and to acquire participations in Letters of Credit and Swingline Advances hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder. The initial amount of each Lender’s Revolving Commitment is (a) set forth on Schedule I, and (b) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(g), as such amount may modified pursuant to the terms hereof. The initial amount of each Lender’s Revolving Com- mitment is the amount set forth for such Lender in the column labeled “Revolving Commitment” opposite such Lender’s name on Schedule I hereto. As of the Closing Date, the initial aggregate amount of the Lenders’ Revolving Commitments is $1,250,000,000. “Revolving Commitment Increase” has the meaning specified in Section 2.23. “Revolving Credit Exposure” means, with respect to any Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender’s Revolving Advances and its LC Exposure and Swingline Exposure at such time. “Revolving Maturity Date” means the date that is five (5) years following the Closing Date (or the immediately preceding Business Day if such date is not a Business Day). “Revolving Lender” means a Lender holding a Revolving Commitment or Revolving Credit Exposure. “RFR” means, for any RFR Advance denominated in (a) Sterling, SONIA and, (b) Swiss Francs, SARON and (c) Dollars, Daily Simple SOFR. “RFR Administrator” means the SONIA Administrator or, the SARON Administrator or the SOFR Administrator. “RFR Advance” means an Advance that bears interest at a rate based on the Adjusted Daily Simple RFR. “RFR Business Day” means, for any Advance denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and, (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on

41 which banks are closed for the settlement of payments and foreign exchange transactions in Zurich and (c) Dollars, a U.S. Government Securities Business Day. “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Interest Payment Date” means (a) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Advance (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (b) the Maturity Date. “S&P” means Standard & Poor’s Financial Services LLC (or any successor thereof). “Sanctions” has the meaning specified in the definition of Embargoed Person. “SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website. “SARON Administrator” means the SIX Swiss Exchange AG (or any successor adminis- trator of the Swiss Average Rate Overnight). “SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight iden- tified as such by the SARON Administrator from time to time. “Securities” means senior unsecured notes issued by STERIS plc, STERIS Irish FinCo, and/or any of their Subsidiaries in connection with the Acquisition. “Select Group Company” means any Subsidiary of the Reporting Entity that is a “con- trolled foreign corporation” for U.S. federal income tax purposes (within the meaning of Section 957 of the Internal Revenue Code) and in which any United States Shareholder owns (within the meaning of Section 958(a) of the Internal Revenue Code) any Equity Interest, and any direct or indirect Subsidiary thereof. “Senior Managing Agents” means U.S. Bank, National Association, DNB Capital LLC and KeyBank National Association. “Significant Subsidiary” means any Subsidiary of the Reporting Entity that constitutes a “significant subsidiary” under Regulation S-X promulgated by the Securities and Exchange Com- mission, as in effect from time to time. “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) (i) is maintained for employees of the Reporting Entity or any ERISA Affiliate and no Person other than the Reporting Entity and the ERISA Affiliates or (ii) was so maintained and in respect of which the Reporting Entity or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and (b) is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the In- ternal Revenue Code. 42 “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day publishedas administered by the SOFR Adminis- trator on the SOFR Administrator’s Website. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Aver- age identified as such by the SONIA Administrator from time to time. “Specified Indebtedness” has the has the meaning set forth in the definition of “Consoli- dated Total Debt”. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Adminis- trative Agent is subject with respect to the Eurocurrencyapplicable Relevant Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Advances. Such reserve percentage shall include those imposed pursuant to Regulation D. Eurocurrency Rate Advances- Term Benchmark Advances for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to consti- tute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “STERIS Corporation” has the meaning set forth in the introduction hereto, and any per- mitted successor thereto in accordance with Section 5.02(b). “STERIS Dover” means STERIS Dover Limited, a limited company organized under the laws of England and Wales.

"STERIS Irish FinCo" has the meaning set forth in the introduction hereto, and any permitted successor thereto in accordance with Section 5.02(b).

"STERIS Limited" has the meaning set forth in the introduction hereto, and any permitted successor thereto in accordance with Section 5.02(b).

"STERIS plc" has the meaning set forth in the introduction hereto, and any permitted successor thereto in accordance with Section 5.02(b).

"Sterling" and the "£" sign each mean the lawful currency of the United Kingdom.

"STIBOR Screen Rate" means, with respect to any Interest Period, the Stockholm interbank offered rate administered by the Swedish Bankers' Association (or any other person that takes over the administration of that rate) for deposits in Swedish Kronor with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period. If the STIBOR Screen Rate shall be less than zero, the STIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

"Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. As used herein "Subsidiary" refers to a Subsidiary of the Reporting Entity, unless the context otherwise requires.

"Supplier" has the meaning specified in Section 2.22(b).

"Swedish Kronor" or the sign "SEK" means the lawful currency of the Kingdom of Sweden.

"Swingline Advance" means an advance made pursuant to Section 2.03.

"Swingline Commitment" means $100,000,000. The amount of each Swingline Lender's Swingline Commitment is set forth on Schedule III.

"Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Advances outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Adjusted Percentage of the total Swingline Exposure at such time related to Swingline Advances other than any Swingline Advances made by such Lender in its capacity as a Swingline Lender plus (b) if such Lender shall be a Swingline Lender, the aggregate principal amount of all Swingline Advances made by such Lender outstanding at such time (to the

43

extent that the other Lenders shall not have funded their participations in such Swingline Advances).

"Swingline Foreign Currencies" means (x) Sterling, Euros and Canadian Dollars or (y) any other readily available currency freely convertible into Dollars (a) for which ~~Eurocurrency~~a Relevant Screen Rate~~s~~ can be determined ~~by reference to the applicable screen as provided in the definition of "Eurocurrency Rate"~~ and (b) that has been designated by each Swingline Lender as a Swingline Foreign Currency at the request of the Borrowers and with the consent of (i) the Administrative Agent and each Swingline Lender and (ii) each Lender with a Revolving Commitment. In order to implement any Swingline Foreign Currency Loan approved by the applicable Lenders as set forth in clause (y), the Administrative Agent, Swingline Lenders and the Borrowers may make any technical or operational changes to this agreement as necessary without any further consent from any Lenders.

"Swingline Foreign Currency Loan" means a Swingline Advance denominated in a Swingline Foreign Currency.

"Swingline Lender" means each of JPMorgan Chase Bank, N.A., PNC Bank, National Association and such other Lender or Lenders as the Borrower may designate from time to time in accordance with section 2.03(e) in their respective capacities as lenders of Swingline Advances hereunder, and their respective successors in such capacity. Each Swingline Lender may, in its discretion, arrange for one or more Swingline Advances to be made by Affiliates of such Swingline Lender, in which case the term "Swingline Lender" shall include any such Affiliate with respect to Swingline Advances made by such Affiliate. In accordance with the terms of Section 2.03, a Borrower may designate the Swingline Lender from which to receive a Swingline Advance. References herein to "the Swingline Lender" shall be deemed references to the Swingline Lender that made the relevant Swingline Advance.

"Swiss Francs" or the "SF" sign means the lawful currency of Switzerland.

"Syndication Agents" means BofA Securities, Inc., Citibank, N.A. and PNC Bank, National Association.

"Synergy" has the meaning set forth in the recitals hereto.

"Target" means Cantel Medical Corp., a Delaware corporation.

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

"TARGET Day" means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent in its reasonable discretion to be a suitable replacement) is open for the settlement of payments in Euro.

"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is:

44

45 (i) a company resident in the United Kingdom for United Kingdom tax pur- poses; or (ii) a partnership, each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. “Tax Deduction” means a deduction or withholding for or on account of Tax imposed by United Kingdom or Irish legislation from a payment under a Loan Document, other than a FATCA Deduction. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, with- holdings (including back-up withholdings), assessments, fees or other like charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “TCA” means the Taxes Consolidation Act 1997 of Ireland. “Term Benchmark” when used in reference to any Advance, refers to whether such Ad- vance is bearing interest at a rate determined by reference to any of the rates set forth in clauses (i) through (vi) of the definition of Relevant Rate. “Term Benchmark Advances” means an Advance bearing interest based on a Term Bench- mark. “Term ESTR” means, for the applicable Corresponding Tenor as of the applicable Refer- ence Time, the forward-looking term rate based on ESTR that has been selected or recommended by the Relevant Governmental Body. “Term ESTR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term ESTR Transition Event. “Term ESTR Transition Event” means the determination by the Administrative Agent that (a) Term ESTR has been recommended for use by the Relevant Governmental Body, (b) the ad- ministration of Term ESTR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.10 that is not Term ESTR. 46 “Term Loan Agreement” means that certain Term Loan Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified), among STERIS plc, STERIS Limited, STERIS Irish FinCo and STERIS Corporation, each as a borrower and a guarantor, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto, with respect to an aggregate amount of commitments of $550,000,000 as of the date hereof. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Refer- ence Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition EventDetermination Day” has the meaning specified in the definition of Term SOFR Reference Rate. “Term SOFR Transition Event” means, the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the ad- ministration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.10 that is not Term SOFR.Rate” means, with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at ap- proximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is pub- lished by the CME Term SOFR Administrator. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-look- ing term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determi- nation Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Term TONA” means, for the applicable Corresponding Tenor as of the applicable Refer- ence Time, the forward-looking term rate based on TONA that has been selected or recommended by the Relevant Governmental Body. “Term TONA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term TONA Transition Event.

"Term TONA Transition Event" means the determination by the Administrative Agent that (a) Term TONA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term TONA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.10 that is not Term TONA.

"TIBOR Rate" means, with respect to any ~~Eurocurrency Rate~~Term Benchmark Advances denominated in Japanese Yen and for any Interest Period, the TIBOR Screen Rate at approximately 11:00 a.m., Japan time, two Business Days prior to the commencement of such Interest Period.

"TIBOR Screen Rate" means, for any Interest Period, the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. Japan time two business days prior to the commencement of such Interest Period. If the TIBOR Screen Rate shall be less than zero, the TIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

"TONA" means, with respect to any Business Day, a rate per annum equal to the Tokyo Overnight Average Rate for such Business Day published by the TONA Administrator on the TONA Administrator's Website.

"TONA Administrator" means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).

"TONA Administrator's Website" means the Bank of Japan's website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONA Administrator from time to time.

"Transactions" mean (i) the Acquisition and the other transactions contemplated by the Acquisition Agreement, (ii) the refinancing, prepayment, repayment, redemption, repurchase, settlement upon conversion, discharge or defeasance of certain existing indebtedness of the Target and its subsidiaries, (iii) the entering into of, and borrowings under, the Delayed Draw Term Loan Agreement, (iv) (x) the entering into of, and borrowings under, the Bridge Facility, the Term Loan Agreement and/or this Agreement and/or (y) the issuance of Securities, (v) any borrowing under this Agreement of amounts to finance the Acquisition and the other Transactions, and (vi) the payment of fees and expenses incurred in connection with the foregoing (the "Transaction Costs").

"Transaction Costs" has the meaning specified in the definition of "Transactions".

"Transfer Date" means the date of an assignment or participation pursuant to Section 9.07.

"Treaty Lender" means a Lender which:

(i) is treated as a resident of a Treaty State for the purposes of the Treaty;

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(ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Advance is effectively connected; and

(iii) meets all other conditions in the Treaty for full exemption from Tax imposed by the United Kingdom on interest, except for this purpose it shall be assumed that the following are satisfied: (A) any condition which relates (expressly or by implication) to there being a special relationship between the applicable Borrower and the Lender or between both of them and another Person, or to the amounts or terms of any Advance or the Loan Documents; and (B) any necessary procedural formalities.

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

"Type" refers to a Base Rate Advance or a ~~Eurocurrency Rate~~Term Benchmark Advance or an RFR Advance.

"UK Financial Institutions" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Non-Bank Lender" means:

(i) where a Lender becomes a party on the day on which this Agreement is entered into, a Lender listed in Part II of Schedule I; and

(ii) any New Lender which gives a Tax Confirmation in the Assignment and Acceptance which it executes on becoming a party hereto.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"United States" and "U.S." each means the United States of America.

"United States Shareholder" means any Subsidiary of the Reporting Entity that, with respect to a Select Group Company, constitutes a "United States shareholder" within the meaning of Section 951(b) of the Internal Revenue Code.

"Unrestricted Margin Stock" means any Margin Stock owned by the Consolidated Group which is not Restricted Margin Stock.

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49 “US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recom- mends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(f)(ii)(C). “VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); (b) any value added tax charged in accordance with the provisions of the Value Added Tax Act of 1994; and (b) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) and (b) above, or imposed elsewhere. “Voting Stock” means shares of capital stock issued by a corporation, or equivalent inter- ests in any other Person, the holders of which are ordinarily, in the absence of contingencies, enti- tled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency. “Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Leg- islation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the word “through” means “through and including” and each of the words “to” and “until” mean “to but excluding.” 50 SECTION 1.03 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not specifically defined herein shall be construed in accordance with, and all financial data (including financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, generally accepted accounting principles as in effect in the United States from time to time (“GAAP”); provided that at any time after the Closing Date, the Borrowers may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS, pro- vided, further, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrowers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP (it being agreed that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as State- ment of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabil- ities of the Borrowers or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470- 20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof). If at any time any change in GAAP (including as a result of an election by the Borrowers to apply IFRS) would affect the calculation of any covenant set forth herein and either the Bor- rowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); pro- vided that, until so amended, (i) such covenant shall continue to be calculated in accordance with GAAP prior to such change and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders, concurrently with the delivery of any financial statements or reports with respect to such covenant, statements setting forth a reconciliation between calculations of such covenant made before and after giving effect to such change in GAAP. Notwithstanding any changes to GAAP or IFRS, or the Borrowers’ election to apply IFRS accounting principles in lieu of GAAP, any obligation that is or would be characterized as an operating lease obligation in accordance with GAAP on February 12, 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be treated as operating lease obligations for purposes of this Agreement regardless of any changes in GAAP or IFRS, or the Borrowers’ election to apply IFRS accounting principles in lieu of GAAP. SECTION 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without lim- itation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed

51 as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be con- strued to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and (d) the words “herein,” “hereof” and “hereunder,” and words of similar im- port, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereto. Any reference herein to a “writing” includes telecopier or other electronic communication. SECTION 1.05 Currency Translations. (a) [Reserved]. (b) The Administrative Agent shall determine the Dollar Equivalent of any Al- ternative Currency Letter of Credit or Borrowing denominated in an Alternative Currency in ac- cordance with the terms set forth herein, and a determination thereof by the Administrative Agent shall be presumptively correct absent demonstrable error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Borrower in any document deliv- ered to the Administrative Agent. (c) The Administrative Agent shall determine the Dollar Equivalent of any Al- ternative Currency Letter of Credit as of (i) a date on or about the date on which the applicable Issuing Bank receives a request from the applicable Borrower for the issuance of such Letter of Credit, (ii) each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, (iii) March 31 and September 30 in each year and (iv) during the continuance of an Event of Default, as reasonably requested by the Administrative Agent, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.05(c). (d) The Administrative Agent shall determine the Dollar Equivalent of any Bor- rowing not denominated in Dollars as of (i) a date on or about the date on which the Administrative Agent receives a Notice of Borrowing in respect of such Borrowing, (ii) as of the date of the commencement of each Interest Period after the initial Interest Period therefor, (iii) during the continuance of an Event of Default, as reasonably requested by the Administrative Agent and (iv) with respect to any RFR Advance, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Advance (or, if there is no such numerically corresponding day in such month, then the last day of such month), (x) in the case of clause (ii) above, on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and (y) in the case of clause (iii) above, on the date of determina- tion, and each such amount shall be the Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section 1.05(d). (e) The Administrative Agent shall notify the Borrowers, the Lenders and the applicable Issuing Bank of each such determination on the applicable Revaluation Date and reval- uation of the Dollar Equivalent of each Letter of Credit and Borrowing made pursuant to this Section 1.05. (f) The Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round off amounts pursuant to this Section 1.05 to the nearest higher or lower amount in whole dollars or cents to ensure amounts owing by any party hereunder or that otherwise need 52 to be calculated or converted hereunder are expressed in whole dollars or in whole cents, as may be necessary or appropriate. (g) For purposes of determining compliance with Articles V (other than with respect to Section 5.03, which shall be determined based on the foreign exchange rates used to produce the applicable financial statements relating to such test date) and VI, with respect to any amount in currency other than Dollars, amounts shall be deemed to be the Dollar Equivalent thereof determined for such currency in relation to Dollars in effect on the date that is three Busi- ness Days prior to the date on which such amounts were incurred or disposed of or such failure to pay occurred or judgment or order was rendered, as applicable. SECTION 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. SECTION 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. SECTION 1.08 Interest Rates; Benchmark Notification. The interest rate on a Loanan Advance denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12- month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will perma- nently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1- month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6- month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be rep- resentative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month

~~and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA's consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark ~~Transition Event, a Term SOFR~~ Transition Event, a Term ESTR Transition Event, a Term TONA Transition Event or an Early Opt-In Election, Section 2.10 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrowers, pursuant to Section 2.10, of any change to the reference rate upon which the interest rate on ~~Eurocurrency Rate~~Term Benchmark Advances is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~LIBOR or other rates in the definition of "LIBO Rate" (or "EURIBOR Rate", or "TIBOR Rate", as applicable)~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or with respect to any RFR, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.10, whether upon the occurrence of a Benchmark Transition Event, a Term ~~SOFR Transition Event, a Term~~ ESTR Transition Event, a Term TONA Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.10), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate (or the EURIBOR Rate, or the TIBOR Rate, as applicable)~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered rate (or the euro interbank offered rate, as applicable)~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01 The Advances and Revolving Commitments. Each Revolving Lender severally and not jointly agrees, during the Availability Period, on the terms and conditions hereinafter set forth to make Revolving Advances denominated in Dollars or Alternative Currencies to any Borrower from time to time, in an aggregate amount that would not result (after

53

giving effect to any application of proceeds from such Advances pursuant to Section 2.03(a)) in (i) the Dollar Equivalent of such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment, (ii) the Dollar Equivalent of the Aggregate Revolving Credit Exposure exceeding the Aggregate Revolving Commitments and (iii) the Dollar Equivalent of the Aggregate Revolving Credit Exposure denominated in Alternative Currencies exceeding the Alternative Currency Sublimit. Each Borrowing shall be in an aggregate amount equal to the Applicable Minimum Amount and shall consist of Advances of the same Type and currency made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, each Borrower may borrow under this Section 2.01, prepay Advances pursuant to Section 2.12 and reborrow under this Section 2.01.

SECTION 2.02 Making the Advances.

(a) Each Borrowing shall be made on notice by a Borrower, given not later than (x) 11:30 A.M. (Local Time) on (1) the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing in an Alternative Currency (other than Sterling or Swiss Francs) or (2) the third U.S. Government Securities Business Day prior to the date of the proposed Borrowing in the case of a Borrowing in Dollars consisting of ~~Eurocurrency Rate~~Term Benchmark Advances, (y) 11:30 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances or (z) 11:00 A.M. (New York City time) four RFR Business Days prior to the requested day of any Borrowing of RFR Advances, in the case of an RFR Borrowing denominated in Sterling or Swiss Francs, to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or other electronic communication. Each notice of a Borrowing (a "Notice of Borrowing") shall be in writing or by telephone, and if by telephone, confirmed immediately in writing, including by telecopier (or other electronic communication) in substantially the form of Exhibit A hereto, signed by a Responsible Officer and specifying therein the identity of the applicable Borrower and the requested (i) date of such Borrowing (which shall be a Business Day), (ii) Type and currency of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) initial Interest Period for such Borrowing, if such Borrowing is to consist of ~~Eurocurrency Rate~~Term Benchmark Advances, (v) instructions for crediting the proceeds of the Borrowing (which applicable account details shall be or shall have been provided to the Administrative Agent in writing) and (vi) whether such notice is conditioned on the occurrence of any event and if such notice is so conditioned, a description of such event (it being understood that such notice may be revoked by such Borrower if such condition is not satisfied). Each Lender shall, before 12:00 P.M. (Local Time) in the case of Advances in an Alternative Currency and ~~1:30 P.M~~12:00 P.M. (New York City time) in the case of Advances in Dollars on the date of such Borrowing make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent's Office, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower in immediately available funds as specified by such Borrower to the Administrative Agent in a signed writing delivered to the Administrative Agent on or prior to the time the applicable Notice of Borrowing is delivered (or such later time as the Administrative Agent shall agree).

(b) Anything in Section 2.02(a) to the contrary notwithstanding, (i) Advances denominated in Alternative Currency may only be requested and maintained as ~~Eurocurrency Rate~~Term Benchmark Advances or, in the case of Advances denominated in Sterling or Swiss

54

Francs, may only be requested and maintained as RFR Advances (subject to Section 2.14), (ii) subject to Section 2.10, Advances denominated in Dollars shall be required to be maintained as either Term Benchmark Advances or Base Rate Advances, (iii) a Borrower may not select ~~Eurocurrency Rate~~Term Benchmark Advances denominated in Dollars if the obligation of the Lenders to make ~~Eurocurrency Rate~~Term Benchmark Advances denominated in Dollars shall then be suspended pursuant to Sections 2.10 or 2.14 and (~~iii~~iv) the ~~Eurocurrency Rate~~Term Benchmark Advances may not be outstanding as part of more than twelve (12) separate Borrowings.

(c) Each Notice of Borrowing shall be binding on the applicable Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of ~~Eurocurrency Rate~~Term Benchmark Advances or RFR Advances, the applicable Borrower shall indemnify each Lender against any reasonable loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any reasonable loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that any Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to pay or to repay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is paid or repaid to the Administrative Agent, at (i) in the case of the applicable Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount, (ii) in the case of such Lender and in the case of Dollar denominated Advances, the greater of the ~~Federal Funds~~applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (iii) in the case of such Lender and in the case of Alternative Currency denominated Advances, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender shall pay to the Administrative Agent such corresponding principal amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes of this Agreement. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(e) The failure of any Lender to make the Advances to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its

55

Advances on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advances to be made by such other Lender on the date of any Borrowing.

(f) If any Lender makes available to the Administrative Agent funds for any Advance to be made by such Lender as provided herein, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to such Borrowing are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

SECTION 2.03 Swingline Advances. (a) Subject to the terms and conditions set forth herein, each Swingline Lender severally may (but shall not be obligated to), in such Swingline Lender's sole discretion, make Swingline Advances to any Borrower from time to time during the Availability Period in Dollars or Swingline Foreign Currencies, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Advances exceeding the Swingline Commitment, (ii) except as set forth in clause (v) below with respect to the Lender that is a Swingline Lender, the Dollar Equivalent of any Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment, (iii) the Dollar Equivalent of the Aggregate Revolving Credit Exposure exceeding the Aggregate Revolving Commitments, (iv) the Dollar Equivalent of the Aggregate Revolving Credit Exposure denominated in Alternative Currencies exceeding the Alternative Currency Sublimit or (v) unless such requirement is waived in writing by the applicable Swingline Lender in its sole discretion, the Dollar Equivalent of any Swingline Lender's Swingline Exposure exceeding its Swingline Commitment. Swingline Advances shall be in amounts equal to the Applicable Minimum Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Swingline Advances.

(b) To request a Swingline Advance:

> (i) in the case of a Swingline Advance denominated in Dollars to a Borrower, the applicable Borrower shall notify the Administrative Agent and the Swingline Lender designated by such Borrower to make such Swingline Advance of such request in writing not later than 1:00 P.M. (or such other time agreed to by the applicable Borrower and such Swingline Lender), New York City time, on the day of such proposed Swingline Advance, and
>
> (ii) in the case of any other Swingline Advance, the applicable Borrower shall notify the Administrative Agent and the Swingline Lender designated by such Borrower to make such Swingline Advance of such request in writing, not later than 1:00 P.M. (or such other time agreed to by the applicable Borrower and such Swingline Lender), Local Time, on the day of such proposed Swingline Advance.

Each such notice shall be irrevocable and shall specify (A) the requested date (which shall be a Business Day), (B) the currency such Swingline Advance is to be denominated and (C) the amount of the requested Swingline Advance. The applicable Swingline Lender and the applicable Borrower shall agree upon the interest rate applicable to such Swingline Advance (provided that in no event shall the interest rate for Swingline Advances denominated in Dollars exceed the Base Rate plus the Applicable Margin for Base Rate Advances plus the Facility Fee). Such interest shall be

56

payable in arrears quarterly on the last Business Day of each March, June, September and December and on the date such Swingline Advance is paid in full.

Any funding of a Swingline Advance that is agreed to by a Swingline Lender shall be made on the proposed date thereof by 4:00 P.M., Local Time, to the account of the applicable Borrower designated by such Borrower in writing to the applicable Swingline Lender (or, in the case of a Swingline Advance made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), by remittance to the applicable Issuing Bank). Each Swingline Advance shall be made by the Swingline Lender from whom the applicable Borrower has requested such Swingline Advance. The Administrative Agent shall determine the procedures to be followed by the Swingline Lenders to ensure compliance with Section 2.03(a) at the time any Swingline Advance is made and to ensure that the amount of Revolving Advances made does not exceed the amounts permitted by Section 2.01, and each Swingline Lender and the other parties hereto agrees to abide by such procedures. If the Swingline Advances at any time exceed any of the amounts permitted by Section 2.01 or 2.03(a), each applicable Borrower shall promptly prepay the relevant Swingline Advances for the account of such Borrower by the amount of such excess. No Swingline Lender shall be responsible for the failure of any other Swingline Lender to make a Swingline Advance hereunder.

(c) Any Swingline Lender, at any time and from time to time may, on behalf of the applicable Borrower (which hereby irrevocably directs the Swingline Lenders to act on its behalf), on notice given no later than 10:00 A.M., Local Time, on any Business Day request each Lender to make, and each Lender hereby agrees to make, an Advance denominated in the currency of any applicable outstanding Swingline Advance, in an amount equal to such Lender's Applicable Adjusted Percentage of the aggregate amount of such Swingline Advance (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the relevant Swingline Lender. Each Lender shall make the amount of such Revolving Advance available to the Administrative Agent in immediately available funds, not later than the time set forth in Section 2.02 for the making of a Revolving Advance, in the case of Dollar Advances, on such Business Day and in the case of Advances denominated in an Alternative Currency, three Business Days after such notice date. The proceeds of such Revolving Advances shall be immediately made available by the Administrative Agent to the relevant Swingline Lender for application by the relevant Swingline Lender to the repayment of the Refunded Swingline Loans. The applicable Borrower irrevocably authorizes the relevant Swingline Lender to charge its account with such Swingline Lender (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans. To the extent the applicable Borrower does not have an account with such Swingline Lender, the Borrower shall pay to such Swingline Lender on demand the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(d) Each Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 P.M., New York City time (or 11:00 a.m. Local Time in the case of any Swingline Advance denominated in any Alternative Currency), on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Advances of such Swingline Lender. Such notice shall specify the aggregate amount of such Swingline Advances in which the Lenders will participate, and such Swingline Advances (x) if denominated in Dollars, shall bear interest at the rate applicable to Base Rate Advances, and (y) if denominated in an Alternative Currency, shall be converted to Dollars and shall bear interest at

57

the rate applicable to Base Rate Advances. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Adjusted Percentage of such Swingline Advance or Advances. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lenders, such Lender's Applicable Adjusted Percentage of such Swingline Advance or Advances. Each Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, and the Administrative Agent shall promptly pay to the applicable Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Advance acquired pursuant to this Section 2.03(d), and thereafter payments in respect of such Swingline Advance shall be made to the Administrative Agent and not to the applicable Swingline Lenders. Any amounts received by a Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Advance after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Advance pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof and the applicable Borrower shall reimburse each Lender for any amounts that may be due under any other term of this Agreement.

(e) Additional Swingline Lenders. From time to time, a Borrower may designate other Lenders that agree (in their sole discretion) to act in such capacity and are reasonably satisfactory to the Administrative Agent and the Borrowers as additional Swingline Lenders. A Borrower may withdraw any such designation at any time (with respect to a Swingline Lender added pursuant to this Section 2.03(e)). After a Swingline Lender's designation is withdrawn hereunder, such Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Advances issued by it prior to such replacement, but shall not be required to issue additional Swingline Advances.

SECTION 2.04 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request any Issuing Bank selected by it to issue Letters of Credit denominated in Dollars or Alternative Currencies for its own account or the account of a Subsidiary, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by such Borrower and a Subsidiary with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything contained herein to the contrary, Bank of

58

59 America, N.A., in its capacity as an Issuing Bank, shall have no obligation to issue any Letter of Credit with (i) STERIS plc or STERIS Irish FinCo (or any other Irish Borrower) as the applicant or (ii) any Irish beneficiary, unless otherwise agreed to by Bank of America, N.A. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an out- standing Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Is- suing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.04(c) below), the amount of such Letter of Credit, the name and address of the account party thereof (which shall be a Borrower or a Subsidiary, and if a Subsidiary then the applicable Borrower shall be directly liable with respect to all obligations relating to such Letter of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower (and the applicable Subsidiary if such Letter of Credit is to be issued for the account of a Subsidiary) also shall submit a letter of credit application on the Issuing Bank’s stand- ard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Equivalent of the aggregate LC Exposure shall not exceed the aggregate LC Commitment, (ii) the Dollar Equivalent of the LC Exposure attributable to Letters of Credit issued by a particular Issuing Bank shall not exceed such Issuing Bank’s LC Commitment sub-commitment (provided such Issuing Bank may, in its sole discretion, agree to waive such requirement as to itself), (iii) the Dollar Equivalent of any Lender’s Revolving Credit Exposure does not exceed such Lender’s Revolving Commitment, (iv) the Dollar Equivalent of the Aggregate Revolving Credit Exposure does not exceed the Ag- gregate Revolving Commitments and (v) the Dollar Equivalent of the Aggregate Revolving Credit Exposure denominated in Alternative Currencies does not exceed the Alternative Currency Sub- limit. An Issuing Bank shall not be under any obligation to issue, amend, renew or extend any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending, renewing or extending such Letter of Credit, or any law applicable to such Is- suing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance, amendment, renewal or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issu- ing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it; or 60 (ii) the issuance, amendment, renewal or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (provided that any Letter of Credit with a two year tenor may provide for additional two year extensions thereof subject to the approval of the Administrative Agent and such date not extending beyond the date in clause (ii)), unless otherwise consented to by the applicable Issuing Bank and (ii) the date that is five Business Days prior to the Revolving Maturity Date. Notwith- standing the foregoing, in the event and to the extent that a Letter of Credit remains cash collat- eralized, without duplication, in an amount equal to at least 105% of the face amount thereof, such Letter of Credit may continue outstanding for a period of time up to one year past the Revolving Maturity Date. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Adjusted Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, in the currency of the applicable LC Disbursement and for the account of the respective Issuing Bank, such Lender’s Applicable Adjusted Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in Section 2.04(e) below, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the Revolving Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments. (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement in the currency of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Local Time, on the Business Day immediately following the day that such Borrower receives such notice; provided that a Borrower may, subject to the conditions to borrowing set forth herein, request that such payment be financed, if applicable given the currency of the LC Disbursement, with an Advance or Swingline Advance, at the option of such Borrower, in an equivalent amount and, to the extent so financed, such Borrower’s obli- gation to make such payment shall be discharged and replaced by the resulting Advance or Swin- gline Advance. If a Borrower fails to make such payment when due, such amount, if denominated in an Alternative Currency shall be converted to Dollars and shall bear interest at the Base Rate plus the Applicable Margin and the Administrative Agent shall notify each Lender of the applica- ble LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Adjusted Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Adjusted Percentage of the payment

61 then due from such Borrower, and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Adminis- trative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of an Advance or a Swingline Advance as contemplated above) shall not constitute an Advance and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement. (f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Dis- bursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrev- ocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their respective Related Parties, shall have any liability or responsi- bility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances re- ferred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmis- sion or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank. The foregoing provisions of this Section 2.04(f) shall not be construed to excuse an Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower and, in consideration of accepting the benefit of such Letter of Credit, any applica- ble Subsidiary for whom such Letter of Credit is issued to the extent permitted by applicable law) suffered by such Borrower and any applicable Subsidiary that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. 62 (g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Ad- ministrative Agent and the applicable Borrower in writing of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower and any applicable Subsidiary of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement. (h) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the applicable Borrower or the applicable Subsidiary shall reim- burse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower and/or the applicable Subsidiary reimburses such LC Disbursement, at the rate per annum (i) in the case of LC Disbursements made in Dollars, and at all times following the conversion to Dollars of an LC Disbursement made in an Alternative Cur- rency pursuant to Section 2.04(e) above, at the rate per annum then applicable to Base Rate Ad- vances and (ii) in the case of LC Disbursements made in an Alternative Currency, and at all times prior to their conversion to Dollars pursuant to Section 2.04(e) above, at a rate determined in a customary manner in good faith by the Issuing Bank for short term Advances in such Alternative Currency; provided that, if a Borrower or any applicable Subsidiary fails to reimburse such LC Disbursement when due pursuant to Section 2.04(e) above, then Section 2.09(b) shall apply. In- terest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.04(e) above to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment. (i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by a Borrower with another Lender by a written agreement reasonably satisfactory to the applicable Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issu- ing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issu- ing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.06(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Is- suing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit. (j) Cash Collateralization. If any Event of Default under Section 6.01(a) or Section 6.01(e) shall occur and be continuing, not later than the third Business Day after a Bor- rower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Advances has been accelerated, Lenders with LC Exposure representing greater than 50%

63 of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower (with respect to any Letters of Credit issued for its account only (including for the avoid- ance of doubt any Letter of Credit issued for a Subsidiary in respect of which such Borrower is obligated)) shall deposit in an account with the Administrative Agent, in the name of the Admin- istrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to such Borrower with respect to any Letters of Credit issued for its account described in Section 6.01(e). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, in- cluding the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfac- tion of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Advances has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower or applicable Sub- sidiary within three Business Days after all such Events of Default have been cured or waived. (k) Additional Issuing Banks. From time to time, a Borrower may designate other Lenders that agree (in their sole discretion) to act in such capacity and are reasonably satis- factory to the Administrative Agent and the Borrowers as Issuing Banks. Each such additional Issuing Bank shall execute such agreements reasonably requested by the Administrative Agent and shall thereafter be an Issuing Bank hereunder for all purposes. A Borrower may withdraw any such designation at any time (with respect to an Issuing Bank added pursuant to this Section 2.04(k)). After an Issuing Bank’s designation is withdrawn hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (l) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week and the first Business Day of each fiscal quarter of the Reporting Entity, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week or the preceding fiscal quarter of the Reporting Entity, as applicable, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and out- standing after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank 64 makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Dis- bursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request. (m) Existing Letters of Credit. Upon the Closing Date, all Existing Letters of Credit shall be deemed to have been issued under this Agreement on the Closing Date and to be outstanding as Letters of Credit under this Agreement. SECTION 2.05 [Reserved]. SECTION 2.06 Fees. (a) Facility Fee. The Reporting Entity agrees to pay or cause to be paid, to the Administrative Agent for the account of each Lender holding Revolving Commitments (other than a Defaulting Lender for such time as such Lender is a Defaulting Lender, except with respect to fees for amounts under the Revolving Commitments actually funded by such Defaulting Lender) a facility fee (collectively, the “Facility Fees”) in an amount equal to the rate per annum set forth under the heading “Facility Fee” in the definition of “Applicable Margin” of the daily aggregate Revolving Commitments (drawn or undrawn) of such Lender, commencing on the Closing Date in arrears on the 15th day following the last Business Daydate of each fiscal quarter ending March, June, September and December and upon the termination in full of the Revolving Commitments. Facility Fees will be calculated on the basis of a 360-day year and actual days elapsed. (b) [Reserved]. (c) Letter of Credit Fees. Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit issued for the account or at the request of such Borrower, which shall accrue on the daily maximum amount then available to be drawn under such Letter of Credit at the same Applicable Margin used to determine the interest rate applicable to Eurocur- rency RateTerm Benchmark Advances, during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 0.125% per annum on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the administration, issuance, amendment, payment, negotiation or extension of any Letter of Credit issued for the account or at the request of such Borrower, and other processing fees, and other standard costs and charges of such Issuing Bank relating to Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and De- cember of each year shall be payable on the 15th day of the month immediately following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after de- mand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) [Reserved].

(e) Additional Fees. The Reporting Entity shall, without duplication to the fees referred to above in Section 2.06(a) and (c), pay, or cause to be paid, to the Administrative Agent, the Joint Lead Arrangers and the Lenders for their account (or that of their applicable Affiliate) such fees as may from time to time be agreed between any of the Consolidated Group and the Administrative Agent, the Joint Lead Arrangers and/or the Lenders, including, for the avoidance of doubt, pursuant to the Fee Letter.

SECTION 2.07 Termination or Reduction of the Commitments.

(a) Mandatory Reduction or Termination. Unless previously terminated, the Revolving Commitments shall terminate in full on the Revolving Maturity Date. Any termination or reduction of the Commitments shall be permanent. The foregoing shall not excuse any Defaulting Lender from liability for a failure to fund its Commitment.

(b) Voluntary Reduction or Termination. A Borrower may, upon notice to the Administrative Agent, terminate any of the Commitments, or from time to time permanently reduce any of the Commitments; provided that (x) any such notice shall be received by the Administrative Agent not later than 1:00 P.M. (New York City time) (or such later time as the Administrative Agent may agree in its discretion) on the date of termination or reduction, and (y) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of any of the Commitments. Any reduction of any of the Commitments shall be applied to the Commitments of each Lender according to its proportional share of such Commitments prior to the reduction. All Facility Fees accrued until the effective date of any termination of any of the Commitments shall be paid on the effective date of such termination.

(c) Defaulting Lender Commitment Reductions. A Borrower may terminate the unused amount of the Commitments of any Lender that is a Defaulting Lender upon not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), it being understood that notwithstanding such Commitment termination, the provisions of Section 2.20(d) will continue to apply to all amounts thereafter paid by any applicable Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination shall not be deemed to be a waiver or release of any claim any of the Borrowers, the Administrative Agent or any Lender may have against such Defaulting Lender.

SECTION 2.08 Repayment of Advances. Each Borrower shall repay (i) to the Administrative Agent for the benefit of the Revolving Lenders on the Revolving Maturity Date the aggregate principal amount of the Revolving Advances for the account of such Borrower outstanding on such date; and (ii) to each Swingline Lender the then unpaid principal amount of each

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Swingline Advance made by such Swingline Lender to such Borrower on the earlier of the Revolving Maturity Date and the date 5 Business Days after such Swingline Advance is made or such other date agreed to between the applicable Borrower and the applicable Swingline Lender.

SECTION 2.09 Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time and (B) the Applicable Margin, payable in arrears quarterly on the last Business Day of each March, June, September and December, during such periods and on the date such Advances are paid in full.

(ii) ~~Eurocurrency Rate~~Term Benchmark Advances. During such periods as such Advance is a ~~Eurocurrency Rate~~Term Benchmark Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the ~~Eurocurrency Rate~~Relevant Rate applicable to such Term Benchmark Advance for such Interest Period for such Advance, and (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such ~~Eurocurrency Rate~~Term Benchmark Advance shall be Converted or paid in full.

(iii) Swingline Advances. Swingline Advances shall accrue interest as set forth in Section 2.03.

(iv) RFR Advances. Each RFR Advance shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin, payable in arrears on each RFR Interest Payment Date for such Advances.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6.01(a), the Administrative Agent shall, upon the request of the Required Lenders, require each Borrower to pay interest ("Default Interest"), which amount shall accrue as of the date of occurrence of the Event of Default, on (i) amounts that are overdue from such Borrower, payable in arrears on the dates referred to in Section 2.09(a)(i), 2.09(a)(ii)~~ or~~, 2.09(a)(iii) or 2.09(a)(iv), at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such overdue amount pursuant to Section 2.09(a)(i), 2.09(a)(ii) ~~or~~, 2.09(a)(iii) or 2.09(a)(iv) and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder by such Borrower that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances for the account of such Borrower pursuant to Section 2.09(a)(i), or in the case of amounts due in an Alternative Currency, at a rate for short term borrowings of such Alternative Currency determined in a customary manner in good faith by the Administrative Agent, provided, however, that following acceleration of the Advances for the account of such Borrower pursuant to Section 6.01, Default

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Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

SECTION 2.10 Interest Rate Determination. (a) Subject to clauses (e) to (h) of this Section 2.10, the Administrative Agent shall give prompt notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.09(a)(i)~~ or~~, 2.09(a)(ii) or 2.09(a)(iv).

(b) If, with respect to any ~~Eurocurrency Rate~~Term Benchmark Advances (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Term Benchmark (including, ~~without limitation, by means of an Interpolated Rate or~~ because the Relevant Rate or Relevant Screen Rate is not available or published on a current basis) ~~do not exist for ascertaining the Eurocurrency Rate~~ for such Interest Period for the applicable Agreed Currency~~; provided that no Benchmark Transition Event shall have occurred at such time,~~ and such Interest Period or (ii) the Required Lenders notify the Administrative Agent that ~~(x) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (at the applicable Local Time) on the second Business Day before (or in the case of Borrowings in Canadian Dollars and Australian Dollars, on the Business Day of) the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (y) the Eurocurrency~~the Relevant Rate for the applicable Agreed Currency and such Interest Period for such Advances will not adequately and fairly reflect the cost to the Required Lenders of making, funding or maintaining their respective ~~Eurocurrency Rate~~Term Benchmark Advances for the applicable Agreed Currency and such Interest Period, the Administrative Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (A) until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist, such Borrower will, on the last day of the then existing Interest Period therefor (or the next succeeding Business Day if such day is not a Business Day), (x) in the case of Dollar denominated Advances, (i) prepay such Advances, (ii) Convert such Advances into Base Rate Advances and (y) in the case of Alternative Currency denominated Advances, (i) prepay such Advances, (ii) solely for the purpose of calculating the interest rate applicable to such Advances, deem such Alternative Currency denominated Advances to be Dollar denominated ~~Eurocurrency Rate~~Term Benchmark Advances, if available, and such Alternative Currency denominated Advances shall accrue interest at the same interest rate applicable to Dollar denominated ~~Eurocurrency Rate~~Term Benchmark Advances at such time, if available, or (iii) consent to the maintenance of such Advances at a rate for short term borrowings of the applicable Alternative Currency determined in a customary manner in good faith by the Administrative Agent and (B) the obligation of the Lenders to make, or to Convert Dollar denominated Advances into, ~~Eurocurrency Rate~~Term Benchmark Advances shall be suspended, and any applicable Alternative Currency denominated Advances shall be made and maintained at a rate for short term borrowings of such Alternative Currency determined in a customary manner in good faith by the Administrative Agent, until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(c) If a Borrower shall fail to select the duration of any Interest Period for any ~~Eurocurrency Rate~~Term Benchmark Advances made to such Borrower in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Lenders and such ~~Eurocurrency Rate~~Term

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Benchmark Advances will automatically, on the last day of the then existing Interest Period therefor, continue as ~~Eurocurrency Rate~~Term Benchmark Advances with an Interest Period of one month, or in the case of ~~Eurocurrency Rate~~Term Benchmark Advances denominated in Alternative Currency, automatically Convert to a new ~~Eurocurrency Rate~~Term Benchmark Advance with an Interest Period of one month's duration.

(d) If, with respect to any RFR Advances (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent demonstrable error), at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency, or (ii) the Required Lenders notify the Administrative Agent that, at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders ~~(or Lender)~~ of making or maintaining their RFR Advances ~~(or its Advance)~~ included in such Borrowing for the applicable Agreed Currency, then the Administrative Agent shall forthwith so notify the applicable Borrower and the Lenders and, until (x) the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (y) the applicable Borrower delivers a new Notice of Borrowing (or notice of Conversion or continuation, as applicable), any Notice of Borrowing (or notice of Conversion or continuation, as applicable) that requests an RFR Borrowing, or the Conversion of any Borrowing to, or continuation of any Borrowing as, an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective. Furthermore, (i) if any RFR Advance in Dollars is outstanding on the date of the Borrower's receipt of the notice from the Administrative Agent referred to in this Section 2.10(d) with respect to a Relevant Rate applicable to such RFR Advance, then from the date of such notice until (x) the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Notice of Borrowing (or notice of Conversion or continuation, as applicable) in accordance with the terms of Section 2.02, any RFR Advance shall be converted into a Base Rate Advance denominated in Dollars or (ii) if any RFR Advance in any Agreed Currency (other than in Dollars) is outstanding on the date of the Borrower's receipt of the notice from the Administrative Agent referred to in this Section 2.10(d) with respect to a Relevant Rate applicable to such RFR Advance, then from the date of such notice until (x) the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Notice of Borrowing (or notice of Conversion or continuation, as applicable) in accordance with the terms of Section 2.02, any RFR Advance shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate cannot be determined, any outstanding affected RFR Advances, at the applicable Borrower's election, shall either (A) be converted into Base Rate Advances denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder

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and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(f) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(g) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark ~~Transition Event, a Term SOFR~~ Transition Event, a Term ESTR Transition Event, a Term TONA Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (i) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10.

(h) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, (x) ~~with respect to Dollar denominated Advances, if a Term SOFR Transition Event and its related Benchmark Replacement Date,~~[reserved], (y) with respect to Euro denominated Advances, if a Term ESTR Transition Event and its related Benchmark Replacement Date, or (z) with respect to Japanese Yen denominated Advances, if a Term TONA Transition Event and its related Benchmark Replacement Date, as applicable, have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (h) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term ~~SOFR Notice, a Term~~ ESTR Notice or a Term TONA Notice, as applicable.

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(i) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Relevant Rate of the applicable Term ~~SOFR~~Benchmark Advance, Term ESTR~~,~~ or Term TONA~~, LIBO Rate, EURIBOR Rate or TIBOR Rate~~) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of "Interest Period" for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(j) Upon any Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, (I) such Borrower may revoke any request for a conversion to or continuation of ~~Eurocurrency Rate~~Term Benchmark Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) such Borrower will be deemed to have converted any request for a ~~Eurocurrency Rate~~Term Benchmark Advance denominated in Dollars into a request for a conversion to Base Rate Advances or (y) for any ~~Eurocurrency Rate~~ Term Benchmark Advance denominated in an Alternative Currency, at the option of such Borrower, (1) such Borrower shall have consented to the maintenance of such Advance at a rate for short term borrowings of the applicable Alternative Currency determined in a customary manner in good faith by the Administrative Agent, (2) solely for the purpose of calculating the interest rate applicable to such Advance, such Advance shall be deemed to be a ~~Eurocurrency Rate~~Term Benchmark Advance denominated in Dollars, if available, and such Alternative Currency denominated Advance shall accrue interest at the same interest rate applicable to ~~Eurocurrency Rate~~Term Benchmark Advances denominated in Dollars at such time, if available or (3) such Advance shall be ineffective and (II) such Borrower may revoke any request for a conversion to or continuation of RFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, any RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any ~~Eurocurrency Rate~~Term Benchmark Advance or RFR Advance in any Agreed Currency is outstanding on the date of any Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period with respect to such ~~Eurocurrency Rate~~Term Benchmark Advance or RFR Advance, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.10, (A) for Advances denominated in Dollars, any ~~Eurocurrency Rate~~Term Benchmark Advance shall on the last day of the Interest Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance denominated in Dollars and (B) for Advances denominated in an Alternative Currency, (1) any

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~~Eurocurrency Rate~~Term Benchmark Advance shall, on the last day of the Interest Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), at the option of the applicable Borrower, be (i) prepaid, (ii) solely for the purpose of calculating the interest rate applicable to such Advance, deemed to be a ~~Eurocurrency Rate~~Term Benchmark Advance denominated in Dollars, if available, and such ~~Eurocurrency Rate~~Term Benchmark Advance shall accrue interest at the same interest rate applicable to ~~Eurocurrency Rate~~Term Benchmark Advances denominated in Dollars at such time, if available, or (iii) maintained at a rate for short term borrowings of the applicable Alternative Currency determined in a customary manner in good faith by the Administrative Agent as consented to by such Borrower and (2) (i) any RFR Advance in Dollars shall be converted into Base Rate Advances denominated in Dollars or (ii) any RFR Advance denominated in any Agreed Currency (other than Dollars) shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Advances denominated in any Alternative Currency, at the applicable Borrower's election, shall either (i) be converted into Base Rate Advances denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (ii) be prepaid in full immediately.

(k) Upon the occurrence and during the continuance of any Event of Default, upon the written election of the Required Lenders, (i) each ~~Eurocurrency Rate~~Term Benchmark Advance denominated in Dollars will, on the last day of the then existing Interest Period therefor, be Converted into a Base Rate Advance, (ii) each ~~Eurocurrency Rate~~Term Benchmark Advance denominated in any Alternative Currency will, on the last day of the then existing Interest Period therefor, solely for the purpose of calculating the interest rate applicable to such Advances, be deemed to be a Base Rate Advance denominated in Dollars and shall accrue interest at the same interest rate applicable to Base Rate Advances and (iii) the obligation of the Lenders to make, or to Convert Dollar denominated Advances into, ~~Eurocurrency Rate~~Term Benchmark Advances shall be suspended.

SECTION 2.11 Optional Conversion of Advances. Each Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion (or in the case of a Conversion into Base Rate Advances, the Business Day prior) and subject to the provisions of Sections 2.02(b)(ii), 2.10 and 2.14, Convert Advances denominated in Dollars made to such Borrower of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of ~~Eurocurrency Rate~~Term Benchmark Advances into Base Rate Advances made on a date other than on the last day of an Interest Period for such ~~Eurocurrency Rate~~Term Benchmark Advances, shall be subject to any amounts owing pursuant to Section 9.04(c), any Conversion of Base Rate Advances into ~~Eurocurrency Rate~~Term Benchmark Advances shall be in an Applicable Minimum Amount and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion (which shall be a Business Day), (ii) the Advances to be Converted, and (iii) if such Conversion is into ~~Eurocurrency Rate~~Term Benchmark Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the applicable Borrower giving such notice.

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SECTION 2.12 Optional and Mandatory Prepayments of Advances. (a) A Borrower may, upon written notice to the Administrative Agent stating the proposed date and aggregate principal amount of the proposed prepayment, (i) given not later than 10:00 A.M. (New York City time) on the date (which date shall be a Business Day) of such proposed prepayment, in the case of a Borrowing consisting of Base Rate Advances, (ii) given not later than 10:00 A.M. (Local Time) at least two Business Days prior to the date (which date shall be a Business Day) of such proposed prepayment, in the case of a Borrowing consisting of ~~Eurocurrency Rate~~Term Benchmark Advances and (iii) given not later than 11:00 a.m. (New York City time) at least ~~four~~five RFR Business Days prior to the date (which date shall be a Business Day) of such proposed prepayment, in the case of a Borrowing consisting of RFR Advances, and if such notice is given, such Borrower shall prepay the outstanding principal amount of the Advances comprising part of the same Borrowing made to such Borrower in whole or ratably in part, and in the case of any ~~Eurocurrency Rate~~Term Benchmark Advances or RFR Advances, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of the Applicable Minimum Amount, (ii) if any prepayment of a ~~Eurocurrency Rate~~Term Benchmark Advance is made on a date other than the last day of an Interest Period for such ~~Eurocurrency Rate~~Term Benchmark Advance, such Borrower shall also pay any amount owing pursuant to Section 9.04(c) and (iii) if any prepayment of an RFR Advance is made on a date other than on the RFR Interest Payment Date applicable thereto, such Borrower shall also pay any amount owing pursuant to Section 9.04(d); and provided, further, that, subject to clause (ii) of the immediately preceding proviso, any such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of a specific transaction, in which case such notice may be revoked by such Borrower if such condition is not satisfied.

(b) In the event and on such occasion that (i) the Dollar Equivalent of any Lender's Revolving Credit Exposure exceeds such Lender's Revolving Commitment, (ii) the Dollar Equivalent of the Aggregate Revolving Credit Exposure of all Lenders exceeds the aggregate Revolving Commitment of all Lenders available at such time for extensions of credit, (iii) the Dollar Equivalent of the Aggregate Revolving Credit Exposure denominated in Alternative Currencies exceeds the Alternative Currency Sublimit, (iv) the Dollar Equivalent of the Swingline Exposure of a Swingline Lender exceeds such Swingline Lender's Revolving Commitment or Swingline Commitment or (v) the Dollar Equivalent of the LC Exposure attributable to Letters of Credit issued by an Issuing Bank exceeds such Issuing Bank's LC Commitment, each Borrower shall, not later than one Business Day after written notice from the Administrative Agent of such circumstances (which notice shall include a reasonably detailed calculation of such excess), prepay the Borrowings made by it (or as applicable with respect to Letters of Credit, cash collateralize such Letters of Credit) in an aggregate amount and in such currencies, as applicable, necessary to eliminate the proportionate share of such excess attributable to the Borrowings made by such Borrower.

(c) All prepayments of Advances pursuant to this Section 2.12 will be without premium or penalty, other than compensation for breakage costs incurred by the Lenders in the case of ~~Eurocurrency Rate~~Term Benchmark Advances and RFR Advances to the extent required by, and as set forth in, Sections 9.04(c) or (d), as applicable.

SECTION 2.13 Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any

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directive, guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), in each case after the date hereof (or with respect to any Lender or Issuing Bank (or the Administrative Agent), if later, the date on which such Lender or Issuing Bank (or the Administrative Agent) becomes a Lender or Issuing Bank (or the Administrative Agent), as applicable), there shall be any increase in the cost to any Lender, Issuing Bank or the Administrative Agent of agreeing to make or making, funding or maintaining Advances or any Letter of Credit or participation therein (excluding for purposes of this Section 2.13 any such increased costs resulting from (i) Taxes as to which such Lender or Issuing Bank is indemnified under Section 2.16, (ii) Excluded Taxes or (iii) Other Taxes), then the Reporting Entity shall from time to time, upon demand by such Lender, Issuing Bank or the Administrative Agent (with a copy of such demand to the Administrative Agent, if applicable), pay or cause to be paid to the Administrative Agent for the account of such Lender or Issuing Bank (or for its own account, if applicable) additional amounts sufficient to compensate such Lender, Issuing Bank or the Administrative Agent for such increased cost. A certificate describing such increased costs in reasonable detail delivered to the Reporting Entity shall be conclusive and binding for all purposes, absent demonstrable error.

(b) If any Lender or Issuing Bank reasonably determines that compliance with any law or regulation or any directive, guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), in each case promulgated or given after the date hereof (or with respect to any Lender or Issuing Bank, if later, the date on which such Lender or Issuing Bank becomes a Lender or Issuing Bank, as applicable), affects or would affect the amount of capital, insurance or liquidity required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and that the amount of such capital, insurance or liquidity is increased by or based upon the existence of such Lender or Issuing Bank's commitment to lend or issue any Letter of Credit (or any participations therein) hereunder and other commitments of this type, the applicable Borrower shall, from time to time upon demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation in the light of such circumstances, to the extent that such Lender or Issuing Bank reasonably determines such increase in capital, insurance or liquidity to be allocable to the existence of such Lender's Advances, commitment to lend or Letter of Credit (or participation therein) hereunder. A certificate as to such amounts submitted to such Borrower and the Administrative Agent by such Lender or Issuing Bank shall be conclusive and binding for all purposes, absent demonstrable error.

(c) Notwithstanding anything in this Section 2.13 to the contrary, for purposes of this Section 2.13, (A) the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder or in connection therewith or in implementation thereof, and (B) all requests, rules, guidelines and directions promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar or successor agency, or the United States or foreign regulatory authorities, in each case, pursuant to Basel III) shall be deemed to have been enacted following the date hereof (or with respect to any Lender or Issuing Bank, if later, the date on which such Lender or Issuing Bank becomes a Lender or Issuing

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Bank); provided that no Lender or Issuing Bank shall demand compensation pursuant to this Section 2.13(c) unless such Lender or Issuing Bank is making corresponding demands on similarly situated borrowers in comparable credit facilities to which such Lender or Issuing Bank is a party.

SECTION 2.14 Illegality. Notwithstanding any other provision of this Agreement, (a) if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority, including without limitation, any agency of the European Union or similar monetary or multinational authority, asserts that it is unlawful, for such Lender or its ~~Eurocurrency~~Applicable Lending Office to perform its obligations hereunder to make ~~Eurocurrency Rate~~Term Benchmark Advances or to fund or maintain ~~Eurocurrency Rate~~Term Benchmark Advances hereunder, (i) each ~~Eurocurrency Rate~~Term Benchmark Advance of such Lender will automatically, upon such notification, be Converted into a Base Rate Advance and (ii) the obligation of such Lender to make ~~Eurocurrency Rate~~Term Benchmark Advances or to Convert Advances into ~~Eurocurrency Rate~~Term Benchmark Advances shall be suspended until the Administrative Agent shall notify the Borrowers and such Lender that the circumstances causing such suspension no longer exist and (b) if the circumstances described in clause (a) shall have occurred and, if Lenders constituting the Required Lenders so notify the Administrative Agent, (i) each ~~Eurocurrency Rate~~Term Benchmark Advance of each Lender will automatically, upon such notification, Convert into a Base Rate Advance and (ii) the obligation of each Lender to make ~~Eurocurrency Rate~~Term Benchmark Advances or to Convert Advances into ~~Eurocurrency Rate~~Term Benchmark Advances shall be suspended until the Administrative Agent shall notify the Borrowers and each Lender that the circumstances causing such suspension no longer exist. Notwithstanding any other provision of this Agreement, if any of the circumstances set forth in clauses (a) or (b) above arise with respect to Advances denominated in an Alternative Currency, such Alternative Currency denominated Advances shall be made or maintained, as applicable, at a rate for short term borrowings of such Alternative Currency determined in a customary manner in good faith by the Administrative Agent.

SECTION 2.15 Payments and Computations. (a) Each Borrower shall make each payment required to be made by it under this Agreement not later than 3:00 P.M. (Local Time) on the day when due in Dollars (or (i) with respect to principal, LC Disbursements, interest or breakage indemnity due in respect of Advances or Letters of Credit denominated in an Alternative Currency, in such Alternative Currency and (ii) with respect to other payments required to be made by it pursuant to Section 2.13 or 9.04 that are invoiced in a currency other than Dollars, shall be payable in the currency so invoiced) to the Administrative Agent at the Administrative Agent's Office in same day funds, except that payments to be made directly to an Issuing Bank or Swingline Lender as provided herein shall be made to such Issuing Bank or Swingline Lender. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.13, 2.14, 2.16, 2.17, 9.04(c) or 9.04(d)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(f), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the assignor for amounts which have accrued to but excluding the effective

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75 date of such assignment and to the assignee for amounts which have accrued from and after the effective date of such assignment. All payments to be made by the Borrowers shall be made with- out condition or deduction for any counterclaim, defense, recoupment or setoff. (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender by such Borrower is not made when due hereunder, to charge from time to time against any or all of such Borrower’s accounts with such Lender any amount so due, unless otherwise agreed between such Borrower and such Lender. (c) All computations of interest based on the Base Rate when the Base Rate is based on the “prime rate” or with respect to any Advances denominated in Sterling, Canadian Dollars and Australian Dollars shall be made by the Administrative Agent on the basis of a year of 365 days or, other than with respect to Canadian Dollars and Australian Dollars, 366 days, as the case may be, and all other computations of interest based on the Base Rate, Eurocurrencythe Relevant Rate (other than with respect to any Advances denominated in Canadian Dollars or, Aus- tralian Dollars, Sterling or Swiss Francs), RFR (other than with respect to any Advances denomi- nated in Sterling), or the Federal Funds Rate or NYFRB Rate, and of facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or such fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error. (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or com- mitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency RateTerm Benchmark Advances1 to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day. (e) Unless the Administrative Agent shall have received written notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Bor- rower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent, following prompt notice thereof, forthwith on demand such amount distrib- uted to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate, or in the case of amounts in an Alternative Currency, at a rate for short term borrowings of such Alternative Currency determined in a customary manner in good faith by the Administrative Agent.applicable Overnight Rate. 1 NTD: RFR Advances would be governed by the general rule on payment dates at the beginning of this sentence. 76 (f) If at any time insufficient funds are received by and available to the Admin- istrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties. SECTION 2.16 Taxes. (a) Any and all payments by or on behalf of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and each Agent, (i) Taxes imposed on (or measured by) its overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case only to the extent imposed by the jurisdic- tion (or any political subdivision thereof) under the laws of which such Lender or such Agent, as the case may be, is organized, by the jurisdiction (or any political subdivision thereof) of such Lender’s Applicable Lending Office or such Lender’s or such Agent’s principal office, or as a result of a present or former connection between such Lender or such Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or such Agent having exe- cuted, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document), (ii) backup withholding Tax imposed by the United States on payments by any Loan Party to any Lender, (iii) any Tax that is imposed by reason of such recipient’s failure to comply with Section 2.16(f), (iv) any U.S. federal or Luxembourg or Netherlands withholding Tax imposed pursuant to a law in effect at the time a Lender becomes a party to this Agreement or acquires an interest in the Advance (or designates a new Applicable Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new Applica- ble Lending Office or assignment, to receive additional amounts from the Loan Party with respect to such withholding Tax pursuant to this Section 2.16, and (v) any taxes imposed under FATCA, including as a result of such recipient’s failure to comply with Section 2.16(f)(iii) (all such ex- cluded Taxes in respect of payments under any Loan Document being hereinafter referred to as “Excluded Taxes”). If the applicable Withholding Agent shall be required by applicable law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or any Agent, (A) the applicable Withholding Agent shall make such deductions and (B) the ap- plicable Withholding Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a Loan Party shall be required by applica- ble law to deduct any Taxes (other than (i) Taxes required to be deducted by way of a Tax Deduc- tion in which case the provisions of Section 2.16(g) and Section 2.16(h) shall apply or (ii) Excluded Taxes) from or in respect of any sum payable under any Loan Document to any Lender or any Agent, the sum payable by the applicable Loan Party shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums pay- able under this Section 2.16) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made. (b) In addition, without duplication of any other obligation set forth in this Sec- tion 2.16, the Reporting Entity shall, or shall cause the applicable Loan Party to, pay to the relevant Governmental Authority any present or future stamp, court or documentary, intangible, recording, filing Taxes and any other similar Taxes, that arise from any payment made by it under any Loan Document or from the execution, delivery, performance or registration of, or otherwise with re- spect to, any Loan Document, except to the extent such Taxes are Other Connection Taxes imposed

77 with respect to a sale, an assignment or the designation of a new Applicable Lending Office (other than an assignment or designation made pursuant to Section 2.21) (hereinafter referred to as “Other Taxes”). (c) Without duplication of any other obligation set forth in this Section 2.16, the Reporting Entity shall, or shall cause the applicable Loan Party to, indemnify each Lender and each Agent for the full amount of Taxes (other than (i) withholding Tax imposed by United King- dom legislation which is compensated for by an increased payment under Section 2.16(g) or would have been so compensated but was not solely because one of the exclusions in Section 2.16(g)(iv) applied, (ii) withholding Tax imposed by Irish legislation which is compensated for by an in- creased payment under Section 2.16(h) or would have been so compensated but was not solely because one of the exclusions in Section 2.16(h)(iv) applied, (iii) any Excluded Taxes or (iv) for the avoidance of doubt, any Taxes which were compensated by an increased payment under Sec- tion 2.16(a)) and Other Taxes imposed on, payable or paid by such Lender or such Agent, as the case may be, in respect of Advances made to any Loan Party and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Au- thority. This indemnification shall be made within 30 days from the date such Lender or such Agent, as the case may be, makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Reporting Entity by a Lender (with a copy to the Administra- tive Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error. (d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(h) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in con- nection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate describing in reasonable detail the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent de- monstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d). (e) As soon as practicable after the date of any payment of Taxes or Other Taxes for which any Loan Party is responsible under this Section 2.16, such Loan Party shall furnish to the Administrative Agent, at its address as specified pursuant to Section 9.02, the origi- nal or a certified copy of a receipt evidencing payment thereof. (f) Except in connection with withholding tax imposed by United Kingdom legislation (to which the provisions of Section 2.16(g) apply) or by Irish legislation (to which the provisions of Section 2.16(h) apply): 78 (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, or the applicable taxing authority, at the time or times prescribed by applicable law or reasonably requested by such Borrower or the Adminis- trative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any applicable jurisdiction and such other documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding and as may be required to secure any applicable exemption from, or reduction in the rate of, deduction or withholding imposed by any jurisdiction in respect of any payments to be made to such Lender hereunder from any applicable taxing authority. In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup with- holding, including withholding tax imposed by United Kingdom or Irish legislation, or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (x) any Lender that is a US Person shall deliver to the applicable Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup with- holding tax; and (y) any Lender that is not a US Person (a “Non-US Lender”) shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable: (A) in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed originals of IRS Form W-8ECI; (C) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code,

79 (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Non- US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Inter- nal Revenue Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or (D) to the extent a Non-US Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate sub- stantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner; (iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent, such doc- umentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Bor- rower or the Administrative Agent as may be necessary for such Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (g) United Kingdom Tax Gross-Up. (i) Each Loan Party shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (ii) The Reporting Entity shall promptly upon becoming aware that a Loan Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the Reporting Entity and such Loan Party. (iii) If a Tax Deduction is required by law to be made by a Loan Party, the amount of the payment due from such Loan Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 80 (iv) A payment shall not be increased under paragraph (iii) above by rea- son of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due: (A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (B) the relevant Lender is a Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obliga- tions under Section 2.16(fg)(vii) or (viii); or (C) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(2) of the definition of Qualifying Lender and: (1) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Bor- rower making the payment a certified copy of that Direction; and (2) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (D) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(2) of the definition of Qualifying Lender and: (1) the Lender has not given a Tax Confirmation to the relevant Borrower; and (2) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the relevant Borrower, on the basis that the Tax Confirmation would have enabled the relevant Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA. (v) If a Loan Party is required to make a Tax Deduction, such Loan Party shall make such Tax Deduction and any payment required in connection with such Tax De- duction within the time allowed and in the minimum amount required by law. (vi) Within thirty days of making either a Tax Deduction or any payment required in connection with such Tax Deduction, the Loan Party making such Tax Deduction shall deliver to the Administrative Agent for the Lender Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender Party that the Tax

81 Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (vii) (A) Subject to (B) below, a Treaty Lender and each Loan Party which makes a payment to which such Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for such Loan Party to obtain authorization to make such payment without a Tax Deduction. (B) (1) A Treaty Lender which is a Lender on the date on which this Agreement is entered into and which (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name on Schedule I; and (2) a New Lender that (x) is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in the Assignment and Acceptance which it executes, and having done so, that Lender shall be under no obligation pursu- ant to paragraph (vii)(A), or for the avoidance of doubt, Section 2.16(f), above. (viii) If a Lender has confirmed its scheme reference number and its ju- risdiction of tax residence in accordance with paragraph (g)(vii) above and: (A) a Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or (B) a Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but: (1) such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (2) HM Revenue & Customs has not given such Bor- rower authority to make payments to such Lender without Tax Deduction within 60 days of the date of such Borrower DTTP Filing; and in each case, such Borrower has notified that Lender in writing of either (1) or (2) above, then such Lender and such Borrower shall cooperate in completing any additional procedural formalities necessary for such Borrower to obtain authoriza- tion to make that payment without a Tax Deduction. (ix) If a Lender has not confirmed its scheme reference number and ju- risdiction of tax residence in accordance with paragraph (g)(vii) above, no Loan Party shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Advance unless the Lender otherwise agrees. 82 (x) A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Administrative Agent for delivery to the rele- vant Lender. (xi) Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in: (A) not a Qualifying Lender (B) a Qualifying Lender (other than a Treaty Lender); or (C) a Treaty Lender. If a New Lender fails to indicate its status in accordance with this Section 2.16(g)(xi) then such New Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a Qualifying Lender until such time as it notifies the Adminis- trative Agent which category applies (and the Administrative Agent, upon receipt of such notifi- cation, shall inform the Loan Party). For the avoidance of doubt, an Assignment and Acceptance shall not be invalidated by any failure of a Lender to comply with this Section 2.16(g)(xi). (xii) A UK Non-Bank Lender which becomes a party on the day on which this Agreement is entered into gives a Tax Confirmation to the relevant Borrower by entry into this Agreement. (xiii) A UK Non-Bank Lender shall promptly notify the relevant Bor- rower and the Administrative Agent if there is any change in the position from that set forth in the Tax Confirmation. (h) Irish Tax Gross-Up. (i) Each Loan Party shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (ii) The Reporting Entity shall promptly upon becoming aware that a Loan Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the Reporting Entity and such Loan Party. (iii) If a Tax Deduction is required by law to be made by a Loan Party, the amount of the payment due from such Loan Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (iv) A payment shall not be increased under paragraph (iii) above by rea- son of a Tax Deduction on account of Tax imposed by the Revenue Commissioner of Ireland, if

83 on the date on which the payment falls due (A) the payment could have been made to the Lender without a Tax Deduction if the Lender had been an Irish Qualifying Lender but, on that date, the Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Tax Treaty, or any published practice or published concession of any relevant tax authority, or (B) the relevant Lender is an Irish Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under this Section 2.16(h). (v) If a Loan Party is required to make a Tax Deduction, such Loan Party shall make such Tax Deduction and any payment required in connection with such Tax De- duction within the time allowed and in the minimum amount required by law. (vi) Within thirty days of making either a Tax Deduction or any payment required in connection with such Tax Deduction, the Loan Party making such Tax Deduction shall deliver to the Administrative Agent for the Lender Party entitled to the payment evidence reason- ably satisfactory to that Lender Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (vii) An Irish Treaty Lender and each Loan Party which makes a payment to which such Irish Treaty Lender is entitled shall cooperate in completing any procedural formal- ities necessary for such Loan Party to obtain authorization to make such payment without an Irish Tax Deduction. (viii) Each Lender which becomes a party hereto on the day on which this Agreement is entered into confirms that, on such date, it is an Irish Qualifying Lender. Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate in the Assignment and Acceptance which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any Loan Party, whether or not it is an Irish Quali- fying Lender. If a New Lender fails to indicate its status in accordance with this Section 2.16(h)(vii) then such New Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not an Irish Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Loan Party). For the avoidance of doubt, an Assignment and Ac- ceptance shall not be invalidated by any failure of a Lender to comply with this Section 2.16(h)(vii). (i) (i) Each party hereto may make any deduction it is required to make by FATCA, and any payment required in connection with such deduction, and no party hereto shall be required to increase any payment in respect of which it makes such a deduction or otherwise compensate the recipient of the payment for such deduction; and (ii) Each party hereto shall promptly, upon becoming aware that it must make a deduction as required by FATCA (or that there is any change in the rate or the basis of such deduction), notify the party to whom it is making the payment and, in addition, shall notify the Reporting Entity and the Administrative Agent and the Administrative Agent shall notify the other Finance Parties. 84 (j) In the event that an additional payment is made under Section 2.16(a) or 2.16(c) for the account of any Lender and such Lender, in its sole discretion exercised in good faith, determines that it has received a refund of any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender shall, to the extent that it reasonably determines that it can do so without prejudice to the retention of the amount of such refund, pay to the applicable Borrower such amount as such Lender shall, in its reasonable discretion exercised in good faith, have determined is attributable to such deduction or withholding and will leave such Lender (after such payment) in no worse position than it would have been had such Borrower not been required to make such deduction or withholding. Nothing contained in this Section 2.16(j) shall (i) interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or (ii) oblige any Lender to disclose any information relating to its tax returns, tax affairs or any computations in respect thereof or (iii) require any Lender to take or refrain from taking any action that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled. (k) Each participant of an interest in any Commitment, Advance or Loan Doc- ument hereunder shall be entitled to the benefits of this Section 2.16 (subject to the requirements and limitations herein, including the requirements under Section 2.16(f), (g) and (h) (it being un- derstood that the documentation required under Section 2.16(f) shall be delivered to the participat- ing Lender and the information and documentation required under 2.16(g) and 2.16(h) will be delivered to the applicable Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment hereunder; provided that such partici- pant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under this Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation. (l) Each party’s obligations under this Section 2.16 shall survive the resigna- tion or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents. (m) For purposes of this Section 2.16, the term “applicable law” includes FATCA. SECTION 2.17 Sharing of Payments, Etc. Subject to Section 2.20 in the case of a Defaulting Lender, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.02(c), 2.13, 2.14(a), 2.16, 9.04(c) or 9.04(d)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the

85 purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. It is acknowledged and agreed that the foregoing provi- sions of this Section 2.17 reflect an agreement entered into solely among the Lenders (and not any Borrower or any Loan Party) and the consent of any Borrower or any Loan Party shall not be required to give effect to the acquisition of a participation by a Lender pursuant to such provisions or with respect to any action taken by the Lenders or the Administrative Agent pursuant to such provisions. The provisions of this Section 2.17 shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assign- ment of or sale of a participation in any of its Advances to any assignee or participant permitted hereunder. SECTION 2.18 Use of Proceeds and Letters of Credit. The proceeds of the Commitments shall be available, and each applicable Borrower agrees that such proceeds shall be applied, to refinance the Existing Revolving Credit Agreement, at the option of the Reporting En- tity to finance the Acquisition and the other Transactions, and for other general corporate purposes and working capital needs, which may include refinancing outstanding indebtedness. SECTION 2.19 Evidence of Debt. (a) The Register maintained by the Ad- ministrative Agent pursuant to Section 9.07(g) shall include (i) the date, currency and amount of each Borrowing made hereunder by each Borrower, the Type of Advances comprising such Bor- rowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or, other than interest on Swingline Advances as agreed with a Swingline Lender, interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from each Borrower hereunder and each Lender’s share thereof. (b) Entries made reasonably and in good faith by the Administrative Agent in the Register pursuant to subsection (a) above shall be prima facie evidence of the amount of prin- cipal and interest due and payable or to become due and payable from each Borrower to each Lender under this Agreement, absent demonstrable error; provided, however, that the failure of the Administrative Agent to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit, expand or otherwise affect the obligations of any Bor- rower under this Agreement. SECTION 2.20 Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender (it being understood that the determination of whether a Lender is no longer a Defaulting Lender shall be made as described in Section 2.20(c)): (i) such Defaulting Lender will not be entitled to any fees accruing dur- ing such period pursuant to Section 2.06(a) to the extent it is a Defaulting Lender on the date such fee accrues (for the avoidance of doubt fees attributable to funded Advances shall be payable); 86 (ii) [reserved]; (iii) to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder, and the Commit- ment and the outstanding Advances of such Lender hereunder will not be taken into ac- count in determining whether the Required Lenders or all or all affected Lenders, as re- quired, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such pe- riod); provided that any such amendment or waiver that would increase or extend the Com- mitment of such Defaulting Lender, postpone the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of, or stated rate of interest on, any amount owing to such Defaulting Lender or of the stated rate at which any fees payable to such Defaulting Lender hereunder are calculated (in each case, other than as permitted by Section 9.01(a)(iii)), or alter the terms of this proviso, will re- quire the consent of such Defaulting Lender; and (iv) the Reporting Entity may, or may cause the applicable Borrower to, at its sole expense and effort, require such Defaulting Lender to assign and delegate its interests, rights and obligations under this Agreement pursuant to Section 9.07. (b) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Adjusted Percentages but only to the extent (x) the Dollar Equivalent of the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus the Dollar Equivalent of such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolving Commitments and (y) no Non-Defaulting Lender’s Revolving Credit Exposures (on a Dollar Equivalent basis) plus such Non-Defaulting Lender’s Applicable Adjusted Percentage of the Dollar Equivalent of such Defaulting Lender’s Swingline Exposure and LC Exposure exceeds such Non-De- faulting Lender’s Revolving Commitment; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, each applicable Borrower shall within two Business Days following notice by the Administrative Agent (x) first, prepay the proportionate share of such Swin- gline Exposure attributable to the Swingline Advances made to such Borrower (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, cash collat- eralize for the benefit of the Issuing Bank only such Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such LC Exposure is outstanding; (iii) if any Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.06(c) with respect to such

87 Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Expo- sure is cash collateralized; (iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.06(c) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Adjusted Percentages; (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.06(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and (vi) so long as such Lender is a Defaulting Lender, the Swingline Lend- ers shall not be required to fund any Swingline Advance and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless they are satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrower in accordance with Section 2.04(j), and par- ticipating interests in any newly made Swingline Advance or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Sections 2.03(c) and 2.04(d), respectively (and such Defaulting Lender shall not par- ticipate therein). (c) If the Borrowers and the Administrative Agent agree in writing in their dis- cretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any con- ditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non- Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. (d) Any payment of principal, interest, fees or other amounts received by the Administrative Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 6.01 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.05 shall be applied at such time or times as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Adminis- trative Agent hereunder; second, pro rata, to the payment of amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, third, to the funding of any Advance or the funding or cash collateralization of any participating interest in any Swingline Advance or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fourth, as the Reporting Entity may request, to be held in a deposit account and released pro rata in order to 88 satisfy such Defaulting Lender’s potential future funding obligations under this Agreement; fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as oth- erwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a De- faulting Lender or otherwise pursuant to this Section 2.20(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. SECTION 2.21 Mitigation. (a) Each Lender shall promptly notify the ap- plicable Borrower and the Administrative Agent of any event of which it has knowledge that will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise materially disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by any Loan Party to pay any amount pursuant to Section 2.13 or 2.16 or (ii) the occur- rence of any circumstance described in Section 2.12 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify such Loan Party and the Administrative Agent). In furtherance of the foregoing, each Lender will (at the request of such Loan Party) designate a different funding office if, in the judgment of such Lender, such designation will avoid (or reduce the cost to such Loan Party of) any event described in clause (i) or (ii) of the preceding sentence and such desig- nation will not, in such Lender’s good faith judgment, be otherwise materially disadvantageous to such Lender. The Reporting Entity hereby agrees to, or to cause the applicable Loan Party to, pay all reasonable costs and expenses incurred by any Lender in connection with any such designation. (b) Notwithstanding any other provision of this Agreement, if any Lender fails to notify the applicable Borrower of any event or circumstance which will entitle such Lender to compensation pursuant to Section 2.13 within 180 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from such Borrower for any amount arising prior to the date which is 180 days before the date on which such Lender notifies such Borrower of such event or circumstance. SECTION 2.22 VAT. Notwithstanding anything in Section 2.16 to the con- trary: (a) All amounts expressed to be payable under a Loan Document by any Loan Party to a Lender Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Lender Party to any Loan Party under a Loan Document and such Lender Party is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Lender Party (in addition to and at the same time as paying any other consideration for such supply or, if later, on presentation of a valid VAT invoice) an amount equal to the amount of the VAT (and such Lender Party must promptly provide an appropriate VAT invoice to that Loan Party).

89 (b) If VAT is or becomes chargeable on any supply made by any Lender Party (the “Supplier”) to any other Lender Party (the “Recipient”) under a Loan Document, and any Loan Party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax au- thority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Loan Document requires any Loan Party to reimburse or indemnify a Lender Party for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Lender Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender Party reasonably determines that it is enti- tled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Section 2.22 to any Loan Party shall, at any time when such Loan Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the Person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC or as implemented by a European Member State, or equiv- alent provisions in any other jurisdiction). (e) In relation to any supply made by a Lender Party to any Loan Party under a Loan Document, if reasonably requested by such Lender Party, that Loan Party must promptly provide such Lender Party with details of that Loan Party’s VAT registration and such other in- formation as is reasonably requested in connection with such Lender Party’s VAT reporting re- quirements in relation to such supply. SECTION 2.23 Increases in Revolving Commitments. Subject to the condi- tions set forth below, the Reporting Entity may, upon at least 5 Business Days (or such other period of time agreed to between the Administrative Agent and the Borrowers) prior written notice to the Administrative Agent, from time to time request an increase in the existing Revolving Commit- ments (a “Revolving Commitment Increase”); provided that: (i) no Default shall have occurred and be continuing hereunder as of the effective date of such Revolving Commitment Increase; 90 (ii) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (except that any repre- sentation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects as so qualified) on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; (iii) the Dollar Equivalent of all such Revolving Commitment Increases shall not exceed $625,000,000 in aggregate and each such increase shall be in a minimum amount of $10,000,000; (iv) the applicable Borrower, the applicable Lender or lender not there- tofore a Lender providing such Revolving Commitment Increase and the Administrative Agent, shall execute and deliver to the Administrative Agent, customary joinder or other amendment documentation, in form and substance reasonably satisfactory to the Adminis- trative Agent; such documentation may amend this Agreement and the other Loan Docu- ments without the consent of any Lenders to reflect any technical changes necessary to give effect to such Revolving Commitment Increase in accordance with the terms hereof; (v) no existing Lender shall be obligated in any way to make any Re- volving Commitment Increase available unless it has executed and delivered a joinder or other amendment documentation as set forth in clause (iv) above; (vi) the Administrative Agent shall have received such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request; (vii) [Reserved]; (viii) the advances made under any Revolving Commitment Increase shall constitute “Advances” for all purposes of the Loan Documents; (ix) such Revolving Commitment Increase is on the same terms and con- ditions as those set forth in this Agreement with respect to the Revolving Commitments, except to the extent reasonably satisfactory to the Administrative Agent; and (x) a new lender that is not a Lender shall be subject to the same con- sents that would apply to an assignment of an applicable Commitment or Advance to such new Lender. ARTICLE III CONDITIONS TO CLOSING AND LENDING SECTION 3.01 Conditions Precedent to Closing Date. This Agreement shall become effective and the Commitments shall be available on and as of the first date on which only

91 the following conditions precedent have been satisfied (with the Administrative Agent acting rea- sonably in assessing whether the conditions precedent have been satisfied) (or waived in accord- ance with Section 9.01): (a) The Administrative Agent (or its counsel) shall have received from each Borrower and each Lender either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include .pdf or facsimile transmission of a signed signature page of this Agreement) that such party has signed such a counterpart. (b) All fees and reasonable out-of-pocket expenses of the Administrative Agent, Joint Lead Arrangers and Lenders (including the invoiced fees and expenses of counsel to the Administrative Agent) that are required to be reimbursed or paid on or prior to the Closing Date under the Fee Letter or the other Loan Documents effective on the Closing Date shall be paid, to the extent invoiced by the relevant person at least three Business Days prior to the Closing Date. (c) The Administrative Agent (or its counsel) shall have received on or before the Closing Date: (i) Certified copies of the resolutions (or extracts thereof) or similar authoriz- ing documentation of the governing bodies of each Borrower authorizing such Person to enter into and perform its obligations under the Loan Documents to which it is a party; (ii) A good standing certificate or similar certificate dated a date reasonably close to the Closing Date from the jurisdiction of formation of each Borrower, but only where such concept is applicable (it being understood that no such certificate will be pro- vided by STERIS Irish FinCo, STERIS plc or any other Borrower that is an entity orga- nized under the laws of England and Wales or under the laws of Ireland); (iii) A customary certificate of STERIS plc, STERIS Corporation and each other Borrower (i) attaching the charter, by-laws and/or other organizational documents of STERIS plc, STERIS Corporation and each other Borrower and (ii) certifying the names and true signatures of the officers and/or directors of STERIS plc, STERIS Corporation and each other Borrower authorized to sign this Agreement and the other documents to be delivered hereunder and, in the case of STERIS plc, to the satisfaction of the conditions set forth in Section 3.01(d); (iv) A favorable opinion letter of Jones Day and other legal counsel to STERIS plc, STERIS Corporation and each other Borrower reasonably satisfactory to the Admin- istrative Agent, in each case in form and substance reasonably acceptable to the Adminis- trative Agent (and covering STERIS plc, STERIS Corporation and each other Borrower); and (v) A customary solvency certificate in form and substance reasonably accepta- ble to the Administrative Agent signed by the chief financial officer of STERIS plc con- firming that as of the Closing Date (a) the fair value of the assets of the Reporting Entity 92 and its Subsidiaries on a consolidated basis will exceed its debts and liabilities, subordi- nated, contingent or otherwise, (b) the present fair saleable value of the assets of the Re- porting Entity and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordi- nated, contingent or otherwise, as such debts and other liabilities become absolute and ma- tured, (c) the Reporting Entity and its Subsidiaries on a consolidated basis will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and lia- bilities become absolute and matured and (d) the Reporting Entity and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted and is proposed to be conducted following the Closing Date. (d) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects as so qualified) on and as of the Closing Date, except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects as so qualified) as of such earlier date. (e) (i) The Administrative Agent shall have received, on or prior to the Closing Date, so long as requested no less than ten Business Days prior to the Closing Date, all documen- tation and other information required by regulatory authorities under applicable “know your cus- tomer” and anti-money laundering rules and regulations, including the Patriot Act, in each case relating to STERIS plc, STERIS Corporation and each other Borrower and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to such Borrower at least ten Business Days prior to the Closing Date, a certification regarding beneficial ownership or control as required by the Ben- eficial Ownership Regulation (a “Beneficial Ownership Certification”) in relation to such Bor- rower, shall have received at least three Business Days prior to the Closing Date such Beneficial Ownership Certification (provided that, unless written notice is given to the Administrative Agent and such Borrower by such Lender at least three Business Days prior to the Closing Date specify- ing that this condition has not been satisfied and specifying the details thereof, the condition set forth in this clause (ii) shall be deemed to be satisfied with respect to such Lender). (f) The Joint Lead Arrangers shall have received the Required Financial State- ments; provided that STERIS plc’s filing with the Securities and Exchange Commission of any (x) audited Required Financial Statements with respect to STERIS plc and its Subsidiaries on Form 10-K or (y) unaudited Required Financial Statements with respect to STERIS plc and its Subsidi- aries on Form 10-Q, in each case, will satisfy the requirements of this clause (f) with respect to clauses (a) or (b), as applicable, of the definition of Required Financial Statements. The Joint Lead Arrangers hereby acknowledge receipt of each of the financial statements for STERIS plc for the fiscal years ended March 31, 2019 and 2020 and the fiscal quarters ended June 30, 2020 and Sep- tember 30, 2020.

93 (g) Prior to or substantially contemporaneously with the availability of the Commitments on the Closing Date, the Existing Revolving Credit Agreement shall be terminated with all principal, interest and accrued and unpaid invoiced fees and expenses thereunder then outstanding being repaid in full. (h) No Default or Event of Default shall have occurred and be continuing on and as of the Closing Date, immediately after the consummation of the transactions to occur on the Closing Date, the making of each Advance to be made on the Closing Date (if any) and the application of the proceeds of such Advances (if any). SECTION 3.02 Conditions Precedent to Revolving Advances and Letters of Credit after the Closing Date. The obligation of each Lender to make any extension of credit hereunder after the Closing Date, is subject to the satisfaction (with the Administrative Agent act- ing reasonably in assessing whether the conditions precedent have been satisfied) (or waiver in accordance with Section 9.01) of the following conditions: (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects as so qualified) on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such repre- sentations and warranties shall have been true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects as so qualified) as of such earlier date. (b) No Default has occurred and is continuing. (c) With respect to an Advance, the Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02. ARTICLE IV REPRESENTATIONS AND WARRANTIES SECTION 4.01 Representations and Warranties. Each Borrower represents and warrants on the Closing Date and the date of each extension of credit hereunder, as follows: (a) Each Loan Party is duly organized or incorporated, validly existing and in good standing (to the extent that such concept exists) under the laws of its jurisdiction of organi- zation or incorporation, except (other than with respect to any Borrower, to which this exception shall not apply) to the extent such failure would not be reasonably expected to have a Material Adverse Effect. (b) The execution, delivery and performance by each Loan Party of this Agree- ment and the other Loan Documents to which it is a party, and the consummation of the transac- tions contemplated hereby and thereby, (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary organizational action and (iii) do not contravene (A) such Loan Party’s charter or by-laws or other organizational documents or (B) any law, regulation or contractual restriction binding on or affecting such Loan Party and (iv) will not result in or 94 require the creation or imposition of any Lien upon or with respect to any of the properties of the Consolidated Group, except, in the case of clause (iii)(B) and (iv), as would not be reasonably expected to have a Material Adverse Effect. (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrowers and each Guarantor of this Agreement or, except as has been, or shall be, made or obtained or as would not reasonably be expected to have a Material Adverse Effect, for the consummation of the transactions contemplated hereby. (d) This Agreement and the other Loan Documents have been duly executed and delivered by the Loan Parties party thereto. This Agreement and the other Loan Documents are legal, valid and binding obligations of each Loan Party party thereto, enforceable against each such Loan Party in accordance with their terms, except as affected by applicable bankruptcy, in- solvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and gen- eral principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. (e) Each of the financial statements set forth in the definition of Required Fi- nancial Statements presents fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Reporting Entity and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, except as may be indicated in the notes thereto and subject to year-end audit adjustments and the absence of footnotes in the case of unau- dited financial statements. (f) There is no action, suit, investigation, litigation or proceeding (including, without limitation, any Environmental Action), affecting the Consolidated Group pending or, to the knowledge of the Borrowers, threatened before any court, governmental agency or arbitrator that would reasonably be expected to be adversely determined, and if so determined, (a) would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Consolidated Group taken as a whole (other than the litigation set forth on Sched- ule 4.01(f) attached hereto) or (b) would adversely affect the legality, validity and enforceability of any material provision of this Agreement in any material respect. (g) Following application of the proceeds of each Advance and/or Letter of Credit, not more than 25 percent of the value of the assets of the Borrowers and of the Consolidated Group, on a Consolidated basis, subject to the provisions of Section 5.02(a) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). (h) Each of the Loan Parties and their Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by them, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accord- ance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

95 (i) No ERISA Event has occurred or is reasonably expected to occur with re- spect to any Plan which would reasonably be expected to have a Material Adverse Effect. (j) Except as would not reasonably be expected to have a Material Adverse Effect, (i) as of the last annual actuarial valuation date prior to the Closing Date, no Plan was in at-risk status (as defined in Section 430(i)(4) of the Internal Revenue Code), and (ii) since such annual actuarial valuation date there has been no material adverse change in the funding status of any Plan that would reasonably be expected to cause such Plan to be in at-risk status (as defined in Section 430(i)(4) of the Internal Revenue Code). (k) Except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the Borrowers nor any ERISA Affiliate (A) is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan or has incurred any such Withdrawal Liability that has not been satisfied in full or (B) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA), and (ii) no Multiemployer Plan is reasonably expected to be insolvent or in “endangered” or “critical” status. (l) (i) The operations and properties of the Consolidated Group comply in all respects with all applicable Environmental Laws and Environmental Permits except to the extent that the failure to so comply, either individually or in the aggregate, would not reasonably be ex- pected to have a Material Adverse Effect; (ii) all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without any ongoing obligations or costs ex- cept to the extent that such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (iii) no circumstances exist that would be reasonably expected to (A) form the basis of an Environmental Action against a member of the Consolidated Group or any of its properties that, either individually or in the aggregate, would have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that, either individu- ally or in the aggregate, would have a Material Adverse Effect. (m) (i) None of the properties currently or formerly owned or operated by a member of the Consolidated Group is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the best knowledge of the Borrowers, is adjacent to any such property other than such properties of a member of the Consolidated Group that, indi- vidually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ii) there are no, and never have been any, underground or aboveground storage tanks or any sur- face impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by any member of the Consolidated Group or, to the best knowledge of the Borrowers, on any property formerly owned or operated by a member of the Consolidated Group that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by a member of the Consolidated Group that, either individually or in the aggregate, would reasonably be ex- pected to have a Material Adverse Effect; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by a member of the Consolidated Group or, to the best knowledge of the Borrowers, on any adjoining property 96 that, either individually or in the aggregate, would reasonably be expected to have a Material Ad- verse Effect. (n) No member of the Consolidated Group is undertaking, and no member of the Consolidated Group has completed, either individually or together with other potentially re- sponsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by a member of the Consolidated Group have been disposed of in a manner that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (o) No member of the Consolidated Group is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” (each as defined in the Investment Company Act of 1940, as amended). Neither the making of any Advances or Issuance of any Letter of Credit nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Ex- change Commission thereunder. (p) The Advances, obligations in respect of Letters of Credit and all related ob- ligations of the Loan Parties under this Agreement (including the Guaranty) rank at least pari passu with all other unsecured obligations of the Loan Parties that are not, by their terms, expressly subordinate to the obligations of the Loan Parties hereunder. (q) The proceeds of the Advances and Letters of Credit will be used in accord- ance with Section 2.18. (r) No member of the Consolidated Group or any of their respective officers or directors (a) has violated or is in violation of, in any material respect, or has engaged in any conduct or dealings that would be sanctionable under any applicable anti-money laundering law or Sanc- tions or (b) is an Embargoed Person; provided that if any member of the Consolidated Group (other than the Borrowers) becomes an Embargoed Person pursuant to clause (b)(iii) of the definition thereof as a result of a country or territory becoming subject to any applicable Sanctions program after the Closing Date, such Person shall not be an Embargoed Person so long as (x) the Borrowers are, as applicable, taking reasonable steps to either obtain an appropriate license for transacting business in such country or territory or to cause such Person to no longer reside, be organized or chartered or have a place of business in such country or territory and (y) such Person’s residing, being organized or chartered or having a place of business in such country or territory would not be reasonably expected to have Material Adverse Effect. The Consolidated Group (i) has adopted and maintains policies and procedures designed to ensure compliance and are reasonably expected to continue to ensure compliance with any Sanction imposed by the United States and (ii) will use commercially reasonable efforts to adopt and maintain policies and procedures designed to ensure compliance with any applicable Sanction other than those imposed by the United States.

97 (s) No member of the Consolidated Group is in violation, in any material re- spects, of any applicable law, relating to anti-corruption (including the FCPA and the United King- dom Bribery Act of 2010 (“Anti-Corruption Laws”)) or counter-terrorism (including United States Executive Order No. 13224 on Terrorist Financing, effective September 24, 2011, the Patriot Act, the United Kingdom Terrorism Act of 2000, the United Kingdom Anti-Terrorism, Crime and Se- curity Act of 2011, the United Kingdom Terrorism (United Nations Measures) Order of 2006, the United Kingdom Terrorism (United Nations Measures) Order of 2009 and the United Kingdom Terrorist Asset-Freezing etc. Act of 2010). The Consolidated Group (i) has adopted and maintains policies and procedures that are designed to ensure compliance and are reasonably expected to continue to ensure compliance with the FCPA and (ii) will use commercially reasonable efforts to adopt and maintain policies and procedures designed to ensure compliance with the United King- dom Bribery Act of 2010. (t) [Reserved]. (u) [Reserved]. (v) [Reserved]. (w) Both on and immediately after the consummation of the transactions to oc- cur on the Closing Date, including the making of each Advance or issuance of each Letter of Credit to be made on the Closing Date and the application of the proceeds of such Advances or Letters of Credit, (a) the fair value of the assets of the Reporting Entity and its Subsidiaries on a consoli- dated basis will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the pre- sent fair saleable value of the assets of the Reporting Entity and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities be- come absolute and matured, (c) the Reporting Entity and its Subsidiaries on a consolidated basis will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Reporting Entity and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted and is proposed to be conducted following the Closing Date. (x) Since March 31, 2020, there has been no Material Adverse Change. (y) [Reserved]. (z) No Borrower or Guarantor is an EEA Financial Institution. ARTICLE V COVENANTS SECTION 5.01 Affirmative Covenants. So long as any Advance shall re- main unpaid, any Letter of Credit shall remain valid and outstanding (other than as cash collateral- ized pursuant to the terms hereof) or any Lender shall have any Commitment hereunder, the Re- porting Entity will: 98 (a) Compliance with Laws, Etc. Comply, and cause each member of the Con- solidated Group to comply, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with ERISA and Environmental Laws), except to the extent that the failure to so comply, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (b) Payment of Taxes, Etc. Pay and discharge, or cause to be paid and dis- charged, before the same shall become delinquent, all Taxes, assessments and governmental charges levied or imposed upon a member of the Consolidated Group or upon the income, profits or property of a member of the Consolidated Group, in each case except to the extent that (i) the amount, applicability or validity thereof is being contested in good faith and by proper proceedings or (ii) the failure to pay such Taxes, assessments and charges, either individually or in the aggre- gate, would not reasonably be expected to have a Material Adverse Effect. (c) Maintenance of Insurance. Maintain, and cause each member of the Con- solidated Group to maintain, insurance with responsible and reputable insurance companies or associations (or pursuant to self-insurance arrangements) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which any member of the Consolidated Group operates. (d) Preservation of Existence, Etc. Do, or cause to be done, all things necessary to preserve and keep in full force and effect its and each other Loan Party’s (i) existence and (ii) rights (charter and statutory) and franchises; provided, however, that any Loan Party may consum- mate any merger or consolidation permitted under Section 5.02(b); and provided, further, that no Loan Party shall be required to preserve any such right or franchise if the management of the Borrowers shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party and that the loss thereof is not disadvantageous in any material respect to the Lenders. (e) Visitation Rights. At any reasonable time and from time to time during normal business hours (but not more than once annually if no Event of Default has occurred and is continuing), upon reasonable notice to the Borrowers, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and ab- stracts from the records and books of account, and visit the properties, of the Consolidated Group, and to discuss the affairs, finances and accounts of the Consolidated Group with any of the mem- bers of the senior treasury staff of the Borrowers or any other Loan Party. (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial trans- actions and the assets and business of the Consolidated Group sufficient to permit the preparation of financial statements in accordance with GAAP. (g) Maintenance of Properties, Etc. Cause all of its and the Consolidated Group’s properties that are used or useful in the conduct of its business or the business of any member of the Consolidated Group to be maintained and kept in good condition, repair and work- ing order and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Bor- rowers may be necessary so that the business carried on in connection therewith may be properly

99 and advantageously conducted at all times, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. (h) Guaranties. (w) Subject to clause (y) below, cause any member of the Consolidated Group (other than any Loan Party) that becomes an obligor in respect of any Existing STERIS Notes, the Term Loan Agreement, the Delayed Draw Term Loan Agreement, the Bridge Facility, the Securities or other Material Indebtedness, to guarantee the Guaranteed Obligations pursuant to a joinder hereto substantially in the form of Exhibit E or any other form agreed by the Administrative Agent, within 60 days thereof (or such later date as the Administrative Agent may agree in its discretion). (x) Upon the occurrence of a Guaranty Trigger Event, cause, within 60 days of the Guaranty Trigger Date (or such later date as the Administrative Agent may agree in its discretion), (i) subject to clause (y) below, Synergy and its wholly-owned Subsidiaries that are Material Subsidiaries organized in England and Wales, (ii) subject to clause (z) below, each other wholly-owned Subsidiary that is a Material Subsidiary of the Reporting Entity (other than Synergy and its Subsidiaries) that is or becomes a Domestic Subsidiary (other than a Receivables Subsidiary), (iii) subject to clause (y) below, each Material Subsidiary of the Reporting Entity organized under the laws of Ireland or England and Wales (other than STERIS Dover) that is or becomes a direct or indirect parent of STERIS Corporation and (iv) any New PubCo, in each case, to guarantee the Guaranteed Obligations pursuant to a joinder hereto substantially in the form of Exhibit E or any other form agreed by the Administrative Agent (it being understood that any such joinder entered into pursuant to clause (iv) shall also join such New PubCo hereto as the “Reporting Entity”). (y) In no event shall Synergy or its Subsidiaries organized in England and Wales or any Subsidiary of the Reporting Entity organized under the laws of Ireland or England and Wales that is or becomes a direct or indirect parent of STERIS Corporation be required to provide a guaranty hereunder if the Reporting Entity is treated as a United States corpo- ration for United States federal tax purposes. If the Reporting Entity is treated as a United States corporation for United States federal tax purposes, any guarantees from Synergy or its Subsidiaries or any Subsidiary of the Reporting Entity organized under the laws of Ire- land or England and Wales that is or becomes a direct or indirect parent of STERIS Cor- poration shall terminate automatically and each such guarantee will be void ab initio. (z) To the extent that a Guaranty Trigger Period is then in effect and the target or any subsidiary of the target in a Material Acquisition constitutes a wholly-owned Domestic Subsidiary that is a Material Subsidiary upon consummation of such Material Acquisition, use reasonable best efforts to cause such target and any such subsidiary of such target to guarantee the Guaranteed Obligations pursuant to a joinder hereto substantially in the form of Exhibit E or any other form agreed by the Administrative Agent within 60 days of the consummation of such Material Acquisition (or such later date as the Administrative Agent may agree in its discretion). (i) Transactions with Affiliates. Conduct, and cause each member of the Con- solidated Group to conduct, all material transactions otherwise permitted under this Agreement 100 with any of their Affiliates (excluding the members of the Consolidated Group) on terms that are fair and reasonable and no less favorable to the Reporting Entity or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the restrictions of this Section 5.01(i) shall not apply to the following: (i) the payment of dividends or other distributions (whether in cash, se- curities or other property) with respect to any Equity Interests in a member of the Consol- idated Group, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acqui- sition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person; (ii) payment of, or other consideration in respect of, compensation to, the making of loans to and payment of fees and expenses of and indemnities to officers, directors, employees or consultants of a member of the Consolidated Group and payment, or other consideration in respect of, directors’ and officers’ indemnities; (iii) transactions pursuant to any agreement to which a member of the Consolidated Group is a party on the date hereof and set forth in Schedule 5.01(i); (iv) transactions with joint ventures for the purchase or sale of property or other assets and services entered into in the ordinary course of business and in a manner consistent with past practices; (v) [Reserved]; (vi) transactions approved by a majority of Disinterested Directors of the Borrowers or of the relevant member of the Consolidated Group in good faith; or (vii) any transaction in respect of which the Borrowers deliver to the Ad- ministrative Agent (for delivery to the Lenders) a letter addressed to the board of directors of the Borrowers (or the board of directors of the relevant member of the Consolidated Group) from an accounting, appraisal or investment banking firm that is in the good faith determination of the Borrowers qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to the Borrowers or the relevant member of the Consolidated Group, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. (j) Reporting Requirements. Furnish to the Administrative Agent for further distribution to the Lenders: (i) within 45 days after the end of each of the first three quarters of each fiscal year of the Reporting Entity, a Consolidated balance sheet of the Consolidated Group as of the end of such quarter and Consolidated statements of income and cash flows of the Consolidated Group for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified by the Chief Financial Officer, the Con- troller or the Treasurer of the Reporting Entity as having been prepared in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments);

101 (ii) within 90 days after the end of each fiscal year of the Reporting En- tity, a copy of the annual audit report for such year for the Consolidated Group, containing a Consolidated balance sheet of the Consolidated Group as of the end of such fiscal year and Consolidated statements of income and cash flows of the Consolidated Group for such fiscal year, in each case accompanied by an unqualified opinion or an opinion reasonably acceptable to the Required Lenders by Ernst & Young LLP or other independent public accountants of recognized national standing; (iii) simultaneously with each delivery of the financial statements re- ferred to in subclauses (j)(i) and (j)(ii) of this Section 5.01, a certificate of the Chief Finan- cial Officer, the Controller or the Treasurer of the Reporting Entity that no Default or Event of Default has occurred and is continuing (or if such event has occurred and is continuing the actions being taken by the Reporting Entity to cure such Default or Event of Default), including, if such covenant is tested at such time, setting forth in reasonable detail the cal- culations necessary to demonstrate compliance with Section 5.03; (iv) as soon as possible and in any event within five days after any Re- sponsible Officer shall have obtained knowledge of the occurrence of each Default contin- uing on the date of such statement, a statement of the Chief Financial Officer, the Controller or the Treasurer of the applicable Borrower setting forth details of such Default and the action that the Borrowers have taken and propose to take with respect thereto; (v) promptly after the sending or filing thereof, copies of all reports that the Reporting Entity sends to any of its securityholders, in their capacity as such, and copies of all reports and registration statements that members of the Consolidated Group file with the Securities and Exchange Commission or any national securities exchange (excluding routine reports filed with the New York Stock Exchange and any reports filed with the Regulatory News Service to satisfy London Stock Exchange Requirements); (vi) promptly after a Responsible Officer obtains knowledge of the com- mencement thereof, notice of all actions, suits, investigations, litigations and proceedings before any court, governmental agency or arbitrator affecting the Consolidated Group of the type described in Section 4.01(f)(b); and (vii) such other information respecting the Consolidated Group as any Lender through the Administrative Agent may from time to time reasonably request. (k) [Reserved]. (l) OFAC and FCPA. The Loan Parties shall ensure and shall cause each mem- ber of the Consolidated Group and their respective officers and directors (in their capacity as of- ficers and directors, as applicable, of members of the Consolidated Group) to ensure that, to their knowledge, the proceeds of any Advances shall not be used by such Persons (i) to fund any activ- ities or business of or with any Embargoed Person, or in any country or territory, that at the time of such funding is the target of any Sanctions, to the extent such activity or business is prohibited by Sanctions, (ii) in any other manner that would result in a violation of any Sanctions by the 102 Agents, Lenders, the Reporting Entity or any member of the Consolidated Group or (iii) in fur- therance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Information required to be delivered pursuant to subsections (i), (ii) and (v) of Section 5.01(j) above shall be deemed to have been delivered if such information, or one or more annual or quar- terly or other reports or proxy statements containing such information, shall have been posted and available on the website of the Securities and Exchange Commission at http://www.sec.gov. In- formation required to be furnished pursuant to this Section 5.01 may also be furnished by elec- tronic communications pursuant to procedures approved by the Administrative Agent. The Bor- rowers hereby acknowledge that the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Bor- rowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on In- traLinks or another similar secure electronic system (the “Platform”). SECTION 5.02 Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall remain valid and outstanding (other than as cash collateralized pursuant to the terms hereof) or any Lender shall have any Commitment hereunder, the Reporting Entity will not and will not permit any member of the Consolidated Group to: (a) Liens, Etc. Create, assume or suffer to exist any Lien upon any of its prop- erty or assets (other than Unrestricted Margin Stock), whether now owned or hereafter acquired; provided that this Section shall not apply to the following: (i) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been estab- lished in accordance with GAAP; (ii) other statutory, common law or contractual Liens incidental to the conduct of its business or the ownership of its property and assets that (A) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (B) do not in the aggregate materially detract from the value of its property or assets or mate- rially impair the use thereof in the operation of its business; (iii) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legisla- tion, other than any Lien imposed by ERISA; (iv) pledges or deposits to secure the performance of bids, trade con- tracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) Liens on property or assets to secure obligations owing to any mem- ber of the Consolidated Group; (vi) (A) purchase money Liens on fixed or capital assets or for the de- ferred purchase price of property; provided that such Lien is limited to the purchase price and only attaches to the property being acquired, constructed or improved and, for the

103 avoidance of doubt, proceeds thereof; provided further that purchase money Liens in favor of any lender may be cross-collateralized with respect to other obligations of such type owing to such lender and (B) capital or finance leases; (vii) easements, zoning restrictions or other minor defects or irregulari- ties in title of real property not interfering in any material respect with the use of such property in the business of any member of the Consolidated Group; (viii) Liens existing on the Closing Date and, to the extent securing obli- gations in excess of $25,000,000, set forth on Schedule 5.02(a) hereto; (ix) any Lien granted to the Administrative Agent, for the benefit of the Lenders; (x) Liens on Receivables Related Assets of a Receivables Subsidiary in connection with the sale of such Receivables Related Assets pursuant to Section 5.02(f)(iii) hereof; (xi) in addition to the Liens permitted herein, additional Liens, so long as the aggregate principal amount of all Debt and other obligations secured by such Liens, when taken together with, without duplication, the principal amount of all Debt of Subsid- iaries that are not Guarantors incurred pursuant to Section 5.02(e)(viii) below, does not exceed an amount equal to 10% of the Consolidated Total Assets at the time such Debt or other obligation is created or incurred; (xii) Permitted Encumbrances; (xiii) any Lien existing on any property or asset prior to the acquisition thereof by any member of the Consolidated Group or existing on any property or assets of any Person at the time such Person becomes a Subsidiary after the Closing Date; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of any member of the Consolidated Group (other than Persons who become members of the Consolidated Group in connection with such acqui- sition); (xiv) Liens arising in connection with any margin posted related to Hedge Agreements entered other than for speculative purposes; (xv) any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clauses (vi), (viii), (xi) and (xiii) of this Section 5.02(a); provided that (x) the principal amount of the obligations se- cured thereby shall be limited to the principal amount of the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in such clauses, exten- sions, renewals and replacements thereof), (y) such Lien shall be limited to all or a part of the assets that secured the obligation so extended, renewed or replaced and (z) in the case of any extension, renewal or replacement (or successive renewals or replacements) in whole or in part of any Lien referred to in clause (xi) of this Section 5.02(a) such extension, 104 renewal or replacement (or successive renewals or replacements) shall utilize basket ca- pacity under such clause (xi) prior to any excess amount not permitted thereunder being permitted under this clause (xv); (xvi) Liens on the products and proceeds (including, without limitation, insurance condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property subject to Liens under any of the paragraphs of this Section 5.02(a); and (xvii) Liens on the proceeds of Specified Indebtedness deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement with respect to a Pending Transaction prior to the consummation of such Pending Transaction. (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (other than Unrestricted Margin Stock) (whether now owned or hereafter acquired) to, any Person, except that: (i) any member of (x) the Consolidated Group other than the Borrowers may merge or consolidate with or into or (y) the Consolidated Group may convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to, in each case of clause (x) and (y), any other member of the Consolidated Group; (ii) any Borrower may merge or consolidate with or into any other Per- son (including, but not limited to, any member of the Consolidated Group) so long as (A) such Borrower is the surviving entity or (B) the surviving entity shall succeed, by agreement, including an agreement where such succession occurs by operation of law, in any case reasonably satisfactory in substance to the Administrative Agent (and such agree- ment shall be provided to the Administrative Agent prior to the closing of such merger or consolidation), to all of the businesses and operations of such Borrower and shall assume all of the rights and obligations of such Borrower under this Agreement and the other Loan Documents; (iii) any member of the Consolidated Group (other than the Borrowers) may merge or consolidate with or into another Person, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets so long as (A) the consideration received in respect of such merger, consolida- tion, conveyance, transfer, lease or other disposition is at least equal to the fair market value of such assets as determined in good faith by the Reporting Entity and (B) no Material Adverse Effect would reasonably be expected to result from such merger, consolidation, conveyance, transfer, lease or other disposition; and (iv) any member of the Consolidated Group (other than the Borrowers) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets

105 to another Person to effect (A) a transaction permitted by Section 5.02(f) (other than clause (vii)(ii) thereof) or (B) a merger or consolidation with or into such Person where such mer- ger or consolidation results in such Person or the entity into which such Person is merged or consolidated becoming a member of the Consolidated Group; provided, in the cases of clauses (i), (ii) and (iii) hereof, that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result there- from. (c) Accounting Changes. Change the Reporting Entity’s fiscal year-end from March 31 of each calendar year. (d) Change in Nature of Business. Make any material change in the nature of the business of the Consolidated Group, taken as a whole, from that carried out by STERIS plc and its Subsidiaries on the Closing Date; it being understood that this Section 5.02(d) shall not prohibit (i) the Transactions or (ii) members of the Consolidated Group from conducting any busi- ness or business activities incidental or related to such business as carried on as of the Closing Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto. (e) Subsidiary Indebtedness. Permit any member of the Consolidated Group that is not a Borrower or a Guarantor to incur Debt of any kind; provided that this Section shall not apply to any of the following (without duplication): (i) Debt incurred under the Loan Documents; (ii) Debt of any member of the Consolidated Group to any member of the Consolidated Group; provided that such Debt shall not have been transferred to any other Person (other than to any member of the Consolidated Group); (iii) Debt outstanding on the Closing Date and, to the extent in respect of obligations in excess of $25,000,000, set forth on Schedule 5.02(e) (it being understood that any Debt in excess of $25,000,000 outstanding on the Closing Date that is otherwise permitted under another clause of Section 5.02(e) need not be set forth on Schedule 5.02(e) in order to be so permitted under such other clause) and any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Debt from time to time (in whole or in part); provided that the outstanding principal amount of any such Debt may only be increased (x) to the extent of any accrued interest, premiums, fees, costs and expenses incurred in connection with the extension, renewal, refinancing, refunding, replacement or restructuring of such Debt or (y) to the extent any such increase is permitted to be incurred under any other clause of this Section 5.02(e); (iv) (i) Debt of any member of the Consolidated Group incurred to fi- nance the acquisition, construction or improvement of any fixed or capital assets, including capital or finance leases and any Debt assumed in connection with the acquisition of any such assets (provided that such Debt is incurred or assumed prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal 106 amount of such Debt does not exceed the cost of acquiring, constructing or improving such fixed or capital assets) and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replace- ments or restructurings) of any such Debt from time to time (in whole or in part); provided that the aggregate principal amount of Debt permitted by this clause (iv) shall not exceed $100,000,000 at any time outstanding; (v) Debt under or related to Hedge Agreements entered into for non- speculative purposes; (vi) letters of credit, bank guarantees, warehouse receipts or similar in- struments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Debt) in the ordinary course of business; (vii) Debt of Receivables Subsidiaries in respect of Permitted Receiva- bles Facilities in an aggregate principal amount at any time outstanding not to exceed $250,000,000; (viii) (i) any other Debt (not otherwise permitted under this Agreement), and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of Debt outstanding under this clause (viii), provided that, the aggregate principal amount of (1) all Debt incurred under this clause (viii) and (2) without duplication, all Debt and other obligations secured by Liens incurred under Section 5.02(a)(xi) shall not exceed 10% of Consolidated Total Assets at the time such Debt is incurred (except that Debt incurred in reliance on clause (ii) of this Section 5.02(e)(viii) will in any event be permitted (but will utilize basket capacity under this clause (viii)) so long as the principal amount of such Debt does not exceed the principal amount of the Debt extended, renewed, refinanced, refunded, replaced or restructured plus any accrued interest, premiums, fees, costs and ex- penses incurred in connection with the extension, renewal, refinancing, refunding, replace- ment or restructuring of such Debt); (ix) Debt owed to any officers or employees of any member of the Con- solidated Group; provided that the aggregate principal amount of all such Debt shall not exceed $10,000,000 at any time outstanding; (x) guarantees of any Debt permitted pursuant to this Section 5.02(e); (xi) Debt in respect of bid, performance, surety bonds or completion bonds issued for the account of any member of the Consolidated Group in the ordinary course of business, including guarantees or obligations of any member of the Consolidated Group with respect to letters of credit supporting such bid, performance, surety or comple- tion obligations; (xii) Debt incurred or arising from or as a result of agreements providing for indemnification, deferred payment obligations, purchase price adjustments, earn-out payments or similar obligations;

(xiii) Debt in connection with overdue accounts payable, which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

(xiv) Debt arising or incurred as a result of or from the adjudication or settlement of any litigation or from any arbitration or mediation award or settlement, in any case involving any member of the Consolidated Group; provided that the judgment, award(s) and/or settlements to which such Debt relates would not constitute an Event of Default under Section 6.01(f);

(xv) Debt in respect of netting services, automatic clearing house arrangements, employees' credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; and

(xvi) (i) Debt of any Person which becomes a Subsidiary after the Closing Date or is merged with or into or consolidated or amalgamated with any member of the Consolidated Group after the Closing Date and Debt expressly assumed in connection with the acquisition of an asset or assets from any other Person; provided that (A) such Debt existed at the time such Person became a Subsidiary or of such merger, consolidation, amalgamation or acquisition and was not created in anticipation thereof and (B) immediately after such Person becomes a Subsidiary or such merger, consolidation, amalgamation or acquisition, (x) no Default shall have occurred and be continuing and (y) the Reporting Entity shall be in compliance with Section 5.03 on a pro forma basis; and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Debt from time to time (in whole or in part), provided that the outstanding principal amount of any such Debt may only be increased (x) to the extent of any accrued interest, premiums, fees, costs and expenses incurred in connection with the extension, renewal, refinancing, refunding, replacement or restructuring of such Debt or (y) to the extent any such increase is permitted to be incurred under any other clause of this Section 5.02(e).

(f) Dispositions. Convey, sell, assign, transfer or otherwise dispose of (each, a "Disposition") any of its property or assets outside the ordinary course of business, other than to any member of the Consolidated Group, except for:

(i) Dispositions of assets and property that are (i) obsolete, worn, damaged, uneconomic or otherwise deemed by any member of the Consolidated Group to no longer be necessary or useful in the operation of such member of the Consolidated Group's current or anticipated business or (ii) replaced by other assets or property of similar suitability and value;

(ii) Dispositions of cash and Cash Equivalents;

(iii) Dispositions of accounts receivable (i) in connection with the compromise or collection thereof, (ii) deemed doubtful or uncollectible in the reasonable discretion of any member of the Consolidated Group, (iii) obtained by any member of the Consolidated Group in the settlement of joint interest billing accounts, (iv) granted to settle collection of accounts receivable or the sale of defaulted accounts arising in connection

107

with the compromise or collection thereof and not in connection with any financing transaction or (v) in connection with a Permitted Receivables Facility;

(iv) any other Disposition (not otherwise permitted under this Agreement) of any assets or property; provided that after giving effect thereto, the Reporting Entity would be in pro forma compliance with the covenants set forth in Section 5.03;

(v) Dispositions by any member of the Consolidated Group of all or any portion of any Subsidiary that is not a Material Subsidiary;

(vi) leases, licenses, subleases or sublicenses by any member of the Consolidated Group of intellectual property in the ordinary course of business;

(vii) Dispositions arising as a result of (i) the granting or incurrence of Liens permitted under Section 5.02(a) or (ii) transactions permitted under Section 5.02(b) (other than Section 5.02(b)(iii)) of this Agreement;

(viii) any Disposition or series of related Dispositions that does not individually or in the aggregate exceed $10,000,000;

(ix) Dispositions constituting terminations or expirations of leases, licenses and other agreements in the ordinary course of business; and

(x) contributions of assets in the ordinary course of business to joint ventures entered into in the ordinary course of business.

SECTION 5.03 Financial Covenants. As of the last day of the first fiscal quarter of the Reporting Entity ended on or after the Closing Date and on the last day of each fiscal quarter of the Reporting Entity ending thereafter:

(a) The Reporting Entity will not permit the ratio of (x) Consolidated Total Debt at such time to (y) Consolidated EBITDA for the four consecutive fiscal quarter period ending as of such date to exceed 3.50 to 1.00; provided, that the ratio referenced in this Section 5.03(a) shall be increased by 0.25 to 1.00 after a Material Acquisition for a period of four fiscal quarters after the date of such Material Acquisition; and

(b) The Reporting Entity will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of four fiscal quarters ending on such date, to be less than 3.00:1.00.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

(a) any Loan Party, as applicable, shall fail (i) to pay any principal of any Advance when the same becomes due and payable; (ii) to pay any reimbursement obligation in respect

108

109 of any LC Disbursement within three Business Days after the same becomes due and payable; or (iii) to pay any interest on any Advance or make any payment of fees or other amounts payable under this Agreement within five Business Days after the same becomes due and payable; or (b) any representation or warranty made by a Loan Party herein or in any other Loan Document or by a Loan Party (or any of its officers or directors) in connection with this Agreement or in any certificate or other document furnished pursuant to or in connection with this Agreement, if any, in each case shall prove to have been incorrect in any material respect when made or deemed made; or (c) (i) a Borrower shall fail to perform or observe any term, covenant or agree- ment contained in Sections 5.01(d)(i), 5.01(j)(iv), 5.02(a), 5.02(b), 5.02(d), 5.02(e), 5.02(f) or 5.03 or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e) or clauses (i)-(iii) or (v)-(vii) of Section 5.01(j) if such failure shall remain unrem- edied for 10 Business Days after written notice thereof shall have been given to such Borrower by the Administrative Agent or any Lender, or (iii) a Borrower or any other Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document, if any, in each case on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Administra- tive Agent or any Lender; or (d) a Borrower, any Guarantor or any Significant Subsidiary shall fail to pay any principal of or premium or interest on any Material Indebtedness of such Borrower, or such Guarantor or such Significant Subsidiary, respectively, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, re- deem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or (e) any Loan Party or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Loan Party or any Significant Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reor- ganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceed- ing shall remain undismissed or unstayed for a period of 60 days; or the Loan Party or any Signif- icant Subsidiary shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(e); or 110 (f) any one or more judgments or orders for the payment of money in excess of the greater of (x) $150,000,000 and (y) 3% of Consolidated Total Assets shall be rendered against a Loan Party or any Significant Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that, for purposes of determining whether an Event of Default has occurred under this Section 6.01(f), the amount of any such judgment or order shall be reduced to the extent that (A) such judgment or order is cov- ered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, such judgment or order; or (g) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commis- sion under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock of the Reporting Entity (or other securities convertible into or exchangeable for such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Report- ing Entity (on a fully diluted basis), unless such Reporting Entity becomes a direct or indirect wholly-owned Subsidiary of a holding company and the direct or indirect holders of Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Reporting Entity’s Voting Stock immediately prior to that event (such new holding company, a “New PubCo”); or (ii) during any period of up to 24 consecutive months, a majority of the members of the board of directors of the Reporting Entity shall not be Continuing Directors; or (h) one or more of the following shall have occurred or is reasonably expected to occur, which in each case would reasonably be expected to result in a Material Adverse Effect: (i) any ERISA Event with respect to any Plan; (ii) the partial or complete withdrawal of the Re- porting Entity or any ERISA Affiliate from a Multiemployer Plan; or (iii) the insolvency or termi- nation of a Multiemployer Plan; or (i) this Agreement (including the Guaranty set forth in Article VIII) shall cease to be valid and enforceable against the Loan Parties (except to the extent it is terminated in accord- ance with its terms) or a Loan Party shall so assert in writing; then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances and issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, pro- test or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an Event of Default under Section 6.01(e), (A) the Com- mitment of each Lender shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment,

111 demand, protest or any notice of any kind, all of which are hereby expressly waived by the Bor- rowers. ARTICLE VII THE AGENTS SECTION 7.01 Authorization and Action. Each of the Lenders and Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Admin- istrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Ad- ministrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Ad- ministrative Agent, the Lenders and the Issuing Banks and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. SECTION 7.02 Administrative Agent Individually. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender and Issuing Bank, as applicable, as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders”, or “Issuing Bank” or “Issuing Banks”, as applicable, shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its indi- vidual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. SECTION 7.03 Duties of Administrative Agent; Exculpatory Provisions. The Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any dis- cretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable 112 law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of prop- erty of a Defaulting Lender in violation of any Debtor Relief Law; and (c) shall not, except as expressly set forth herein and in the other Loan Docu- ments, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.01 and 9.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrowers or a Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other docu- ment delivered hereunder or thereunder or in connection herewith or therewith, (iii) the perfor- mance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Each of the Finance Parties hereby exempts the Administrative Agent from the re- strictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which cannot grant such exemption shall notify the Administrative Agent accordingly and, upon request of the Administrative Agent, either act in accordance with the terms of this Agreement and/or any other Loan Document as required pursuant to this Agreement and/or such other Loan Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. SECTION 7.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any elec- tronic message, internet or intranet website posting or other distribution) believed by it to be gen- uine and to have been signed, sent or otherwise authenticated by the proper Person or Persons (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by

113 the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satis- factory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. SECTION 7.05 Delegation of Duties. The Administrative Agent may per- form any and all of its duties and exercise its rights and powers hereunder or any other Loan Doc- ument by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub- agents except to the extent that a court of competent jurisdiction determines in a final and nonap- pealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. SECTION 7.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrowers (such consent not to be unreason- ably withheld or delayed, and only so long as no Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so ap- pointed by the Required Lenders and consented to by the Borrowers and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pur- suant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and consented to by the Borrowers and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. 114 (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Ad- ministrative Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Administrative Agent is appointed as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.16(l) and other than any rights to in- demnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by each Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VII and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. SECTION 7.07 Non-Reliance on Administrative Agent and Other Lenders; Acknowledgments. (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding com- mercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such com- mercial loans or to provide such other facilities. Each Lender also acknowledges that it will, in- dependently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document fur- nished hereunder or thereunder. (b) (i) Each Lender hereby agrees that (x) if the Administrative Agent noti- fies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a pay- ment, prepayment or repayment of principal, interest, fees or otherwise; individually and collec- tively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such

115 Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Adminis- trative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 7.07(b) shall be conclusive, absent manifest error. (ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on in- terbank compensation from time to time in effect. (iii) The Borrowers and each other Loan Party from time to time party hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, dis- charge or otherwise satisfy any obligations owed by a Borrower or any other Loan Party. (iv) Each party’s obligations under this Section 7.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obliga- tions by, or the replacement of, a Lender, the termination of the Commitments or the re- payment, satisfaction or discharge of all obligations under any Loan Document. SECTION 7.08 Other Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as an “arranger”, “book runner”, “syndication agent”, “co-documentation agent” or “senior managing agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed 116 to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. SECTION 7.09 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more benefit plans in connection with the Advances, the Letters of Credit or the Commitments; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions in- volving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agree- ment, and the conditions for exemptive relief thereunder are and will continue to be satis- fied in connection therewith; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qual- ified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I or PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commit- ments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender fur- ther (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and Joint Lead

117 Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that none of the Administrative Agent or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). ARTICLE VIII GUARANTY SECTION 8.01 Guaranty. Subject to Section 5.01(h)(y), each Guarantor, on a joint and several basis, absolutely, unconditionally and irrevocably guarantees to the Adminis- trative Agent for the ratable benefit of the Lender Parties (defined below) (the “Guaranty”), as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration, demand or otherwise, and at all times thereafter, of all existing and future indebtedness and liabilities, whether for principal, interest (including inter- est accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceed- ing, regardless of whether allowed or allowable in such proceeding), premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Reporting Entity and Borrowers to the Lenders, Issuing Banks and the Administrative Agent (collectively, the “Lender Parties”) arising under this Agreement or any other Loan Document, including all renewals, extensions and modi- fications thereof (collectively, the “Guaranteed Obligations”). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection or extent of any collateral therefor, or by any fact or circumstance relat- ing to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty (other than payment in full in cash). SECTION 8.02 No Termination. Except as permitted under Section 8.08, this Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or here- after existing and shall remain in full force and effect until all Guaranteed Obligations (other than contingent indemnification obligations not yet due and payable) and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and the Commitments have termi- nated. SECTION 8.03 Waiver by the Guarantors. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or de- fault, demand for payment and any other notices to which the Guarantor might otherwise be enti- tled other than any notice required hereunder. SECTION 8.04 Subrogation. No Guarantor shall exercise any right of sub- rogation, reimbursement, exoneration, indemnification or contribution, any right to participate in any claim or remedy of the Lender Parties or any similar right with respect to any payment it makes under this Guaranty with respect to the Guaranteed Obligations until all of the Guaranteed Obli- gations (other than contingent indemnification obligations not yet due and payable) have been paid in full in cash and the Commitments have terminated. If any amount is paid to the Guarantor in 118 violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to the Lender Parties to reduce the amount of the Guar- anteed Obligations, whether matured or unmatured. SECTION 8.05 Waiver of Defenses. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and to the extent not prohibited by applicable law, the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following: (a) any lack of validity or enforceability against the Borrowers of this Agree- ment or any agreement or other instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligation of the Borrowers under or in respect of this Agreement or any other amendment or waiver of or any consent to departure from this Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers or any other member of the Consolidated Group or otherwise; (c) any taking, exchange, release or non-perfection of any collateral or any tak- ing, release or amendment or waiver of, or consent to departure from, any other guaranty for all or any of the Guaranteed Obligations; (d) any manner of application of collateral, if any, or assets, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or other assets for all or any of the Guaranteed Obligations; (e) any change, restructuring or termination of the corporate structure or exist- ence of a Borrower or other member of the Consolidated Group; (f) any failure of the Administrative Agent or any Lender to disclose to a Guar- antor any information relating to the business, condition (financial or otherwise), operations, per- formance, properties or prospects of the Borrowers now or hereafter known to the Administrative Agent or such Lender (each Guarantor waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information); (g) the release or reduction of liability of any other Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or (h) any other circumstance (including, without limitation, any statute of limita- tions) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, a Borrower, any Guarantor or any other guarantor or surety (other than defense of payment in full in cash). This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of a Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

119 SECTION 8.06 Exhaustion of Other Remedies Not Required. The obliga- tions of each Guarantor hereunder are those of primary obligor, and not merely as surety. Each Guarantor waives diligence by the Lender Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation, any provision of law requiring the Lender Parties to exhaust any right or remedy or to take any action against a Bor- rower, any other guarantor or any other Person or property before enforcing this Guaranty against such Guarantor. SECTION 8.07 Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon any action or proceeding, of a Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Administrative Agent as and to the extent that the Administrative Agent has the right to demand such amounts pursuant to Section 6.01 hereof. SECTION 8.08 Release of Guarantees. (a) Upon a Guaranty Termination Date, each Guarantor (other than STERIS Corporation, STERIS Limited, STERIS Irish FinCo, the Reporting Entity and any Designated Bor- rower) shall automatically without delivery of any instrument or performance of any act by any party be released from this Guaranty (for so long as such ratings are maintained at such levels or higher), in each case except to the extent that any such entity remains an obligor in respect of any Existing STERIS Notes, the Term Loan Agreement, the Delayed Draw Term Loan Agreement, the Bridge Facility, the Securities or other Material Indebtedness, in which case the Guaranty of such entity shall remain in effect until such indebtedness is repaid or such entity shall cease to be a guarantor thereof. (b) A Guarantor (other than STERIS Corporation, STERIS Limited, STERIS Irish FinCo, the Reporting Entity and any Designated Borrower) that was required to guarantee the Guaranteed Obligations pursuant to Section 5.01(h)(w) shall automatically without delivery of any instrument or performance of any act by any party be released from its obligations hereunder when the applicable indebtedness with respect to which such Guarantor was an obligor is repaid or such entity shall cease to be a guarantor thereof, in each case except to the extent a Guaranty Trigger Period is then in effect, in which case the Guaranty of such entity shall remain in effect until the Guaranty Termination Date. (c) A Guarantor (other than STERIS Corporation, STERIS Limited, STERIS Irish FinCo, the Reporting Entity and any Designated Borrower) shall automatically without de- livery of any instrument or performance of any act by any party be released from its obligations hereunder (i) upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary of the Reporting Entity, (ii) at such time that such Guarantor is no longer (x) a Material Subsidiary of STERIS Corporation that is a Domestic Subsidiary, (y) a Material Subsidiary of Synergy that is organized under the laws of England and Wales (or in the case of Synergy itself, no longer a Material Subsidiary that is organized under the laws of England and Wales) or (z) a Material Subsidiary of the Reporting Entity and a direct or indirect parent of STERIS Corporation that is organized under the laws of Ireland or England and Wales; provided that if the Reporting Entity desires such entity to remain a Guarantor, the Report- 120 ing Entity shall notify the Administrative Agent in writing and such entity shall remain a Guaran- tor, or (iii) upon the occurrence of the applicable circumstances set forth in Section 5.01(h)(y), in which case the applicable guarantee will be void ab initio as set forth therein. (d) In connection with any release pursuant to this Section 8.08, the Adminis- trative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all docu- ments that such Guarantor shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 8.08 shall be without recourse to or warranty by the Administrative Agent. SECTION 8.09 Guaranty Limitations. Anything herein to the contrary not- withstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable foreign, federal and state bankruptcy, insolvency or receivership laws, the Uniform Fraudulent Conveyance Act, the Uni- form Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and each Guarantor’s obligations hereunder. This Guaranty does not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial as- sistance within the meaning of section 678 and 679 of the Companies Act 2006 or under section 82 of the Companies Act 2014 of Ireland (as the case may be) or constituting a breach of section 239 of the Companies Act 2014 of Ireland and, with respect to any Person that becomes a Guar- antor after the date of this Agreement, shall be subject to any limitations set forth in the joinder hereto pursuant to which such Person shall become a Guarantor. ARTICLE IX MISCELLANEOUS SECTION 9.01 Amendments, Etc. (a) Subject to Section 2.10(e) and (f), no amendment or waiver of any provision of this Agreement, nor consent to any departure by a Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Loan Parties and acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, how- ever, that no amendment, waiver or consent shall, unless in writing, do any of the following: (i) waive any of the conditions specified in Sections 3.01 or 3.02 unless signed by each Lender directly and adversely affected thereby; (ii) increase or extend the Commitments, Swingline Commitments or LC Commitments of any Lender or Issuing Bank or modify the currency in which a Lender or Issuing Bank is required to make extensions of credit under this Agreement, unless signed by such Lender or Issuing Bank; (iii) reduce the principal of, or stated rate of interest on, the Advances or any LC Disbursement, the stated rate at which any fees hereunder are calculated, or any other amounts payable hereunder, unless signed by each Lender directly and adversely af- fected thereby; provided that only the consent of the Required Lenders shall be necessary

121 to amend the definition of “Default Interest” or to waive any obligation of a Borrower to pay Default Interest; (iv) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, unless signed by each Lender directly and adversely affected thereby; (v) change the percentage of the Commitments or of the aggregate un- paid principal amount of the Advances and LC Disbursements, or the number of Lenders, that, in each case, shall be required for the Lenders or any of them to take any action here- under, unless signed by all Lenders; (vi) amend this Section 9.01, unless signed by all Lenders; (vii) release all or substantially all of the Guarantors from the Guaranty (except as contemplated by Section 8.08) unless signed by all Lenders; or (viii) amend or modify the rights or duties of any Swingline Lender or any Issuing Bank, unless signed by such Swingline Lender or Issuing Bank; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement. Notwithstanding the foregoing, the Administrative Agent and the Borrowers may amend any Loan Document to correct any errors, mistakes, omissions, defects or inconsistencies, or to effect administrative changes that are not adverse to any Lender, and such amendment shall become effective without any further consent of any other party to such Loan Document other than the Administrative Agent and the Borrowers. (b) If, in connection with any proposed amendment, waiver or consent requir- ing the consent of “all Lenders,” “each Lender” or “each Lender directly and adversely affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lend- ers is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity (which is reasonably satisfactory to the Borrowers and the Admin- istrative Agent) shall agree, as of such date, to purchase at par for cash the Advances and other Guaranteed Obligations due to the Non-Consenting Lender pursuant to an Assignment and Ac- ceptance and to become a Lender for all purposes under this Agreement and to assume all obliga- tions of the Non-Consenting Lender to be terminated as of such date, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement all princi- pal, interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower to and including the date of termination. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. 122 SECTION 9.02 Notices, Etc. (a) All notices and other communications pro- vided for hereunder shall be in writing (including telecopier) and mailed (including email as per- mitted under Section 9.02(b)), telecopied or delivered, if to a Borrower or the Administrative Agent, to the address, telecopier number or if applicable, electronic mail address, specified for such Person on Schedule II; or, as to a Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed or tele- copied, be effective three Business Days after being deposited in the mails, postage prepaid, or upon confirmation of receipt (except that if electronic confirmation of receipt is received at a time that the recipient is not open for business, the applicable notice or communication shall be effective at the opening of business on the next Business Day of the recipient), respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier or other electronic communication of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof. (b) Electronic Communications. Notices and other communications to the Bor- rowers, any other Loan Party and the Lenders hereunder may be delivered or furnished by elec- tronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Reporting Entity (in the case of the Borrowers and other Loan Parties) and the Administrative Agent (in the case of the Lenders), provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Ad- ministrative Agent or any Borrower may, in its discretion, agree to accept notices and other com- munications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed re- ceived upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY

123 AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collec- tively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or other- wise) arising out of a Borrower’s or the Administrative Agent’s transmission of Borrower Materi- als through the Platform, except to the extent that such losses, claims, damages, liabilities or ex- penses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Each Lender agrees that notice to it (as provided in the next sentence) spec- ifying that any communication has been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement. Each Lender agrees to notify the Administrative Agent from time to time to ensure that the Ad- ministrative Agent has on record (i) an effective address, contact name, telephone number, tele- copier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Lender acknowledges that it will receive Borrower Materials that may contain material non-public information with re- spect to a Borrower or its securities for purposes of United States federal or state securities laws. (e) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent or any Lender shall be binding upon the Borrowers notwithstanding any inconsistency be- tween the notice provided by telephone and any subsequent writing in confirmation thereof pro- vided to the Administrative Agent or such Lender; provided that any such action taken or omitted to be taken by the Administrative Agent or such Lender shall have been in good faith and in ac- cordance with the terms of this Agreement. (f) With respect to notices and other communications hereunder from a Bor- rower to any Lender, such Borrower shall provide such notices and other communications to the Administrative Agent, and the Administrative Agent shall promptly deliver such notices and other communications to any such Lender in accordance with subsection (b) above or otherwise. SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender, Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right here- under shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law. SECTION 9.04 Costs and Expenses. (a) The Reporting Entity agrees to pay, or cause to be paid, upon demand, all reasonable and documented out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including (i) all due diligence, syndication (including printing and distribution), duplication and messenger costs and (ii) the reasonable and documented fees and expenses of a single primary counsel (and a local counsel in each relevant jurisdiction) for the Administrative Agent with respect thereto and 124 with respect to advising the Agents as to their respective rights and responsibilities under this Agreement. The Reporting Entity further agrees to pay, or cause to be paid, upon demand, all reasonable and documented out-of-pocket costs and expenses of the Agents, Issuing Banks and the Lenders, if any, in connection with the enforcement (whether through negotiations, legal pro- ceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, in- cluding, without limitation, reasonable and documented fees and expenses of a single primary counsel and an additional single local counsel in any local jurisdictions for the Agents, Issuing Banks and the Lenders and, in the case of an actual or perceived conflict of interest where the Administrative Agent notifies the Borrowers of the existence of such conflict, one additional coun- sel, in connection with the enforcement of rights under this Agreement. (b) The Reporting Entity agrees to, and to cause the applicable Borrowers to, indemnify and hold harmless each Agent, Issuing Bank and Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, penalties, liabilities and expenses (provided that the obligations of each Borrower and the Reporting Entity to the Indemnified Parties in respect of fees and expenses of counsel shall be limited to the reasonable fees and expenses of one counsel for all Indemnified Parties, taken together (and, if reasonably necessary, one local counsel in any relevant jurisdiction) and, solely in the case of an actual or potential conflict of interest, of one additional counsel for all Indemnified Parties, taken together (and, if reasonably necessary, one local counsel in any relevant jurisdiction) (all such claims, damages, losses, penal- ties, liabilities and reasonable expenses being, collectively, the “Losses”)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) this Agreement, any of the transactions contemplated hereby or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Consolidated Group or any Environmental Action relating in any way to the Consolidated Group, in each case whether or not such investigation, litigation or proceeding is brought by the Borrowers, their di- rectors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent Losses (A) are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of its Affiliates (including any material breach of its obligations under this Agreement), (B) result from any dispute between an Indemnified Party and one or more other Indemnified Parties (other than against an Agent or Joint Lead Arranger acting in such a role) or (C) result from the claims of one or more Lenders solely against one or more other Lenders (and not claims by one or more Lenders against any Agent acting in its capacity as such except, in the case of Losses incurred by any Agent or any Lender as a result of such claims, to the extent such Losses are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct (including any material breach of its obligations under this Agreement)) not attributa- ble to any actions of a member of the Consolidated Group and for which the members of the Consolidated Group otherwise have no liability. The Borrowers further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Bor- rowers or any of their shareholders or creditors for or in connection with this Agreement or any of

125 the transactions contemplated hereby or the actual or proposed use of the proceeds of the Ad- vances, except to the extent such liability is found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct (including any material breach of its obligations under this Agreement). In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, busi- ness or anticipated savings). Notwithstanding the foregoing, this Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) With respect to Advances that are not RFRTerm Benchmark Advances, if any payment of principal of, or Conversion of, any Eurocurrency RateTerm Benchmark Advance is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of (i) a payment or Conversion pursuant to Section 2.08, 2.10(e), 2.12 or 2.14, (ii) acceleration of the maturity of the Advances pursuant to Section 6.01, (iii) a payment by an assignee to any Lender other than on the last day of the Interest Period for such Advance upon an assignment of the rights and obligations of such Lender under this Agree- ment pursuant to Section 9.07 as a result of a demand by such Borrower pursuant to Section 9.07(b) or (iv) for any other reason, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional reasonable losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or as a result of any inability to Convert or exchange in the case of Section 2.10 or 2.14, including, without limitation, any reasonable loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.; provided that no compensation pursuant to this Section 9.04(c) shall be required with respect to the repayment of any principal of any Term Benchmark Advance on the date that is one week (or if such date is not a Business Day, the next succeeding Business Day) after the Borrowing of such Advance. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 9.04(c) shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (d) With respect to RFR Advances, if any payment of principal of any RFR Advance is made by a Borrower to or for the account of a Lender other than on the RFR Interest Payment Date for such Advance, as a result of (i) a payment pursuant to Section 2.08, 2.10(e), 2.12 or 2.14, (ii) acceleration of the maturity of the Advances pursuant to Section 6.01, (iii) a payment by an assignee to any Lender other than on the RFR Interest Payment Date for such Advance upon an assignment of the rights and obligations of such Lender under this Agreement pursuant to Sec- tion 9.07 as a result of a demand by such Borrower pursuant to Section 9.07(b) or (iv) for any other reason, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional reasonable losses, costs or ex- penses that it may reasonably incur as a result of such payment or as a result of any inability to exchange in the case of Section 2.10 or 2.14, including, without limitation, any reasonable loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Ad- 126 vance; provided that no compensation pursuant to this Section 9.04(d) shall be required with re- spect to the repayment of any principal of any RFR Advance on the date that is one week (or if such date is not a Business Day, the next succeeding Business Day) after the Borrowing of such Advance. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 9.04(d) shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of each Borrower contained in Sections 2.13, 2.16 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereun- der. SECTION 9.05 Right of Setoff. Upon (a) the occurrence and during the con- tinuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, pro- visional or final) at any time held and other indebtedness at any time owing by such Lender, Issuing Bank or such Affiliate to or for the credit or the account of the applicable Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender and Issuing Bank agrees promptly to notify such Borrower after any such setoff and application is made by such Lender or Issuing Bank; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender, each Issuing Bank and their Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender, Issuing Bank and their Affiliates may have. SECTION 9.06 Binding Effect. This Agreement became effective on the Closing Date and, thereafter, has been and shall continue to be binding upon and inure to the ben- efit of, and be enforceable by, the Loan Parties, the Administrative Agent, the Issuing Banks and each Lender and their respective successors and permitted assigns, except that the Loan Parties shall have no right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any purported assignment without such consent shall be null and void. SECTION 9.07 Assignments and Participations. (a) Each Lender may, with the consent of (x) the Borrowers, such consent not to be unreasonably withheld or delayed, (y) the Administrative Agent, which consent shall not be unreasonably withheld or delayed and (z) the Swingline Lenders and the Issuing Banks, assign to one or more Persons (other than natural persons, Defaulting Lenders, Disqualified Lenders or the Reporting Entity or its Affiliates) all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided that (A) the consent of the Borrowers shall not be required while an Event of Default has occurred and is continuing, (B) the consent of the Borrowers shall be deemed given if the Borrow- ers shall not have objected within 10 Business Days following receipt of written notice of such

127 proposed assignment, and (C) in the case of an assignment to any other Lender or an Affiliate of any Lender, no such consent shall be required from (x) the Administrative Agent or (y) the Bor- rowers with respect to assignments by any Lender to its Affiliate or to another Lender; provided that in each such case prior notice thereof shall have been given to the Borrowers and the Admin- istrative Agent. (b) Upon demand by the Borrowers (with a copy of such demand to the Ad- ministrative Agent) (w) any Defaulting Lender, (x) any Lender that has made a demand for pay- ment pursuant to Section 2.13 or 2.16, (y) any Lender that has asserted pursuant to Section 2.10(b) or 2.14 that it is impracticable or unlawful for such Lender to make Eurocurrency RateTerm Benchmark Advances or (z) any Lender that fails to consent to an amendment or waiver hereunder for which consent of all Lenders (or all affected Lenders) is required and as to which the Required Lenders shall have given their consent, will assign to one or more Persons designated by the Bor- rowers all of its rights and obligations under this Agreement (including, without limitation, all of its Commitment and the Advances owing to it). (c) In each such case, (A) each such assignment shall be of a constant, and not a vary- ing, percentage of all rights and obligations under this Agreement; (B) except in the case of an assignment to a Person that, imme- diately prior to such assignment, was a Lender or an Affiliate of a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, unless otherwise agreed by the Borrowers and the Administrative Agent; (C) [Reserved]; (D) each such assignment made as a result of a demand by the Borrowers pursuant to Section 9.07(b) shall be arranged by the Borrowers with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that, in the aggregate, cover all of the rights and obligations of the assigning Lender under this Agreement; (E) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrowers pursuant to Section 9.07(b), (1) unless and until such Lender shall have received one or more payments from one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, and from the Reporting Entity or one or more assignees in an aggregate amount equal to all other 128 amounts accrued to such Lender under this Agreement (including, without limitation, any amounts owing under Section 2.13, 2.16, 9.04(c) or 9.04(d)) and (2) unless and until the Reporting Entity shall have paid (or caused to be paid) to the Administrative Agent a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and (F) the parties to each such assignment (other than, except in the case of a demand by the Borrowers pursuant to Section 9.07(b), the Borrowers) shall execute and deliver to the Administrative Agent, for its acceptance and re- cording in the Register, an Assignment and Acceptance and, if such assignment does not occur as a result of a demand by the Borrowers pursuant to Section 9.07(b) (in which case the Reporting Entity shall pay or cause to be paid the fee required by subclause (E)(3) of Section 9.07(c)), a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Admin- istrative Questionnaire. (d) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereun- der and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement, except that such assigning Lender shall con- tinue to be entitled to the benefit of Sections 9.04(a) and (b) with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). (e) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and as- sumes no responsibility with respect to the financial condition of the Borrowers or the per- formance or observance by the Borrowers of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

129 (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and in- formation as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) [Reserved]; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender. (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. (g) The Administrative Agent, acting solely for this purpose as the agent of the Borrowers, shall maintain at its address referred to in Section 9.02(a) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. (h) Each Lender may sell participations to one or more banks or other entities (other than the Borrowers or any of their Affiliates, any Defaulting Lender, any Disqualified Lender or any natural person) in or to all or a portion of its rights and obligations under this Agree- ment (including, without limitation, all or a portion of its Commitment and the Advances owing to it) without the consent of the Administrative Agent, Swingline Lender, Issuing Banks or the Borrowers; provided, however, that: (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged; 130 (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Lender shall remain the Lender of any such Advance for all purposes of this Agreement; (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and ob- ligations under this Agreement; and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by the Borrowers herefrom or therefrom, except as to matters requiring the approval of all the Lenders pursuant to Section 9.01. Each Lender shall promptly notify the Borrowers after any sale of a participation by such Lender pursuant to this Section 9.07(h); provided that the failure of such Lender to give notice to the Borrowers as provided herein shall not affect the validity of such participation or impose any ob- ligations on such Lender or the applicable participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commit- ments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demon- strable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (i) Any Lender may, in connection with any assignment or participation or pro- posed assignment or participation pursuant to this Section 9.07, disclose to the assignee or partic- ipant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidenti- ality of any Information relating to the Borrowers received by it from such Lender as more fully set forth in Section 9.08 and subject to the requirements of Section 9.08 (it being understood that, notwithstanding anything to the contrary set forth in such agreement, the Borrowers shall be third party beneficiaries of such agreement). (j) Notwithstanding any other provision set forth in this Agreement, any Lender or Issuing Bank may at any time create a security interest in all or any portion of its rights

131 under this Agreement (including, without limitation and the Advances owing to it) to secure obli- gations of such Lender or Issuing Bank, including, without limitation, any pledge or assignment to secure obligations in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any central bank having jurisdiction over such Lender. (k) Notwithstanding the foregoing, the Administrative Agent shall not be re- sponsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or in- quire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Lender. The list of Disqualified Lenders may be provided on a confidential basis to Lenders and to potential assignees and participants. SECTION 9.08 Confidentiality. Each of the Administrative Agent, the Issu- ing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, ad- visors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the Na- tional Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the Administrative Agent, such Issuing Bank or Lender, as applicable, agrees that it will, to the extent practicable and other than with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, notify the Borrowers promptly thereof, unless such notification is prohibited by law, rule or regulation), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or any action or pro- ceeding relating to this Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, adminis- trators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrowers, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrow- ers or (i) with respect to the existence of this Agreement and information about this Agreement, to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments and Advances. 132 For purposes of this Section, “Information” means this Agreement and the other Loan Documents and all information received from the Consolidated Group relating to the Consolidated Group or any of their respective businesses, other than any such information that is available to the Admin- istrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Consolidated Group. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in any case reasonable care. SECTION 9.09 [Reserved]. SECTION 9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. SECTION 9.11 Execution in Counterparts. This Agreement may be exe- cuted in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, ap- proval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopier, facsimile or in a pdf or similar file shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable; provided, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the reasonable request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restruc- turing, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrowers and the other Loan Parties, Electronic Signatures transmit- ted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Docu- ment and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) each other party hereto may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an im- aged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and en- forceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any other party hereto or any Related Party of any

133 such Person for any losses, claims (including intraparty claims), demands, damages, penalties or liabilities of any kind arising solely from reliance by any party hereto on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf or any other electronic means that repro- duces an image of an actual executed signature page, including any losses, claims (including in- traparty claims), demands, damages, penalties or liabilities of any kind arising as a result of the failure of any Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. SECTION 9.12 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any federal court of the United States of the Southern District of New York sitting in the city of New York in the Borough of Manhattan (or in the event such courts lack subject matter jurisdiction, any New York State court sitting in the city of New York in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforce- ment of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. The Loan Parties hereby appoint STERIS Corporation, 5960 Heisley Road, Mentor, Ohio 44060-1834, or should it subsequently have its principal place of business in The City of New York, at such prin- cipal place of business notified to the Administrative Agent, as their agent for service of process, and agree that service of any process, summons, notice or document by hand delivery or registered mail upon such agent shall be effective service of process for any suit, action or proceeding brought in any court referenced in Section 9.12(b). SECTION 9.13 Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act. The Loan Parties shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably re- quested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act. 134 SECTION 9.14 No Advisory or Fiduciary Responsibility. In its capacity as an Agent or a Lender, (a) no Agent or Lender has any responsibility except as set forth herein and (b) no Agent or Lender shall be subject to any fiduciary duties or other implied duties (to the extent permitted by law to be waived). Each of the Borrowers agrees that it will not take any position or bring any claim against any Agent or any Lender that is contrary to the preceding sentence. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof), the Borrowers acknowledge and agree that: (i) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Agents and the Lenders, on the other hand; (ii) each Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the rele- vant parties, has not been, is not, and will not be acting as an advisor or agent for the Borrowers or any of their Affiliates, or any other Person; and (iii) the Agents, the Lenders and each of their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and no Agent or Lender has any obligation to disclose any of such interests to the Borrowers or their Affiliates. SECTION 9.15 Waiver of Jury Trial. Each of the parties hereto hereby ir- revocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance or enforcement thereof. SECTION 9.16 Conversion of Currencies. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. The obligations of the Loan Parties in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the rel- evant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each Borrower agrees, as a separate obligation and notwith- standing any such judgment, to indemnify the Applicable Creditor against such loss with respect to such Borrower. The obligations of each Borrower contained in this Section 9.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. SECTION 9.17 Designated Borrowers. (a) The Reporting Entity may des- ignate a New PubCo or any wholly-owned Subsidiary of the Reporting Entity as a Borrower under any Revolving Commitments (a “Designated Borrower”); provided that the Administrative Agent shall be reasonably satisfied that, with respect to any such New PubCo or Subsidiary organized under the laws of any jurisdiction other than the United States, any State thereof or the District of

Columbia or a jurisdiction of organization of any existing Borrower, the applicable Lenders to such Designated Borrower may make loans and other extensions of credit to such Subsidiary in such person's jurisdiction of organization in compliance with applicable laws and regulations, without being required or qualified to do business in such jurisdiction and without being subject to any unreimbursed or unindemnified Taxes or other expense. Subject to the provisions of Section 9.17(b) below, such New PubCo or wholly-owned Subsidiary shall become a Designated Borrower and a party to this Agreement, and all references to the "Borrowers" shall also include such Designated Borrower, as applicable. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under the Revolving Commitment of any Designated Borrower, such Designated Borrower's status as a "Designated Borrower" shall terminate upon notice by the Reporting Entity to the Administrative Agent. Thereafter, the Lenders shall be under no further obligation to make any Revolving Advances to such former Designated Borrower until such time, if ever, as it has been re-designated a Designated Borrower by the Reporting Entity. This Agreement may be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Reporting Entity to effect the provisions of or be consistent with this Section 9.17. Notwithstanding any other provision of this Agreement to the contrary (including Section 9.01), any such deemed amendment may be memorialized in writing by the Administrative Agent with the Reporting Entity's consent, but without the consent of any other Lenders, and furnished to the other parties hereto. Each Designated Borrower shall guarantee the Guaranteed Obligations as a Guarantor hereunder.

(b) Each Lender's obligations to make any Revolving Advances to a Designated Borrower are subject to the satisfaction (with the Administrative Agent acting reasonably in assessing whether the conditions precedent have been satisfied) or waiver by each Lender with a Revolving Commitment of the following conditions:

(i) delivery by the Reporting Entity, the Designated Borrower and the Administrative Agent of an executed joinder agreement substantially in the form of Exhibit D hereto;

(ii) the Administrative Agent (or its counsel) receiving organizational documents, resolutions and an incumbency certificate for or in respect of such Designated Borrower and, at the request of the Administrative Agent, a legal opinion from counsel to the Designated Borrower in form and substance reasonably satisfactory to the Administrative Agent; provided that this condition shall be deemed satisfied to the extent such documents were provided to the Administrative Agent in connection with such Designated Borrower becoming a Guarantor (and are applicable in the context of such Guarantor's new role as a Borrower);

(iii) delivery by the Designated Borrower of each note requested by any Lender having a Revolving Commitment; and

(iv) the Administrative Agent receiving information with respect to the Designated Borrower required under applicable "know-your-customer" and anti-money laundering rules and regulations reasonably requested by any Lender having a Revolving Commitment.

SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto

135

(for purposes of this Section 9.18, the "Acknowledging Party") acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority, and each Acknowledging Party agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to the Acknowledging Party by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to the Acknowledging Party or otherwise conferred on the Acknowledging Party, and that such shares or other instruments of ownership will be accepted by the Acknowledging Party in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[SIGNATURE PAGES FOLLOW]

136

[Signature Page to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. STERIS PLC, as a Borrower and as a Guarantor By: Name: Title: STERIS LIMITED, as a Borrower and as a Guaran- tor By: Name: Title: STERIS CORPORATION, as a Borrower and as a Guarantor By: Name: Title: STERIS IRISH FINCO UNLIMITED COMPANY, as a Borrower and as a Guarantor By: Name: Title: [Signature Page to Credit Agreement] JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Lender and an Issuing Bank By: Name: Title:

[Signature Page to Credit Agreement] [ ], as a Lender By: Name: Title: [Signature Page to Credit Agreement] [ ], as a Lender By: Name: Title:

[Signature Page to Credit Agreement] [ ], as a Lender By: Name: Title: [Signature Page to Credit Agreement] _______________, as a Lender By: Name: Title:

Summary report: Litera Compare for Word 11.2.0.54 Document comparison done on 5/3/2023 10:15:51 PM Style name: STB Option 1 Intelligent Table Comparison: Active Original DMS: iw://imanage.stbglobal.com/ACTIVE/49386772/1 Modified DMS: iw://imanage.stbglobal.com/ACTIVE/49386772/14 Changes: Add 283 Delete 274 Move From 0 Move To 0 Table Insert 0 Table Delete 0 Table moves to 0 Table moves from 0 Embedded Graphics (Visio, ChemDraw, Images etc.) 0 Embedded Excel 0 Format changes 0 Total Changes: 557 Exhibit B (Attached hereto)

1 EXHIBIT A FORM OF NOTICE OF BORROWING Date: ___________, _____ To: JPMorgan Chase Bank, N.A., as Administrative Agent JPMorgan Chase Bank, N.A. 131 S Dearborn St, Floor 04 Chicago, IL, 60603-5506 Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com1 JPMorgan Chase Bank, N.A. 131 S Dearborn St, Floor 04 Chicago, IL, 60603-5506 Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com2 Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of March 19, 2021 (as amended by Amendment No. 1, dated as of January 1, 2022, Amendment No. 2, dated as of May 3, 2023 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STERIS plc, STERIS Limited, STERIS Corporation, STERIS Irish FinCo Unlimited Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Guarantors and Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower executing this notice hereby requests a Borrowing in accordance with Section 2.02 of the Credit Agreement: 1. On (a Business Day). 2. By _______, the applicable Borrower. 3 3. Type of Borrowing (Base Rate Advance, Term Benchmark Advance or RFR Advance):______________ 1 To be used for Advances denominated in Dollars. 2 To be used for Advances denominated in an Alternative Currency. 3 Insert the identity of the applicable Borrower. 2 4. In the aggregate principal amount of _______4 5. Agreed currency: ________________________ 6. Initial Interest Period (if a Term Benchmark Advance): _ months.5 7. [Instructions for crediting the proceeds of the Borrowing have been provided to the Administrative Agent in writing;] [The Borrower hereby designates the following account for the disbursement of the proceeds of the Borrowing, and the Administrative Agent is authorized to send such proceeds to the following account: ________________] 8. If conditioned on the occurrence of any event, description of such event: ____________________________________________________ [Signature Page Follows.] 4 Must comply with definition of Applicable Minimum Amount. 5 To be an Interest Period of one, three or, other than for Loans denominated in Canadian Dollars, six months (in each case, subject to availability), or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders.

3 IN WITNESS WHEREOF, the undersigned has caused this Notice of Borrowing to be executed and delivered as of the date first above written. [STERIS plc] [STERIS LIMITED] [STERIS CORPORATION] [STERIS IRISH FINCO UNLIMITED COMPANY] [DESIGNATED BORROWER]6 By: Name: Title: 6 Insert the name of the applicable Borrower.